Execution Version

Published CUSIP Number: 05605KAA1
Revolving Credit CUSIP Number: 05605KAB9
Term A Loan CUSIP Number: 05605KAC7
CAD Term Loan CUSIP Number: 05605KAD5

CREDIT AGREEMENT
dated as of May 24, 2018

among
BWX TECHNOLOGIES, INC.,
as the Administrative Borrower,
BWXT CANADA LTD.,
as the Canadian Borrower,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
Swing Line Lender and an L/C Issuer,

and
The Other Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.,
PNC BANK, N.A.,
TD BANK, N.A., and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Syndication Agents

MORGAN STANLEY SENIOR FUNDING, INC.
BNP PARIBAS SECURITIES CORP.
REGIONS BANK
THE BANK OF NOVA SCOTIA
BRANCH BANKING AND TRUST COMPANY,
as Co-Documentation Agents

CITIZENS BANK OF PENNSYLVANIA
KEYBANK NATIONAL ASSOCIATION,
as Managing Agents

WELLS FARGO SECURITIES, LLC,
JPMORGAN CHASE BANK, N.A.,
PNC CAPITAL MARKETS LLC
TD SECURITIES (USA) LLC, and
U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Book Managers

i

5.03	Ownership of Borrower; Subsidiaries	92
5.04	Financial Statements	92
5.05	Material Adverse Change	93
5.06	Litigation	93
5.07	Taxes	93
5.08	Full Disclosure	93
5.09	Margin Regulations	94
5.10	No Defaults	94
5.11	Investment Company Act	94
5.12	Use of Proceeds	94
5.13	Insurance	94
5.14	Labor Matters	94
5.15	ERISA/Canadian Pension	95
5.16	Environmental Matters	95
5.17	Title; Real Property	96
5.18	Security Instruments	97
5.19	OFAC	97
5.20	Anti-Corruption Laws	98
5.21	EEA Financial Institutions	98
ARTICLE VI. AFFIRMATIVE COVENANTS		98
6.01	Financial Statements	98
6.02	Collateral Reporting Requirements	100
6.03	Default and certain other Notices	100
6.04	Litigation	101
6.05	Labor Relations	101
6.06	Tax Returns	101
6.07	Insurance	101
6.08	ERISA Matters/Canadian Pension	101
6.09	Environmental Matters	102
6.10	Patriot Act Information	103
6.11	Other Information	103
6.12	Preservation of Corporate Existence, Etc.	103
6.13	Compliance with Laws, Etc.	103
6.14	Conduct of Business	103
6.15	Payment of Taxes, Etc.	103
6.16	Maintenance of Insurance	104
6.17	Access	104
6.18	Keeping of Books	104
6.19	Maintenance of Properties, Etc.	104
6.20	Application of Proceeds	104
6.21	Environmental	104
6.22	Additional Collateral and Guaranties	106
6.23	Real Property	108

6.24	BWXT Entities	109
6.25	Further Assurances	109
6.26	Anti-Corruption Laws; Sanctions	110
6.27	Cash Collateralization of Extended Letters of Credit	110
6.28	Unrestricted Subsidiaries	110
6.29	Post-Closing Covenant	111
ARTICLE VII. NEGATIVE COVENANTS		112
7.01	Indebtedness	112
7.02	Liens	114
7.03	Investments	116
7.04	Asset Sales	118
7.05	Restricted Payments	120
7.06	Fundamental Changes	121
7.07	Change in Nature of Business	121
7.08	Transactions with Affiliates	122
7.09	[RESERVED]	122
7.10	Fiscal Year	122
7.11	Use of Proceeds	122
7.12	Sale Leasebacks	122
7.13	Anti-Corruption Laws	123
7.14	Financial Covenants	123
7.15	BWXT Ownership	123
7.16	Sanctions	123
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		123
8.01	Events of Default	124
8.02	Remedies Upon Event of Default	125
8.03	Application of Funds	126
ARTICLE IX. ADMINISTRATIVE AGENT		127
9.01	Appointment and Authority	127
9.02	Rights as a Lender	127
9.03	Exculpatory Provisions	128
9.04	Reliance by Administrative Agent	128
9.05	Delegation of Duties	129
9.06	Resignation of Administrative Agent	129
9.07	Non-Reliance on Administrative Agent and Other Lenders	130
9.08	No Other Duties, Etc.	131
9.09	Administrative Agent May File Proofs of Claim	131
9.10	Collateral and Guaranty Matters	132
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	133
9.12	Withholding Tax	133
9.13	Quebec Matters	134
9.14	ERISA Representations. ERISA Matters	134
ARTICLE X. MISCELLANEOUS		136

10.01	Amendments, Etc.	136
10.02	Notices; Effectiveness; Electronic Communication	138
10.03	No Waiver; Cumulative Remedies; Enforcement	140
10.04	Expenses; Indemnity; Damage Waiver	141
10.05	Payments Set Aside	143
10.06	Successors and Assigns	143
10.07	Treatment of Certain Information; Confidentiality	148
10.08	Right of Setoff	149
10.09	Interest Rate Limitation	150
10.10	Counterparts; Integration; Effectiveness	150
10.11	Survival of Representations and Warranties	151
10.12	Severability	151
10.13	Replacement of Lenders	151
10.14	Governing Law; Jurisdiction; Etc.	152
10.15	Waiver of Jury Trial	153
10.16	No Advisory or Fiduciary Responsibility	153
10.17	Electronic Execution of Assignments and Certain Other Documents	153
10.18	Judgment Currency	154
10.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	154

SIGNATURES		S-1

SCHEDULES

1.01(a)	Affiliate Agreements

1.01(b)	Initial Guarantors

1.01(c)	Unrestricted Subsidiaries

2.01	Commitments and Applicable Percentages

4.01(a)(vi)	Mortgaged Properties
5.02    Consents
5.03    Ownership of Subsidiaries
5.04    Supplement to Financial Statements
5.06    Litigation
5.17(b)    Real Property
7.01    Existing Indebtedness
7.02    Existing Liens
7.03    Existing Investments
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
C-1    Term A Note
C-2    Revolving Credit Note
C-3    CAD Term Note
C-4    CAD Revolving Credit Note
D    Compliance Certificate
E    Assignment and Assumption
F-1    Domestic Guaranty
F-2    Canadian Guaranty
G-1    Domestic Collateral Agreement
G-2    Canadian Collateral Agreement
H    Forms of U.S. Tax Compliance Certificates

v

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of May 24, 2018, among BWX TECHNOLOGIES, INC., a Delaware corporation (the “Administrative Borrower”), BWXT Canada Ltd., an Ontario corporation (the “Canadian Borrower” and together with the Administrative Borrower, collectively, the “Borrower” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and WELLS FARGO BANK, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
The Borrower has requested that the Lenders provide a term A loan facility and a revolving credit facility, with a swing line sublimit and a letter of credit sublimit, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquired Entity” means a Person to be acquired, or whose assets are to be acquired, in an Acquisition.
“Acquisition” means, by way of any single transaction or a series of related transactions, the acquisition of all or substantially all of (a) the assets of an Acquired Entity, (b) the assets constituting what is known to the Borrower to be all or substantially all of the business of a division, branch or other unit operation of an Acquired Entity, or (c) the Stock and Stock Equivalents (other than director’s qualifying shares and the like, as may be required by applicable Requirements of Law) of, an Acquired Entity.
“Additional Lender” has the meaning specified in Section 2.14(b).
“Administrative Agent” means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire on file with the Administrative Agent or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliate Agreements” means, collectively, the agreements listed on Schedule 1.01(a) hereto.

“Agent Parties” has the meaning specified in Section 10.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning specified in Section 10.18.
“Alternative Currency” means (a) with respect to any Letter of Credit, those currencies (other than Dollars or Canadian Dollars) that are approved by the L/C Issuer issuing such Letters of Credit in accordance with Section 1.06, (b) with respect to the CAD Term Facility, Canadian Dollars only and (c) with respect to the Revolving Credit Facility, Canadian Dollars only.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Sublimit” means an amount equal to the lesser of the Revolving Credit Facility and (i) with respect to L/C Obligations, $200,000,000 and (ii) with respect to the Revolving Credit Loans and Commitments, $250,000,000 on the Closing Date. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility, and, for the avoidance of doubt, shall not limit or be applicable to the CAD Term Facility (all of which shall be advanced in Canadian Dollars), or any Incremental Increases.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, corruption, or money laundering including, without limitation, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and the Corruption of Foreign Public Officials Act (Canada).
“Applicable Percentage” means:
(a)     in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility (without adjustment to the size of the Term A Facility for any Term A Lender that is at such time a Defaulting Lender) represented by the outstanding principal amount of such Term A Lender’s Term A Loans at such time;
(b)     in respect of the CAD Term Facility, with respect to any CAD Term Lender at any time, the percentage (carried out to the ninth decimal place) of the CAD Term Facility (without adjustment to the size of the CAD Term Facility for any CAD Term Lender that is at such time a Defaulting Lender) represented by the outstanding principal amount of such CAD Term Lender’s CAD Term Loans at such time; and
(c)    in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16.

If the Commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Applicable Rate
Pricing Level	Leverage Ratio	Commitment Fee	Eurocurrency Rate/ Financial Letter of Credit Fees	Base Rate/Canadian Index Rate	Performance Letter of Credit Fees / Commercial Letter of Credit Fees
1	Less than 1.00 to 1.00	0.150%	1.250%	0.250%	0.750%
2	Greater than or equal to 1.00 to 1.00, but less than 2.00 to 1.00	0.175%	1.375%	0.375%	0.825%
3	Greater than or equal to 2.00 to 1.00, but less than 2.75 to 1.00	0.225%	1.500%	0.500%	0.900%
4	Greater than or equal to 2.75 to 1.00, but less than 3.50 to 1.00	0.250%	1.750%	0.750%	1.050%
5	Greater than or equal to 3.50 to 1.00	0.275%	2.000%	1.000%	1.200%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding the foregoing, the Applicable Rate in effect from the Closing Date through the date of delivery of the Compliance Certificate for the first full Fiscal Quarter of the Borrower after the Fiscal Quarter in which the Closing Date occurs shall be determined based upon Pricing Level 2.
“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be reasonably necessary for timely settlement on the relevant date in accordance with normal banking procedures in such place of settlement.
“Appropriate Lender” means, at any time, (a) with respect to any Term  Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan in respect of the applicable Term Facility or a Revolving Credit Loan, respectively, at such time, (b) with respect to any L/C Issuer Sublimit, (i) the applicable L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, TD Securities (USA) LLC and U.S. Bank National Association, each in its capacity as a joint lead arranger and joint book manager.
“Asset Sale” has the meaning specified in Section 7.04.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.
“Available Amount” means, at any time, the sum of (without duplication) of:
(a)    $50,000,000; plus
(b)    if positive, 50.0% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) beginning on the first day of the Fiscal Quarter in which the Closing Date occurs to the end of Administrative Borrower’s most recently ended Fiscal Quarter for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus
(c)    100.0% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed (including from the proceeds from the issuance or sale of debt securities of the Borrowers or any Restricted Subsidiary that have been converted into or exchanged for common equity capital of any Borrower) to the common equity capital of the Borrowers following the Closing Date (in each case, other than by a Borrower or a Restricted Subsidiary and other than capital contributed with the proceeds of a sale of the Stock of a Restricted Subsidiary); plus
(d)    100.0% of the aggregate amount of net proceeds received by a Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with any sale or disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 7.03(s); minus
(e)    usages of the Available Amount pursuant to Sections 7.03(s) and 7.05(h).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate” and (c) the Eurocurrency Rate determined in accordance with clause (b) of the definition thereof, plus 1.00%. The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Revolving Credit Loan (other than a CAD Revolving Credit Loan) or a Term A Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified in the introductory paragraphs hereto. References to the Borrower herein shall, as the context may indicate (including with respect to any particular Loan), mean the applicable Borrower, each Borrower, any Borrower, or all Borrowers.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrower’s Accountants” means Deloitte & Touche LLP or another firm of independent nationally recognized public accountants.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Requirements of Law of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;
(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Canadian Dollars, means any such day on which dealings in deposits in Canadian Dollars are conducted by and between banks in the London or other applicable offshore interbank market for such currency;
(c)    if such day relates to any fundings, disbursements, settlements and payments in respect of CAD Loans, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any CAD Loans, means any such day on which banks are open for foreign exchange business in Toronto, Canada; and
(d)    if such day relates to any determination of the Spot Rate pursuant to this Agreement, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of the relevant Alternative Currency for which the Spot Rate is being determined.
“BWXT” means BWXT Government Group, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Administrative Borrower.
“BWXT Entities” means, subject to Section 6.24, collectively or individually, BWXT and each of its Subsidiaries.
“CAD Loan” shall mean a CAD Revolving Credit Loan or a CAD Term Loan.
“CAD Revolving Credit Borrowing” means a Revolving Credit Borrowing in Canadian Dollars consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“CAD Revolving Credit Facility” means the aggregate principal amount of the CAD Revolving Credit Loans outstanding at such time. As of the Closing Date, the maximum aggregate principal amount of the CAD Revolving Credit Facility shall equal the Alternative Currency Sublimit applicable to it. The CAD Revolving Credit Facility is part of, and not in addition to, the Revolving Credit Facility.
“CAD Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“CAD Revolving Credit Note” means a promissory note made by a Borrower in favor of a Revolving Credit Lender evidencing CAD Revolving Credit Loans, made by such Revolving Credit Lender, substantially in the form of Exhibit C-4.
“CAD Term Borrowing” means a borrowing consisting of simultaneous CAD Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the CAD Term Lenders pursuant to Section 2.01(d).

“CAD Term Commitment” means, as to each CAD Term Lender, its obligation to make a CAD Term Loan in Canadian Dollars to the Canadian Borrower pursuant to Section 2.01(d) in an aggregate principal amount not to exceed the Alternative Currency Equivalent of the Dollar amount set forth opposite such CAD Term Lender’s name on Schedule 2.01 under the caption “CAD Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such CAD Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided that in the event any CAD Term Lender is a Defaulting Lender prior to the termination of any unused CAD Term Commitment, nothing herein shall reallocate such Defaulting Lender’s CAD Term Commitment to any other CAD Term Lender, and any calculation of the “Applicable Percentage” of any CAD Term Borrowing or the size of the CAD Term Facility shall be made without reduction for the CAD Term Commitment of such Defaulting Lender.
“CAD Term Facility” means the aggregate principal amount of the CAD Term Loans of all CAD Term Lenders outstanding at such time. As of the Closing Date, the maximum aggregate principal amount of the CAD Term Facility shall equal the Alternative Currency Equivalent of $250,000,000, which shall, for the avoidance of doubt, be made in Canadian Dollars.
“CAD Term Lender” means, at any time, any Lender that has any unused CAD Term Commitment or that holds CAD Term Loans at such time.
“CAD Term Loan” means an advance made by any CAD Term Lender under the CAD Term Facility in Canadian Dollars.
“CAD Term Note” means a promissory note made by the Canadian Borrower in favor of a CAD Term Lender evidencing the CAD Term Loan made by such CAD Term Lender, substantially in the form of Exhibit C-3.
“Cambridge Property” has the meaning specified in Section 6.29(a).
“Canadian Borrower” means BWXT Canada Ltd., an Ontario corporation and a Wholly-Owned Subsidiary of the Administrative Borrower.
“Canadian Collateral Agreement” means the Canadian Pledge and Security Agreement dated as of the Closing Date substantially in the form of Exhibit G-2 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by each Loan Party from time to time party thereto and the Administrative Agent for the benefit of the Secured Parties; provided that, (i) subject to Section 6.24, no BWXT Entity shall be party to the Canadian Collateral Agreement and (ii) no Collateral of a Canadian Guarantor will secure the U.S. Obligations.
“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).
“Canadian Dollars” and “CAD” mean the lawful currency of Canada.
“Canadian Guarantors” means, collectively, each (i) Wholly-Owned Canadian Subsidiary of the Administrative Borrower listed on Schedule 1.01(b) hereto and (ii) each other Person that is or becomes a party to the Canadian Guaranty (including by execution of a Joinder Agreement pursuant to Section 6.22); provided, that no Excluded Subsidiary shall be a Canadian Guarantor. The Canadian Guarantors will not guaranty the U.S. Obligations.

“Canadian Guaranty” means the Canadian Guaranty Agreement dated as of the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made by the Canadian Borrower (other than with respect to its own obligations) and by the Canadian Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F-2, and any Joinder Agreement with respect thereto.
“Canadian Index Rate” means, for any day, a rate per annum equal to the highest of (a) the most recent annual rate of interest quoted from time to time in the “Report on Business” section of The Globe and Mail as being “Canadian prime”, “chartered bank prime rate” or words of similar description or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent), and (b) the Eurocurrency Rate for loans denominated in Canadian Dollars in respect of an Interest Period of thirty (30) days plus 1.00% per annum. Any change in any interest rate provided for in this Agreement based upon the Canadian Index Rate shall take effect at the time of such change in the Canadian Index Rate. No adjustments shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement.
“Canadian Index Rate Loan” means a Loan denominated in Canadian Dollars that bears interest based on the Canadian Index Rate.
“Canadian Insolvency Laws” means any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and the provisions of applicable Canadian corporate statutes which enable a Person to obtain a stay or a compromise of the claims of its creditors against it, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law in any relevant jurisdiction.
“Canadian Loan Party” means the Canadian Borrower and the Canadian Guarantors.
“Canadian Pension Event” shall mean (a) the termination in whole or in part of any Canadian Defined Benefit Pension Plan, (b) the occurrence of an event under the Income Tax Act (Canada) that could reasonably be expected to negatively affect the registered status of any Canadian Defined Benefit Pension Plan, (c) the receipt by any Loan Party of any order or notice of intention to issue an order from the applicable pension standards regulator that could reasonably be expected to negatively affect the registered status or cause the termination (in whole or in part) of any Canadian Defined Benefit Pension Plan, (d) the receipt of notice by the administrator or the funding agent of any failure to remit contributions to a Canadian Pension Plan by the applicable Loan Party (e) the merger of a Canadian Pension Plan, of which a Loan Party is the administrator or plan sponsor, with another pension plan, that contains a defined benefit provision and has at any time been funded by a trust or (f) the receipt by any Loan Party of notice of any other event or condition with respect to a Canadian Pension Plan that could reasonably be expected to result in the imposition of a material liability of any Loan Party.
“Canadian Pension Plan” means a pension plan that is a “registered pension plan” (as defined in the Income Tax Act (Canada)) or that is required to be registered under, or is subject to, the Pension Benefits Act (Ontario) or other Canadian federal or provincial law with respect to pension benefits standards and that is maintained or contributed to by a Loan Party or any of its Subsidiaries for its Canadian employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Canadian Sanctions Laws” means the laws of Canada imposing any economic, trade or financial sanctions or trade embargoes including, without limitation, the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada) and the Criminal Code (Canada) and, in each case, the regulations promulgated thereunder including, without limitation, the United

Nations Al-Qaida and Taliban Regulations and the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism.
“Canadian Subsidiary” means any Restricted Subsidiary that is organized under the laws of Canada or any province or territory thereof.
“Capital Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.
“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.
“Captive Insurance Subsidiaries” means, collectively or individually as of any date of determination, those regulated Subsidiaries of the Borrower primarily engaged in the business of providing insurance and insurance-related services to the Borrower, its other Subsidiaries and certain other Persons.
“Cash Collateralize” means to pledge and deposit with or deliver directly to an L/C Issuer or to the Administrative Agent, for the benefit of the Administrative Agent, any L/C Issuer or any Lender (including the Swing Line Lender), as the context may indicate, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent (but only if the Administrative Agent is a party to such Cash Collateral arrangement) and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Collateralized Letter of Credit” has the meaning specified in Section 2.03(o).
“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of (i) any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or any branch or agency of any of the foregoing, in each case if such bank has a minimum rating at the time of investment of A-3 by S&P or P-3 by Moody’s, or (ii) any Lender or any branch or agency of any Lender, (c) commercial paper, (d) municipal issued debt securities, including notes and bonds, (e) (i) shares of any money market fund that has net assets of not less than $500,000,000 and satisfies the requirements of rule 2a-7 under the Investment Company Act of 1940 and (ii) shares of any offshore money market fund that has net assets of not less than $500,000,000 and a $1 net asset mandate, (f) fully collateralized repurchase agreements, (g) demand deposit accounts and (h) obligations issued or guaranteed by the government or by a governmental agency of Canada, Japan, Australia, Switzerland or a country belonging to the European Union; provided, however, that (i) all obligations of the type specified in clauses (c) or (d) above shall have a minimum rating of A-1 or AAA by S&P or P-1 or Aaa by Moody’s, in each case at the time of acquisition thereof, (ii) the country credit rating of any country issuing or guaranteeing (or whose governmental agency issues or guarantees) any obligation of the type specified in clause (h) above shall be AA or higher by S&P or an equivalent rating or higher by another generally recognized rating agency providing country credit ratings and (iii) the maturities of all obligations of the type described in clause (b) or (h) above shall not exceed one year from the date of acquisition thereof.

“Cash Interest Expense” means, with respect to any Person for any period, the Interest Expense of such Person for such period less, to the extent included in the calculation of Interest Expense of such Person for such period, (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, accounts receivable and other cash management arrangements in the ordinary course of business of the Borrower and its Subsidiaries, but excluding any such agreement providing for overdraft services or financing that may remain outstanding for more than three Business Days.
“Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Agreement, is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or of a Lender, in its capacity as a party to such Cash Management Agreement, (b) with respect to any Cash Management Agreement that is existing on the Closing Date, a Person that is a lender or an Affiliate of a lender under the Existing Credit Agreement immediately prior to the termination thereof on the Closing Date and (c) any Person that is a party to a Cash Management Agreement at the time it or its relevant Affiliate becomes the Administrative Agent or a Lender (whether on the Closing Date or at a later date pursuant to Section 10.06), in its capacity as a party to such Cash Management Agreement, in each case of (a), (b) or (c), that has provided written notice of such Cash Management Agreement to the Administrative Agent, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank. Each Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and (i) accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto and (ii) agreed to be bound by the provisions of that certain Collection Allocation Mechanism Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the Administrative Agent and the Lenders from time to time party thereto.
“CFC” means, solely with respect to Loans made to the Administrative Borrower, any Subsidiary of the Administrative Borrower that is a controlled foreign corporation within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) underwriters in the course of their distribution of Voting Stock in an underwritten registered public offering provided such underwriters shall not hold such Stock for longer than five Business Days) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 30% of the equity securities of the Administrative Borrower entitled to vote for members of the board of directors or equivalent governing body of the Administrative Borrower on a fully-diluted basis; or
(b)    during any period of twelve consecutive calendar months, a majority of the members of the board of directors or other equivalent governing body of the Administrative Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by either (x) individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (y) a nominating or similar committee of the Administrative Borrower, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means, collectively, the “Collateral” as defined in any Security Instrument, the Pledged Equity Interests and all other personal and real property of the Borrower, any Guarantor or any other Person in which the Administrative Agent or any Secured Party is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document; provided that, subject to Section 6.24, the Collateral shall not include assets, property and Stock and/or Stock Equivalents of the BWXT Entities.
“Collateral Agreements” means, collectively, the Canadian Collateral Agreement and the Domestic Collateral Agreement.
“Commitment” means a Term  Commitment or a Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other (in the case of Loans denominated in Dollars), or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system, as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Administrative Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets” means, as of any date of determination, the consolidated total assets of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP.
“Consortium” means any joint venture, consortium or other similar arrangement that is not a separate legal entity entered into by the Borrower or any of its Subsidiaries and one or more third parties, provided that no Loan Party shall, whether pursuant to the Constituent Documents of such joint venture or otherwise, be under any Contractual Obligation to make Investments or incur Guaranty Obligations after the Closing Date, or, if later, at the time of, or at any time after, the initial formation of such joint venture, consortium or similar arrangement that would be in violation of any provision of this Agreement.
“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws, partnership agreement or operating agreement (or the equivalent governing documents) of such Person.
“Contaminant” means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum derived substance or waste, asbestos and polychlorinated biphenyls.
“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding the Loan Documents) to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of secured Indebtedness the Liens on the Collateral securing which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Administrative Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of secured Indebtedness the Liens on the Collateral securing which are intended to rank junior to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Administrative Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Lien on the Collateral securing the Obligations.

“Customary Permitted Liens” means, with respect to any Person, any of the following Liens:
(a)    Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP and, in the case of Mortgaged Property, there is no material risk of forfeiture of such property;
(b)    Liens of landlords arising by statute or lease contracts entered into in the ordinary course, inchoate, statutory or construction liens and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers, operators or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(c)    liens, pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits, taxes, assessments, statutory obligations or other similar charges or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money) or in connection with bid, surety, stay, appeal, customs or performance bonds, performance and completion guarantees, or other similar instruments (including those to secure health, safety and environmental obligations);
(d)    encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property which, in the aggregate, do not materially detract from the value of such Real Property and not materially interfering with the ordinary conduct of the business conducted at such Real Property;
(e)    encumbrances arising under leases or subleases of Real Property that do not, individually or in the aggregate, materially detract from the value of such Real Property or materially interfere with the ordinary conduct of the business conducted at such Real Property;
(f)    financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business;
(g)     liens, pledges or deposits relating to escrows established in connection with the purchase or sale of property otherwise permitted hereunder and the amounts secured thereby shall not exceed the aggregate consideration in connection with such purchase or sale (whether established for an adjustment in purchase price or liabilities, to secure indemnities, or otherwise);
(h)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or a Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(i)     liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(j)    options, put and call arrangements, rights of first refusal and similar rights (i) relating to Investments in Subsidiaries, Joint Ventures and Consortiums or (ii) provided for in contracts or agreements entered into in the ordinary course of business;
(k)    liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary not prohibited by this Agreement; and

(l)    liens on cash or Cash Equivalents deposited with the applicable representative of the holder of the applicable Indebtedness pending application of such cash or Cash Equivalents to the defeasance, discharge or redemption of such Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Canadian Insolvency Laws and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Requirements of Law of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations arising under any Loan Document other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate (or if such Obligations are denominated in Canadian Dollars, the Canadian Index Rate) plus (ii) the Applicable Rate applicable to Base Rate Loans (or, if such Obligations are denominated in Canadian Dollars, the Canadian Index Rate) plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate applicable to Letter of Credit Fees plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means a country or territory which is the subject of any comprehensive Sanctions. As of the date of this Agreement, the Designated Jurisdictions are Cuba, Iran, North Korea, Syria and Crimea.
“Disqualified Stock” means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Collateral Agreement” means the U.S. Pledge and Security Agreement dated as of the Closing Date substantially in the form of Exhibit G-1 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by the Administrative Borrower, the Domestic Guarantors from time to time party thereto and the Administrative Agent for the benefit of the Secured Parties; provided that, subject to Section 6.24, no BWXT Entity shall be party to the Domestic Collateral Agreement.
“Domestic Guarantors” means, collectively, each (i) Wholly-Owned Domestic Subsidiary of the Administrative Borrower listed on Schedule 1.01(b) hereto, and (ii) each other Person that is or becomes a party to the Domestic Guaranty (including by execution of a Joinder Agreement pursuant to Section 6.22); provided, that no Excluded Subsidiary shall be a Domestic Guarantor.
“Domestic Guaranty” means the U.S. Guaranty Agreement dated as of the Closing Date substantially in the form of Exhibit F-1 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made by the Administrative Borrower (other than with respect to its own obligations) and by the Domestic Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties and any Joinder Agreement with respect thereto.
“Domestic Loan Party” means the Administrative Borrower and the Domestic Guarantors.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“EBITDA” means, for any period,

(a)	Consolidated Net Income for such period;
plus
(b)     the sum of, in each case to the extent deducted in the calculation of such Consolidated Net Income but without duplication,
(i)     any provision for taxes based on income or profits or capital gains, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations deducted (and not added back) in computing Consolidated Net Income,
(ii)     Interest Expense,
(iii)     depreciation expense,
(iv)     amortization of intangibles or financing or acquisition costs (including debt discounts, debt issuance costs, commissions, expenses and fees, in each case, whether or not deferred),
(v)     any aggregate net loss from the sale, exchange or other disposition of business units by the Borrower or its Subsidiaries,
(vi)    any one-time expenses or charges (other than depreciation or amortization expense) related to this Agreement,
(vii)     all other non-cash charges (including impairment of intangible assets and goodwill) and non-cash losses for such period (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements for any period ending prior to the Maturity Date), and
(viii)    any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any issuance of equity interests, Investments, acquisition, disposition, recapitalization or the incurrence of Indebtedness (including a refinancing thereof), in each case, permitted under this Agreement (in each case, whether or not successful), including (i) such fees, expenses or charges related to the transactions contemplated by the Loan Documents and/or the offering of the Senior Notes and (ii) any amendments or other modification of the Loan Documents or related other Indebtedness permitted to be incurred hereunder;
provided that, to the extent that all or any portion of the income or gains of any Person is deducted pursuant to any of clauses (c)(iv) and (v) below for a given period, any amounts set forth in any of the preceding clauses (b)(i) through (b)(viii) that are attributable to such Person shall not be included for purposes of this clause (b) for such period, minus

(c)     the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication,
(i)     any credit for income tax,
(ii)     non-cash interest income,
(iii)     any other non-cash gains or other items which have been added in determining Consolidated Net Income (other than any such gain or other item that has been deducted in determining EBITDA for a prior period),
(iv)     the income of any Restricted Subsidiary or Joint Venture to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by such Restricted Subsidiary or Joint Venture, as applicable, of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary or Joint Venture, as applicable,
(v)     the income of any Person (other than a Restricted Subsidiary) in which any other Person (other than the Borrower or a Wholly-Owned Restricted Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest or of an Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions or transfers or loans actually paid to the Borrower or a Wholly-Owned Restricted Subsidiary by such Person during such period, and
(vi)     any aggregate net gains from the sale, exchange or other disposition of business units by the Borrower or any of its Subsidiaries out of the ordinary course of business.
For any period of measurement that includes any Permitted Acquisition or any sale, exchange or disposition of any Restricted Subsidiary or business unit of the Borrower or any Restricted Subsidiary, EBITDA (and the relevant elements thereof) shall be computed on a pro forma basis for each such transaction as if it occurred on the first day of the period of measurement thereof (including adding to EBITDA the amount of any expected (net of actual) cost savings, operating expense reductions, restructuring and/or integration charges and expenses, business optimization costs, cost savings synergies and other items that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act during such period), so long as the Administrative Borrower provides to the Administrative Agent reconciliations and other reasonably detailed information relating to adjustments to the relevant financial statements (including, to the extent available and permitted to be distributed by the Administrative Borrower, copies of financial statements of the acquired Person or assets in any Permitted Acquisition) used in computing EBITDA (and the relevant elements thereof) sufficient to reasonably demonstrate such pro forma calculations.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Line of Business” means the businesses and activities engaged in by the Borrower and its Subsidiaries on the Closing Date, any other businesses or activities reasonably related or incidental thereto and any other businesses that, when taken together with the existing businesses of the Borrower and its Subsidiaries, are immaterial with respect to the assets and liabilities of the Borrower and its Subsidiaries, taken as a whole.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates or was sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates with respect to liabilities for which the Borrower, any such Restricted Subsidiary, any such Guarantor or any of their respective ERISA Affiliates could be liable under the Code or ERISA.
“Environmental Laws” means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and each of their state and local counterparts or equivalents.
“Environmental Liabilities and Costs” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.
“Environmental Lien” means any Lien in favor of any Governmental Authority pursuant to any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower, any of its Subsidiaries or any Guarantor within the meaning of Section 414(b), (c), (m) or (o) of the Code. Any former ERISA Affiliate of the Borrower, any of its Subsidiaries or any Guarantor shall continue to be considered an ERISA Affiliate of the Borrower, such Restricted Subsidiary or such Guarantor within the meaning of this definition solely with respect to the period such entity was an ERISA Affiliate of the Borrower, such Restricted Subsidiary or such Guarantor and with respect to liabilities arising after such period for which the Borrower, such Restricted Subsidiary or such Guarantor could be liable under the Code or ERISA.
“ERISA Event” means (a) a reportable event described in Section 4043(b) or 4043(c) of ERISA or the regulations issued thereunder with respect to a Title IV Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate from a Title IV Plan subject to Section 4063 or Section 4064 of ERISA during a plan year in which any such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or the termination of any such Title IV Plan, (c) the “complete or partial withdrawal” (within the meaning of Sections 4203 or 4205 of ERISA) of the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization, insolvency, intent to terminate or termination of a Multiemployer Plan or notice that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) is received by the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate, (e) the filing of a notice of intent to terminate a Title IV Plan under Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041(e) of ERISA, where such termination constitutes a “distress termination” under Section 4041(c) of ERISA, (f) the institution of proceedings to terminate a Title IV Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan or to meet the minimum funding standard of Sections 430 or 431 of the Code (in either case, whether or not waived), (h) the imposition of a Lien with respect to any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) under the provisions of the Code that relate to such plans or ERISA on the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate, (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, (j) the imposition of liability on the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (k) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any employee pension benefit plan, or (l) receipt from the IRS of notice of the failure of any employee pension benefit plan that is intended to be qualified under Section 401(a) of the Code so to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such employee pension benefit plan to qualify for exemption from taxation under Section 501(a) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Rate” means:
(a)    for any Interest Period with respect to a Eurocurrency Rate Loan
(i)    denominated in Dollars, the rate per annum equal to (x) the London Interbank Offered Rate (“LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of LIBOR as may be designated by the Administrative

Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (y) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Wells Fargo’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period;
(ii)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters Screen CDOR page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the date that is two Business Days prior to the commencement of the relevant Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent) with a term equivalent to such Interest Period; and
(b)    for any interest calculation of the Eurocurrency Rate with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Wells Fargo’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.
Notwithstanding the foregoing, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement (including for purposes of computing the Base Rate pursuant to clause (c) of such definition).
“Eurocurrency Rate Loan” means a Revolving Credit Loan or Term Loan that bears interest at a rate based on clause (a)(i) or (a)(ii) of the definition of “Eurocurrency Rate”. Subject to Sections 3.02 and 3.03, all Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Subsidiaries” shall mean (i) any Captive Insurance Subsidiary, (ii) any Immaterial Subsidiary, (iii) any Unrestricted Subsidiary, (iv) any Subsidiary (x) that is prohibited by law, regulation or contractual obligation existing on the Closing Date or on the date such subsidiary is acquired and not entered into in contemplation of such acquisition from providing a guaranty, or (y) that would require a governmental (including regulatory) or consent, approval, license or authorization in order to provide a guaranty, (v) solely with respect to any Loan made to the Administrative Borrower, (x) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC and (y) any Foreign Subsidiary Holdco and (vi) any subsidiary to the extent that the burden or cost of providing a guaranty outweighs the benefit afforded thereby as reasonably determined by the Administrative Borrower and the Administrative Agent; provided, however, that (x) no BWXT Entity, (y) no Borrower and (z) no issuer or guarantor in respect of the Senior Notes shall constitute an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes (in lieu of net income Taxes), and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) solely in the case of a Lender or L/C Issuer making a Loan or issuing a Letter of Credit to the Administrative Borrower, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender or L/C Issuer (as applicable) with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender or L/C Issuer (as applicable) acquires such interest in the applicable Loan or Commitment (it being understood that the date on which a Lender or L/C Issuer acquires an interest in a Loan funded pursuant to a Commitment is the date on which the Lender enters into the applicable Commitment, but the date on which a Lender or L/C Issuer acquires an interest in a Loan not funded pursuant to the applicable Commitment is the date on which the Lender acquires an interest in the applicable Loan), other than pursuant to an assignment request by the Borrower under Section 10.13 or (ii) such Lender or L/C Issuer (as applicable) changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b), amounts with respect to such Taxes were payable either to such Lender’s or L/C Issuer’s (as applicable) assignor immediately before such Lender or L/C Issuer (as applicable) acquired the applicable interest in the applicable Loan or Commitment or to such Lender or L/C Issuer (as applicable) immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA and (e) solely with respect to any Loan made to the Canadian Borrower, (i) any Canadian Taxes payable as a result of a Recipient being a “specified shareholder” (as defined in Section 18(5) of the Income Tax Act (Canada)) of any Loan Party or a Person that does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with a specified shareholder of a Loan Party, except where the Recipient is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder” as a result of the Recipient having become a party to, received or perfected a security interest or received or enforced any rights under any Loan Document and (ii) any Canadian Taxes payable as a result of a Recipient not dealing at arm’s length with a Loan Party, except where the non-arm’s length relationship arises as a result of the Recipient having become a party to, received or perfected a security interest under or received or enforced any rights under any Loan Document.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of May 11, 2015 (and as amended by Amendment No. 1 to Credit Agreement dated as of September 6, 2016) among the Administrative Borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto (as amended through the Closing Date).
“Extended Letter of Credit” has the meaning specified in Section 2.03(a)(ii).
“Facility” means any Term  Facility or the Revolving Credit Facility, as the context may require.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party as reasonably determined by the Administrative Borrower.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements that implement or modify the foregoing (together with any Requirement of Law implementing such agreements).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means each of the fee letters dated as of April 23, 2018 by and among the Administrative Borrower and certain of the Arrangers (and/or their affiliate) party thereto.
“Financial Covenant Debt” of any Person means, without duplication, Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of the definition of “Indebtedness”. For the avoidance of doubt, the term “Financial Covenant Debt” shall not include (a) reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees and (b) Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower that is owed to the Borrower or any Restricted Subsidiary of the Borrower.
“Financial Letter of Credit” means any standby Letter of Credit that is not a Performance Letter of Credit.
“First Lien Leverage Ratio” means the Leverage Ratio but excluding from the numerator all Indebtedness described in the definition of “Financial Covenant Debt” other than Indebtedness secured by any Lien on Collateral that is not junior or subordinated in priority to the Liens on Collateral securing the Obligations.
“First-Tier Foreign Subsidiary” means, solely with respect to any Loan made to the Administrative Borrower, a Foreign Subsidiary or Foreign Subsidiary Holdco all or any portion of whose Stock is owned directly by the Borrower or a Domestic Subsidiary that is a Guarantor (other than a BWXT Entity).
“Fiscal Quarter” means the fiscal quarter of the Borrower ending on March 31, June 30, September 30 or December 31 of the applicable calendar year, as applicable.
“Fiscal Year” means the fiscal year of the Borrower, which is the same as the calendar year.
“Foreign Lender” means a Lender that is not a U.S. Person and has made any Loan to the Administrative Borrower.
“Foreign Subsidiary” means any Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Subsidiary Holdco” means, solely with respect to any Loan made to the Administrative Borrower, any direct or indirect Domestic Subsidiary that has no material assets other than equity of one or more Foreign Subsidiaries that are CFCs or other Foreign Subsidiary Holdcos.
“Foreign Subsidiary Reorganization” means the transfer (whether by Asset Sale, dividend, distribution, contribution, merger or otherwise), in a series of transactions, of the Stock and Stock Equivalents of certain Foreign Subsidiaries and Investments owned, directly or indirectly, by the Borrower among the Borrower and its Subsidiaries; provided that:
(a)     both before and after giving effect thereto, no Default shall have occurred and be continuing;
(b)     all of the Stock and Stock Equivalents of such Foreign Subsidiaries and Investments owned, directly or indirectly, by the Borrower on the Closing Date shall be owned, directly or indirectly, by the Borrower upon the completion thereof (other than any such Stock, Stock Equivalents or Investments that are retired or replaced);
(c)    any Stock, Stock Equivalents or Investments issued or made in connection therewith, to the extent replacing Stock, Stock Equivalents or Investments previously owned, directly or indirectly, by the Borrower on the Closing Date shall be owned, directly or indirectly, by the Borrower upon the completion thereof;
(d)    no Stock or Stock Equivalents of any Foreign Subsidiary or Investments previously owned, directly or indirectly, by the Borrower on the Closing Date (other than such Stock, Stock Equivalents and Investments owned by the BWXT Entities on the Closing Date) shall be transferred to the BWXT Entities in connection therewith;
(e)     after giving effect thereto, the Borrower shall be in compliance with Section 6.22 (including, without limitation, by pledging any Pledged Equity Interests issued by any First-Tier Foreign Subsidiary owned by any Loan Party (other than a BWXT Entity)); and
(f)    in connection therewith, no assets owned by any Loan Party that is a party to the Collateral Agreements, other than Stock and Stock Equivalents of Foreign Subsidiaries, shall be transferred to any

Person that is not a Loan Party that is a party to the Collateral Agreements; provided that the foregoing shall not prohibit Investments otherwise permitted by a provision of Section 7.03 other than Section 7.03(q).
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantors” means, collectively, each (i) Canadian Guarantor and (ii) Domestic Guarantor.
“Guaranty” means, collectively, the Domestic Guaranty and the Canadian Guaranty.
“Guaranty Obligation” means, as applied to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose of such Person in incurring such liability is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take‑or‑pay or similar payments, regardless of non‑performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if (and only if) in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance to the obligee of Indebtedness of any other Person that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported or, if such amount is not stated or otherwise determinable, the maximum reasonable anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. For the avoidance of doubt, the term “Guaranty Obligation” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.
“Hedge Bank” means (a) any Person that, at the time it enters into a Secured Swap Contract, is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or of a Lender, in its capacity as a party to such Secured Swap Contract, (b) with respect to any Secured Swap Contract that is existing on the Closing Date, a Person that is a lender or an Affiliate of a lender under the Existing Credit Agreement immediately prior to the termination thereof on the Closing Date and (c) any Person that is a party to a Secured Swap Contract at the time it or its relevant Affiliate becomes the Administrative Agent a Lender (whether on the Closing Date or at a later date pursuant to Section 10.06), in its capacity as a party to such Secured Swap Contract, in each case of (a), (b) or (c), that has provided written notice of such Secured Swap Contract to the Administrative Agent, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Hedge Bank. Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and (i) accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto and (ii) agreed to be bound by the provisions of that certain Collection Allocation Mechanism Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the Administrative Agent and the Lenders from time to time party thereto.

“Honor Date” has the meaning specified in Section 2.03(c).

“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower that, together with its Restricted Subsidiaries, (a) contributed less than the greater of (x) $5,000,000 and (y) 1.25% of the EBITDA of the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered and (b) as of any date of determination has assets with an aggregate net book value of less than the greater of (x) $5,000,000 and (y) 0.30% of the Consolidated Total Assets of the Administrative Borrower and its Restricted Subsidiaries.
“Impacted Loans” has the meaning specified in Section 3.03.
“Increase Effective Date” has the meaning specified in Section 2.14(c).
“Incremental Cap” has the meaning specified in Section 2.14(a).
“Incremental Equivalent Debt” means Indebtedness in the form of senior secured notes or loans and/or commitments in respect thereof issued or incurred in lieu of loans under an Incremental Increase that are pari passu with the Liens on the Collateral securing the Obligations; provided that (and, in each case, subject to Section 1.09 herein):

(a)    the aggregate outstanding amount thereof shall not exceed the Incremental Cap (as in effect at the time of determination;
(b)     no Default or Event of Default shall exist immediately prior to or after giving effect to such notes;
(c)    no such Incremental Equivalent Debt shall (x) mature earlier than the latest Maturity Date for any Term Facility then in effect or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of any Term Facility other than with respect to bridge facilities that by its own terms automatically converts into long-term indebtedness that would otherwise satisfy this clause, or (y) have mandatory prepayment provisions allowing any such Incremental Equivalent Debt to be prepaid on a greater than pro rata basis than the then in effect Term Facilities hereunder,
(d)    such Incremental Equivalent Debt shall be subject to a Customary Intercreditor Agreement;
(e)    immediately after giving effect to such Incremental Equivalent Debt, as of such date of incurrence, the Administrative Borrower shall be in pro forma compliance (after giving effect to the incurrence of such Incremental Equivalent Debt and the use of proceeds thereof) with each of the financial covenants contained in Section 7.14;
(f)    no such Indebtedness may be (x) guaranteed by any Restricted Subsidiary or direct or indirect parent of the Administrative Borrower which is not a Loan Party or (y) secured by any assets other than the Collateral securing the Obligations hereunder; and
(g)     all other terms and conditions applicable to such Incremental Equivalent Debt, to the extent not consistent with the terms and conditions applicable to the existing Term Facilities, shall not contain any terms that are more restrictive to the Borrower and its Restricted Subsidiaries, unless such more restrictive terms shall be added to the Term Facility and Revolving Credit Facility hereunder; provided, that if such terms have been amended, modified or removed by the requisite lenders or capital providers providing such Incremental Equivalent Debt, such terms shall be automatically deemed amended, modified or removed in respect of the Term Facility and Revolving Credit Facility hereunder (or tranche thereof) which shall be in form reasonably satisfactory to the Administrative Agent.
“Incremental Increases” has the meaning specified in Section 2.14(a).
“Incremental Term Loan” has the meaning specified in Section 2.14(a).
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by promissory notes, bonds, debentures or similar instruments, (c) all matured reimbursement obligations with respect to letters of credit, bankers’ acceptances, surety bonds, performance bonds, bank guarantees, and other similar obligations, (d) all other obligations with respect to letters of credit, bankers’ acceptances, surety bonds, performance bonds, bank guarantees and other similar obligations, whether or not matured, other than unmatured or undrawn, as applicable, obligations with respect to Performance Guarantees, (e) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue by more than ninety days or are being disputed in good faith, (f) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (other than operating leases) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (g) all Capital Lease Obligations of such Person, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value prior to the date that is 90 days after the Maturity Date any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (j) net payments that such Person would have to make in the event of an early termination as determined on the date Indebtedness of such Person is being determined in respect of Swap Contracts of such Person and (k) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but limited to the value of the property owned by such Person securing such Indebtedness. For the avoidance of doubt, the term “Indebtedness” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intellectual Property Security Agreement” has the meaning given to such term in the Collateral Agreements.
“Intercompany Subordinated Debt Payment” means any payment or prepayment, whether required or optional, of principal, interest or other charges on or with respect to any Subordinated Debt of the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower, so long as (a) such Subordinated Debt is owed to the Administrative Borrower or a Restricted Subsidiary of the Administrative Borrower and (b) no Event of Default under Sections 8.01(a), (b) or (f) shall have occurred and be continuing.
“Interest Coverage Ratio” means, with respect to the Borrower and its Subsidiaries as of any day, the ratio of (a) EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered to (b) the Cash Interest Expense of the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered.
“Interest Expense” means, for any Person for any period, total interest expense of such Person and its Subsidiaries for such period, as determined on a consolidated basis in conformity with GAAP and including, in any event (without duplication for any period or any amount included in any prior period), (a) net costs under Interest Rate Contracts for such period, (b) any commitment fee (including, in the case of the Borrower or any of its Subsidiaries, the commitment fees hereunder) accrued, accreted or paid by such Person during such period, (c) any fees and other obligations (other than reimbursement obligations) with respect to letters of credit (including, in respect of the Borrower or any of its Subsidiaries, the Letter of Credit Fees) and bankers’ acceptances (whether or not matured) accrued, accreted or paid by such Person for such period and (d) the fronting fee with respect to each Letter of Credit. For purposes of the foregoing, interest expense shall (i) be determined after giving effect to any net payments made or received by the Borrower or any Restricted Subsidiary with respect to interest rate Swap Contracts, (ii) exclude interest expense accrued, accreted or paid by the Borrower or any Restricted Subsidiary of the Borrower to the Borrower or any Restricted Subsidiary of the Borrower and (iii) exclude credits to interest expense resulting from capitalization of interest related to amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in conformity with GAAP.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or Canadian Index Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan) or Canadian Index Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.
“Inventory” has the meaning specified in the Collateral Agreements.
“Investment” means, as to any Person, (a) any purchase or similar acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or substantially all of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting what is known to the Borrower to be the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person. For the avoidance of doubt, the term “Investment” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.
“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any other Permitted L/C Party) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement, in form and substance satisfactory to the Administrative Agent, with respect to the Guaranty or any Security Instrument.
“Joint Venture” means any Person (a) in which the Borrower, directly or indirectly, owns any Stock and Stock Equivalents of such Person and (b) that is not a Restricted Subsidiary of the Borrower; provided that (i) the Administrative Agent, on behalf of the Secured Parties, has a valid, perfected, first priority security interest in the Stock and Stock Equivalents in such joint venture owned directly by any Loan Party (other than a BWXT Entity) except where (x) the Constituent Documents of such joint venture prohibit such a security interest to be granted to the Administrative Agent or (y) such joint venture has incurred Non-Recourse Indebtedness the terms of which either (A) require security interests in such Stock and Stock Equivalents to be granted to secure such Non-Recourse Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent, and (ii) no Loan Party shall, whether pursuant to the Constituent Documents of such joint venture or otherwise, be under any Contractual Obligation to make Investments or incur Guaranty Obligations after the Closing Date, or, if later, at the time of, or at any time after, the initial formation of such joint venture, that would be in violation of any provision of this Agreement.
“Judgment Currency” has the meaning specified in Section 10.18.
“Landlord Lien Waiver” means a lien waiver signed by a landlord in such form as is reasonably satisfactory to the Administrative Agent.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Wells Fargo, each other Lender that is listed on the signature pages hereto as an “L/C Issuer” and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(l) hereof, each in its respective capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (whether pursuant to Section 2.03(l), 2.03(m), 9.06, 10.06 or otherwise), but excluding any Lender that resigns or is removed as an L/C Issuer pursuant to the terms hereof (except to the extent such Person has continuing rights and/or obligations with respect to Letters of Credit after such resignation or removal). References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers.

“L/C Issuer Sublimit” means with respect to each L/C Issuer, such amount as may be separately agreed between such L/C Issuer and the Borrower from time to time (with specific notice of such amount, and any change thereto, with respect to each L/C Issuer being promptly communicated to the Administrative Agent); provided that the L/C Issuer Sublimit with respect to any Person that ceases to be an L/C Issuer for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The L/C Obligations of (a) any Lender at any time shall be its Applicable Revolving Credit Percentage of the total L/C Obligations at such time, and (b) any particular L/C Issuer at any time shall mean the L/C Obligations allocable to Letters of Credit issued by such L/C Issuer.
“Lender” has the meaning specified in the introductory paragraphs hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lender Presentation” means the Lender Presentation, dated April 24, 2018 in respect of the credit facilities provided under this Agreement.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder, and includes all letters of credit issued under the Existing Credit Agreement that are outstanding on the Closing Date and issued for the account of a Permitted L/C Party, which shall in each case be deemed to have been issued hereunder by the L/C Issuer thereof. A Letter of Credit may be a commercial letter of credit or a standby letter of credit, and a standby Letter of Credit may be a Performance Letter of Credit or a Financial Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is 30 days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the immediately preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries as of any day, the ratio of (a) Financial Covenant Debt of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of such day to (b) EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered.
“Leverage Ratio Increase” has the meaning specified in Section 7.14(b).
“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any effective financing statement under the UCC, PPSA or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.
“Limited Conditionality Transaction” means any Acquisition, Investment, Restricted Payment or redemption or repayment of Indebtedness requiring notice in advance of such redemption or repayment that (a) is not prohibited hereunder, and (b) is not conditioned on: (i) the availability of, or on obtaining, third-party financing, or (ii) the receipt of proceeds of any Investment,.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan (including a CAD Revolving Credit Loan) or a Swing Line Loan.
“Loan Documents” means this Agreement, each Note, the Guaranty, each Security Instrument, each Joinder Agreement, each Committed Loan Notice, each Issuer Document, each Fee Letter, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.03 or 2.15 of this Agreement and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of the Administrative Agent, any Lender or any L/C Issuer in connection with the Loans made, Letters of Credit issued and transactions contemplated by this Agreement.
“Loan Parties” means, collectively, the Borrowers and the other Domestic Loan Parties and Canadian Loan Parties.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Acquisition” means a Permitted Acquisition in which the sum of the cash consideration paid (including for the repayment and retirement of outstanding Indebtedness) plus any Indebtedness assumed equals or exceeds $100,000,000.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or of the ability of the Loan Parties, taken as a whole, to perform their payment and other material obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Intellectual Property” has the meaning specified in the Collateral Agreements.
“Material Real Property” means, any parcel of real property located in the United States or Canada and owned by any Loan Party that has a Fair Market Value in excess of $3,500,000; provided that, upon request of the Borrower, the Administrative Agent may agree in its sole discretion to exclude from this definition any parcel of real property (and/or the buildings and contents therein) that is located in a special flood hazard area as designated by any federal Governmental Authority.
“Material Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Administrative Borrower that (a) has assets that represent more than 10% of the consolidated GAAP value of the assets of the Administrative Borrower and its Restricted Subsidiaries, inclusive of the subject Restricted Subsidiary, as of such date or (b) contributed more than 10% of the EBITDA of the Administrative Borrower and its Restricted Subsidiaries, inclusive of the subject Restricted Subsidiary, during the most recently-ended four-quarter period of the Administrative Borrower (taken as a single period), or (c) with respect to any new Person acquired or created by the Administrative Borrower, (i) would have contributed more than 10% of the EBITDA of the Administrative Borrower and its Restricted Subsidiaries, inclusive of the subject Restricted Subsidiary, on a pro forma basis as of the last day of the most recently ended four-quarter period of the Administrative Borrower (taken as a single period) or (ii) held more than 10% of the consolidated GAAP value of the assets of the Administrative Borrower and its Subsidiaries, inclusive of the subject Restricted Subsidiary, as of such date, or (d) owns, directly or indirectly, Stock or Stock Equivalents in one or more other Restricted Subsidiaries of the Administrative Borrower that, when aggregated with such Restricted Subsidiary, (i) contributed more than 10% of the EBITDA of the Administrative Borrower and its Restricted Subsidiaries, inclusive of the subject Restricted Subsidiary, during the most recently ended four-quarter period of the Administrative Borrower (taken as single period) or (ii) held more than 10% of the consolidated GAAP value of the assets of the Administrative Borrower and its Subsidiaries, inclusive of the subject Restricted Subsidiary, as of such date.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, the fifth anniversary of the Closing Date, and (b) with respect to each Term Facility, the fifth anniversary of the Closing Date; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09(a).
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of each L/C Issuer with respect to Letters of Credit issued by such L/C Issuer and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i) or (a)(ii), an amount equal to 100% of the Outstanding Amount of all LC Obligations.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgaged Properties” mean, initially, each parcel of Real Property and the improvements thereto specified on Schedule 4.01(a)(vi), and shall include each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.23.
“Mortgagee Policies” has the meaning specified in Section 4.01(a)(vi)(B).
“Mortgages” mean the fee or leasehold mortgages, deeds of trust, charges or debentures, assignments of leases and rents and other security documents granting a Lien on any Mortgaged Property to secure the Obligations (or any portion thereof), each in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
“Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Non-Cash Consideration.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-Recourse Indebtedness” means Indebtedness of a Joint Venture or Restricted Subsidiary of the Borrower (in each case that is not a Loan Party) (a) that, if it is incurred by a Restricted Subsidiary of the Borrower, is on terms and conditions reasonably satisfactory to the Administrative Agent, (b) that is not, in whole or in part, Indebtedness of any Loan Party (and for which no Loan Party has created, maintained or assumed any Guaranty Obligation) and for which no holder thereof has or could have upon the occurrence of any contingency, any recourse against any Loan Party or the assets thereof (other than (i) the Stock or Stock Equivalents issued by the Joint Venture or Restricted Subsidiary that is primarily obligated on such Indebtedness that are owned by a Loan Party and (ii) a requirement that a Loan Party make an Investment of equity in such Joint Venture in connection with the terms of such Indebtedness), (c) owing to an unaffiliated third-party (which for the avoidance of doubt does not include the Borrower, any Restricted Subsidiary thereof, any other Loan Party, any Joint Venture (or owner of any interest therein) and any Affiliate of any of them) and (d) the source of repayment for which is expressly limited to (i) the assets or cash flows of such Restricted Subsidiary or Joint Venture and (ii) the Stock and Stock Equivalents of such Restricted Subsidiary or Joint Venture securing such Indebtedness in compliance with the provisions of clause (b) above.
“Note” means a Term A Note, a CAD Term Note, a Revolving Credit Note or a CAD Revolving Credit Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party (and, with respect to Secured Cash Management Agreements and Secured Hedge Agreements only, any Restricted Subsidiary of the Borrower) arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party (or any Restricted Subsidiary of the Borrower solely with respect to Secured Cash Management Agreements and Secured Hedge Agreements) of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or other amounts are allowed claims or allowable in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).
“Outstanding Amount” means (a) with respect to Term Loans and Revolving Credit Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans or Revolving Credit Loans, as the case may be, occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Wells Fargo in the applicable interbank market for such currency to major banks in such interbank market.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Performance Guarantee” of any Person means (a) any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support only trade payables or nonfinancial performance obligations of such Person, (b) any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of a Restricted Subsidiary, a Joint Venture or a Consortium of such Person to support only trade payables or non-financial performance obligations of such Restricted Subsidiary, Joint Venture or Consortium, and (c) any parent company guarantee or other direct or indirect liability, contingent or otherwise, of such Person with respect to trade payables or non-financial performance obligations of a Restricted Subsidiary, a Joint Venture or a Consortium of such Person, if the purpose of such Person in incurring such liability is to provide assurance to the obligee that such contractual obligation will be performed, or that any agreement relating thereto will be complied with.
“Performance Guarantee Collateral” has the meaning specified in Section 7.02(r).
“Performance Letter of Credit” means (a) a standby Letter of Credit issued to secure ordinary course performance obligations in connection with project engineering, procurement, construction, maintenance and other similar projects (including projects about to be commenced) or bids for prospective project engineering, procurement, construction, maintenance and other similar projects, and (b) a standby Letter of Credit issued to back a bank guarantee, surety bond, performance bond or other similar obligation in each case issued to support ordinary course performance obligations in connection with project engineering, procurement, construction, maintenance and other similar projects (including projects about to be commenced) or bids for prospective project engineering, procurement, construction, maintenance and other similar projects.
“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under any applicable Requirements of Law.
“Permitted Acquisition” means, the Acquisition of an Acquired Entity; provided that:
(a)    such Acquisition was approved by the board of directors of such Acquired Entity;
(b)    the Acquired Entity shall be in an Eligible Line of Business;
(c)    the Borrower and its Subsidiaries shall comply with Sections 6.22 and 6.23, as applicable, within the time periods set forth in such Sections;
(d)    at the time of such transaction:
(i)    both before and after giving effect thereto, no Default shall have occurred and be continuing;
(ii)    the Borrower would be in compliance with the Leverage Ratio set forth in Section 7.14(b) as of the last day of the most recently completed four Fiscal Quarter period ended prior to such transaction for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period(assuming, for purposes of pro forma compliance with Section 7.14(b), that the maximum Leverage Ratio permitted at the time by such Section was in fact 0.25 to 1.00 more restrictive than the Leverage Ratio actually provided for in such Section at such time); provided that if such Acquisition is a Material Acquisition with respect to which the Borrower is effectuating a Leverage Ratio Increase, then the Leverage Ratio required to be satisfied pursuant to this clause (ii) shall be determined as if such Leverage Ratio Increase was in effect as of the last day of the four Fiscal Quarter period being utilized for such measurement; and
(iii)    if the purchase price for such Acquisition is in excess of $50,000,000, the Borrower shall have delivered (prior to or simultaneously with the closing of such Acquisition) a certificate of a Responsible Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent; and
(e)    if (i) any Borrower is a party to such transaction, it shall be a surviving entity thereof and shall continue as such Borrower hereunder, and (ii) if any party to any such transaction is a Guarantor, the surviving entity of such transaction shall either be a Guarantor or become a Guarantor pursuant to Section 6.22.
“Permitted BWXT Owner” has the meaning specified in Section 7.15.

“Permitted L/C Party” means (a) the Borrower, (b) any Restricted Subsidiary of the Administrative Borrower (including the Canadian Borrower), (c) any Joint Venture and (d) any Consortium.
“Permitted Ratio Debt” has the meaning specified in Section 7.01(p).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.01.
“Pledged Equity Interests” has the meaning specified in the Collateral Agreements.
“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection and opposability of Administrative Agent’s Lien in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) of such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.
“Projections” means those financial projections prepared by management of the Borrower consisting of balance sheets, income statements and cashflow statements of the Borrower and its Subsidiaries covering the Fiscal Years ending in 2018 through 2022, inclusive, delivered to the Administrative Agent by the Borrower.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.01.
“Rabbi Trust” means a “rabbi trust” or other similar arrangement established by the Borrower or any of its Subsidiaries to hold assets in connection with an employee benefit plan or arrangement.
“Real Property” means all Mortgaged Property and all other real property owned or leased from time to time by any Loan Party or any of its Subsidiaries.
“Recipient” means the Administrative Agent, any Lender or any L/C Issuer.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property and, in each case, in violation of Environmental Law.

“Remedial Action” means all actions required by any applicable Requirement of Law to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post remedial monitoring and care.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Replacement Rate” has the meaning specified in Section 3.03.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required CAD Term Lenders” means, as of any date of determination, CAD Term Lenders holding more than 50% of the sum of the (a) aggregate Outstanding Amount of the CAD Term Loans and (b) aggregate unused CAD Term Commitments; provided that the unused CAD Term Commitment of, and the portion of the aggregate Outstanding Amount of the CAD Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required CAD Term Lenders.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) the unused Aggregate Commitments. The Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided that the amount of any participation in any Swing Line Loan and any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or applicable L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments. The Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided that the amount of any participation in any Swing Line Loan and any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or applicable L/C Issuer, as the case may be, in making such determination.
“Required Term A Lenders” means, as of any date of determination, Term A Lenders holding more than 50% of the sum of the (a) aggregate Outstanding Amount of the Term A Loans and (b) aggregate unused Term A Commitments; provided that the unused Term A Commitment of, and the portion of the aggregate Outstanding Amount of the Term A Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, provincial, territorial, local and foreign laws, rules and regulations, treaties, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer, controller, or vice president of a Loan Party and, solely for purposes of notices given for Credit Extensions, amendments to Letters of Credit, and continuations and conversions of Loans, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent (which such notice shall include a specimen signature and incumbency confirmation reasonably satisfactory to the Administrative Agent) or any other officer of the Borrower designated in writing or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents (other than Disqualified Stock) or a dividend or distribution payable solely to the Borrower or one or more Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower or one or more Guarantors and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of the Borrower or any other Loan Party, other than any Intercompany Subordinated Debt Payment or any required payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Subordinated Debt.
“Restricted Subsidiary” shall mean each Subsidiary of the Administrative Borrower and the Canadian Borrower other than any Unrestricted Subsidiary. For the avoidance of doubt, the Canadian Borrower is a Borrower and a Restricted Subsidiary of the Administrative Borrower.
“Revaluation Date” means
(a) with respect to any CAD Term Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required CAD Term Lenders shall require;
(b) with respect to any CAD Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in Canadian Dollars, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in Canadian Dollars pursuant to Section 2.02, (iii) each date of a Borrowing of a Canadian Index Rate Loan and (iv) such additional dates as the Administrative Agent shall determine or the Required Revolving Lenders shall require; and

(c) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of Letters of Credit denominated in an Alternative Currency and outstanding as of the Closing Date under the Existing Credit Agreement for the account of a Permitted L/C Party, the Closing Date, and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Revolving Lenders shall require.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. As of the Closing Date, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments shall equal $500,000,000; provided that the portion of the Revolving Credit Facility to be made available in Canadian Dollars, constituting the CAD Revolving Credit Facility shall not exceed the Alternative Currency Sublimit applicable to it.
“Revolving Credit Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Increase Lender” has the meaning specified in Section 2.14(d)(ii).
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or holds outstanding Revolving Credit Exposure at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Note” means a promissory note made by a Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any economic or trade sanction or trade embargo enacted, imposed, administered or enforced at the time of determination by the United States Government (including without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the French Republic, the Government of Canada (including without limitation, the Royal Canadian Mounted Police), or other relevant sanctions authority exercising jurisdiction.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between or among a Borrower and/or any (or one or more) Restricted Subsidiary of the Borrower and any Cash Management Bank.
“Secured Hedge Agreement” means any Secured Swap Contract that is entered into by and between or among the Borrower and/or any (or one or more) Restricted Subsidiary of the Borrower and any Hedge Bank.
“Secured Leverage Ratio” means the Leverage Ratio but excluding from the numerator all Indebtedness described in the definition of “Financial Covenant Debt” other than Indebtedness secured by any Lien on Collateral.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each L/C Issuer, each Swing Line Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Instruments.
“Secured Swap Contracts” means all Swap Contracts entered into by the Borrower and/or any (or one or more) Restricted Subsidiary of the Borrower designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.
“Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, promissory note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.
“Security Instruments” means, collectively, the Collateral Agreements, the Mortgages, each Intellectual Property Security Agreement, and all other agreements (including Joinder Agreements, control agreements, supplements, collateral assignments and similar agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, any Restricted Subsidiary or other Person (other than a Lender) shall grant or convey to the Administrative Agent (for the benefit of the Secured Parties) a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document.
“Senior Notes” means the unsecured senior notes of the Administrative Borrower due 2026 in an aggregate principal amount of $400,000,000 issued on the Closing Date pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture dated as of May 24, 2018, relating to the Senior Notes, among U.S. Bank National Association, as trustee, the Administrative Borrower, as issuer and the guarantors party thereto, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, to the extent not prohibited under the Loan Documents and any indenture, note purchase agreement or other agreements entered into in connection with a refinancing (in whole or in part) of the Senior Notes that is permitted hereunder.
“Specified Representations” means, those representations and warranties made by the Administrative Borrower and Canadian Borrower contained in Sections 5.01, 5.02, 5.09, 5.11, 5.18, 5.19 and 5.20
“Spot Rate” for a currency means the rate determined by the Administrative Agent with respect to the CAD Term Loans, CAD Revolving Credit Loans or the applicable L/C Issuer with respect to a Letter of Credit issued in an Alternative Currency (with notice thereof to the Administrative Agent), as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date one or two Business Days prior (as applicable according to the market convention for such currency) to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), partnership or membership interests, equity participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or similar business entity, whether voting or non‑voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Debt” means Indebtedness of the Borrower or any of its Subsidiaries that is, by its terms, expressly subordinated to the prior payment of any of the Obligations pursuant to subordination terms and conditions reasonably satisfactory to the Administrative Agent. The terms of any Subordinated Debt may permit Intercompany Subordinated Debt Payments.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that any reference herein or in any other Loan Document to a “Subsidiary” of the Borrower shall exclude any Person whose financial statements are not consolidated with the financial statements of the Borrower in accordance with GAAP. Except as set forth in Section 1.03, unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Administrative Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Tax Affiliate” means, with respect to any Person, (a) any Restricted Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated U.S. federal income tax returns or consolidated, combined, unitary or similar tax returns for state, local or foreign tax purposes.
“Tax Return” has the meaning specified in Section 5.07.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.
“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, as to each Term A Lender, its obligation to make a Term A Loan to the Administrative Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term A Facility” means, at any time, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time. As of the Closing Date, the maximum aggregate principal amount of the Term A Facility shall equal $50,000,000.
“Term A Lender” means, at any time, any Lender that has any unused Term A Commitment or that holds Term A Loans at such time.
“Term A Loan” means an advance made by any Term A Lender under the Term A Facility.
“Term A Note” means a promissory note made by the Administrative Borrower in favor of a Term A Lender evidencing the Term A Loan made by such Term A Lender, substantially in the form of Exhibit C‑1.
“Term Borrowing” means any or all, as the context may indicate, of a Term A Borrowing and/or a CAD Term Borrowing.
“Term Commitment” means any or all, as the context may indicate, of a Term A Commitment and/or a CAD Term Commitment.
“Term Facility” means any or all, as the context may indicate, of the Term A Facility and/or a CAD Term Facility.
“Term Lender” means any or all, as the context may indicate, of a Term A Lender and/or a CAD Term Lender.
“Term Loan” means any or all, as the context may indicate, of a Term A Loan and/or a CAD Term Loan.
“Term Loan Increase” has the meaning specified in Section 2.14(a).
“Title IV Plan” means an “employee pension benefit plan” (as defined by Section 3(2) of ERISA), other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Administrative Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate has any obligation or liability (contingent or otherwise).
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, the Revolving Credit Exposure and the aggregate outstanding principal amount of the Term Loans held by such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans (including CAD Revolving Credit Loans), Swing Line Loans and L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, Canadian Index Rate Loan or a Eurocurrency Rate Loan.
“UCC” has the meaning specified in the Domestic Collateral Agreement.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiary” means (i) each Subsidiary of the Administrative Borrower identified as an “Unrestricted Subsidiary” on Schedule 1.01(c), (ii) any Subsidiary of the Administrative Borrower designated as an Unrestricted Subsidiary pursuant to Section 6.28 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Obligations” shall mean any Obligations of a Domestic Loan Party or a Restricted Subsidiary that is a Domestic Subsidiary, in each case as a primary obligor, and for the avoidance of doubt, U.S. Obligations shall exclude any Obligations that are not primary obligations of such Person, including, without limitation, any obligation to or under any guarantee of or any pledge or grant of Collateral to secure any primary Obligation of any Canadian Loan Party or a Restricted Subsidiary that is not a Domestic Subsidiary.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).
“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or similar controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
“Wells Fargo” means Wells Fargo Bank, N.A. and its successors.
“Wholly-Owned” means, in respect of any Subsidiary of any Person, a circumstance where all of the Stock of such Subsidiary (other than director’s qualifying shares, and the like, as may be required by applicable law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries thereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Constituent Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Québec Interpretation. For purposes of any Collateral located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) "personal property" shall be deemed to include "movable property", (b) "real property" shall be deemed to include "immovable property", (c) "tangible property" shall be deemed to include "corporeal property", (d) "intangible property" shall be deemed to include "incorporeal property", (e) "security interest" and "mortgage" shall be deemed to include a "hypothec", (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to "perfection" of or "perfected" Liens shall be deemed to include a reference to the "opposability" of such Liens to third parties, (h) any "right of offset", "right of setoff" or similar expression shall be deemed to include a "right of compensation", (i) "goods" shall be deemed to include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, (j) an "agent" shall be deemed to include a "mandatary", (k) "construction liens" shall be deemed to include "legal hypothecs", (l) "joint and several" shall be deemed to include "solidary", (m) "gross negligence or willful misconduct" shall be deemed to be "intentional or gross fault", (n) "beneficial ownership" shall be deemed to include "ownership on behalf of another as mandatary", (o) "servitude" shall be deemed to include "easement", (p) "priority" shall be deemed to include "prior claim", (q) "survey" shall be deemed to include "certificate of location and plan", (r) "fee simple title" shall be deemed to include "absolute ownership" and (s) "ground lease" shall be deemed to include "emphyteutic lease". The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d'une loi applicable).
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements for the Fiscal Year ended December 31, 2017, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Administrative Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Administrative Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Administrative Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Administrative Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases (including leases entered into or renewed after the Closing Date) shall be classified and accounted for (and the interest component thereof calculated) on a basis consistent with that reflected in the audited financial statements for the Fiscal Year ended December 31, 2017 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities and other Persons. All references herein to consolidated financial statements of the Administrative Borrower and its Restricted Subsidiaries or to the determination of any amount for the Administrative Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Administrative Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein. All references herein to consolidated financial statements (but not to elements of financial statements used to calculate financial covenants or similar provisions) of the Administrative Borrower and its Subsidiaries shall include any Person whose financial statements are consolidated with the financial statements of the Administrative Borrower in accordance with GAAP.
(d)    Capital Leases. Notwithstanding anything to the contrary contained herein (including in paragraph (a), (b) or (c) above or in the definition of “Capital Lease,” or “Capital Lease Obligations”), in the event of an accounting change, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the December 31, 2017 shall be considered Capital Leases (and leases not so treated shall be treated as operating leases)

and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
1.04    Rounding. Any financial ratios required to be maintained by the Administrative Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent with respect to the CAD Term Loans, CAD Revolving Credit Loans or the applicable L/C Issuer with respect to a Letter of Credit issued in an Alternative Currency, as applicable, shall determine the Spot Rates (and notify the Administrative Agent of the same) as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such minimum or multiple amount shall be expressed as the same absolute amount in the Alternative Currency.
(c)    All Obligations shall be paid in the currency in which they are denominated.
1.06    Alternative Currencies.
(a)    Any Borrower may from time to time request that one or more L/C Issuers issue and maintain Letters of Credit denominated in a currency other than Dollars. Any such request shall be subject to the approval of the L/C Issuer that will be issuing Letters of Credit in such currency.
(b)    Any such request shall be made by a Borrower to one or more L/C Issuers not later than 11:00 a.m., ten Business Days prior to the date of the desired issuance of a Letter of Credit in such currency (or such other time or date as may be agreed by any such L/C Issuer, in its sole discretion).
(c)    If any L/C Issuer consents to the issuance of Letters of Credit in such requested currency, such L/C Issuer shall so notify such Borrower and the Administrative Agent, and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by each such approving L/C Issuer (but not by any L/C Issuer not approving such currency).
(d)    Prior to the Closing Date, each L/C Issuer may agree, or may have agreed under the Existing Credit Agreement, with the Borrower to issue Letters of Credit in particular currencies (other than Dollars) immediately upon, and at all times after, the Closing Date, or under the Existing Credit Agreement, and each L/C Issuer and the Borrower shall notify the Administrative Agent (if not already notified pursuant to the

Existing Credit Agreement) of the currencies (other than Dollars) approved by such L/C Issuer prior to or on the Closing Date.
1.07    Times of Day; Rates.
(a)    Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
(b)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.
1.08    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.09    Limited Conditionality Transaction.
Notwithstanding anything to the contrary in this Agreement, in the event that the Borrower notifies the Administrative Agent in writing that any proposed transaction is a Limited Conditionality Transaction and that the Administrative Borrower wishes to test the conditions to such Limited Conditionality Transaction and the availability of Indebtedness that is to be used to finance such Limited Conditionality Transaction in accordance with this Section, then the following provisions shall apply:
(a)    any condition to such Limited Conditionality Transaction or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Conditionality Transaction or the incurrence of such Indebtedness, shall be satisfied if (i) no Event of Default under any of Sections 8.01(a), 8.01(b) or 8.01(f) shall have occurred and be continuing both before and after giving effect to such Limited Conditionality Transaction and any Indebtedness incurred in connection therewith (including such additional Indebtedness) and (ii) no Default or Event of Default shall have occurred and be continuing at the time of execution of the definitive agreement governing such Limited Conditionality Transaction;
(b)    any condition to such Limited Conditionality Transaction or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such Limited Conditionality Transaction or the incurrence of such Indebtedness shall be satisfied if (i) the representations and warranties in the Loan Documents are true and correct in all material respects at the time of the execution of the definitive agreement governing such Limited Conditionality Transaction (unless such representation relates to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date) and (ii) the Specified Representations shall be true and correct in all material respects after giving effect to such Limited Conditionality Transaction and any Indebtedness incurred in connection therewith (unless such representation relates to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date); and

(c)    any condition to such Limited Conditionality Transaction or such Indebtedness relating to pro forma compliance with any financial covenants or incurrence ratio shall be determined solely as of the date that the definitive documentation relating to such Limited Conditionality Transaction is entered into by the Borrower or any Restricted Subsidiary and treating such Indebtedness as incurred for purposes of all calculations hereunder and thereafter;
provided that the foregoing provisions shall apply with similar effect during the pendency of multiple Limited Conditionality Transactions such that each of the possible scenarios is separately tested.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Loans.
(a)    The Term A Borrowing. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan to the Administrative Borrower on the Closing Date in an amount not to exceed such Term A Lender’s Term A Commitment then in effect. The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to any of the Borrowers in Dollars and to the Canadian Borrower in Canadian Dollars (each such loan, a “Revolving Credit Loan” (and if denominated in Canadian Dollars, a “CAD Revolving Credit Loan”, which shall also constitute a Revolving Credit Loan) from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding (i) the amount of such Lender’s Revolving Credit Commitment and (ii) with respect to any CAD Revolving Credit Loan, the Alternative Currency Sublimit; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Dollar Equivalent of the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Dollar Equivalent of the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may severally borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans, Canadian Index Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(c)    [reserved].
(d)    The CAD Term Borrowing. Subject to the terms and conditions set forth herein, each CAD Term Lender severally agrees to make a single loan to the Canadian Borrower on the Closing Date in an amount not to exceed such CAD Term Lender’s CAD Term Commitment; provided that aggregate amount of CAD Term Loans made pursuant to the CAD Term Borrowing shall not exceed the aggregate amount of the CAD Term Commitments of all CAD Term Lenders then in effect. The CAD Term Borrowing shall consist of CAD Term Loans made simultaneously by the CAD Term Lenders in accordance with their respective Applicable Percentage of the CAD Term Facility. Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed. CAD Term Loans may be Eurocurrency Rate Loans or Canadian Index Rate Loan, as further provided herein.

2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (or 11:00 a.m. with respect to Canadian Index Rate Loans) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) three Business Days prior to the requested date of any Eurocurrency Rate Loans denominated in Canadian Dollars or a continuation of Loans denominated in Canadian Dollars (or two Business Days with respect to any Borrowing of Eurocurrency Rate Loans denominated in Canadian Dollars on the Closing Date), and (iii) on the requested date of any Borrowing of Base Rate Loans or Canadian Index Rate Loans; provided that if the applicable Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (ii) five Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Canadian Dollars, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 1:00 p.m. (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (ii) four Business Days before the requested date of such Borrowing or continuation of Eurocurrency Rate Loans denominated in Canadian Dollars, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or CAD$5,000,000 with respect to CAD Term Loans and CAD Revolving Credit Loans or a whole multiple of $1,000,000 or CAD$1,000,000 with respect to CAD Term Loans and CAD Revolving Credit Loans in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans and Canadian Index Rate Loans shall be in a principal amount of $500,000 or CAD$500,000, as applicable, or a whole multiple of $100,000 or CAD$100,000, as applicable, in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Term A Borrowing, a CAD Term Borrowing, a CAD Revolving Credit Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other (in the case of Loans denominated in Dollars), or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans (other than CAD Loans) or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to Base Rate Loans if denominated in Dollars or Canadian Index Rate Loans if denominated in Canadian Dollars. Any such automatic conversion to Base Rate Loans or automatic continuation of CAD Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an

Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency in the case of CAD Loans) of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of CAD Loans, in each case as described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than (i) 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice for Borrowing of any Term Loan or Revolving Credit Loan requested in a Committed Loan Notice that was received prior to the Business Day specified for such Borrowing in the applicable Committed Loan Notice and (ii) 3:00 p.m. in the case of any Borrowing of a Term Loan or Revolving Credit Loan requested in a Committed Loan Notice that was received on the same Business Day as the Business Day specified for Borrowing in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders; provided that CAD Loans may be continued as a Eurocurrency Rate Loan with an Interest Period of one month.
(d)    The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than (i) five Interest Periods in effect in respect of the Term A Facility or (ii) five Interest Periods in effect in respect of the CAD Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Revolving Credit Facility.

2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies applicable to such L/C Issuer for the account of any Permitted L/C Party, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of any Permitted L/C Party and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (w) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (x) the Outstanding Amount of the L/C Obligations in Alternative Currencies shall not exceed the Alternative Currency Sublimit, (y) the aggregate Outstanding Amount of all Financial Letters of Credit and commercial letters of credit shall not exceed $50,000,000 and (z) the Outstanding Amount of L/C Obligations of any L/C Issuer shall not exceed the L/C Issuer Sublimit of such L/C Issuer. Each request by the Borrower or a Permitted L/C Party for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period listed in subclause (A)(1) of this Section, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. For the avoidance of doubt, all Letters of Credit outstanding under the Existing Credit Agreement as of the Closing Date for the account of a Permitted L/C Party shall in each case be deemed to have been Letters of Credit issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur after the date that is seven Business Days prior to the Maturity Date (each such issued Letter of Credit, an “Extended Letter of Credit”) unless the applicable L/C Issuer has approved such later expiry date, it being acknowledged and agreed that each such Extended Letter of Credit shall be Cash Collateralized in accordance with Section 6.27.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Requirement of Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;
(D)    except as otherwise agreed by such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency applicable to such L/C Issuer;
(E)    such L/C Issuer does not, as of the issuance date of such requested Letter of Credit, issue Letters of Credit in the requested currency; or
(F)    any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers or any of them.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower or the applicable Permitted L/C Party. Such Letter of Credit

Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day unless otherwise permitted by such L/C Issuer); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such requested Letter of Credit is a Performance Letter of Credit, a Financial Letter of Credit or a commercial Letter of Credit; (H) the Permitted L/C Party for whom such Letter of Credit is to be issued; and (I) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day unless otherwise permitted by such L/C Issuer); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Permitted L/C Party or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower or any Permitted L/C Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once prior to the then applicable expiration date of such Letter of Credit (without giving effect to the next ensuing extension thereof) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit such extensions of such Letter of Credit; provided that if any such extension results in any such Letter of Credit becoming an Extended Letter of Credit the Borrower shall provide Cash Collateral therefor in accordance with Section 6.27; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of any draw under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. The Borrower agrees to pay to the L/C Issuer of any Letter of Credit that has been drawn upon the amount of all draws thereunder, in Dollars (or the Dollar Equivalent of such payment if such payment was made in an Alternative Currency), no later than (x) the Business Day on which the L/C Issuer has provided notice thereof to the Borrower if such notice has been provided prior to 11:00 a.m. on such Business Day, or (y) no later than 10:00 a.m. on the next succeeding Business Day after the Borrower receives such notice from such L/C Issuer if such notice is not received prior to 11:00 a.m. on such day (each such date, an “Honor Date”), and such L/C Issuer shall provide prompt notice to the Administrative Agent of such reimbursement. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, such L/C Issuer shall promptly notify the Administrative Agent of the Honor Date and the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the Administrative Agent shall provide such notice, along with the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof, to each Revolving Credit Lender. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against any L/C Issuer, the Borrower, any Restricted Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving

Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and, without duplication, to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vi)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(vii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Restricted Subsidiary or in the relevant currency markets generally; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Restricted Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid, but only to the extent not prohibited by any applicable Requirement of Law.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The applicable L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower or any other Permitted L/C Party for, and no L/C Issuer’s rights and remedies against the Borrower or any other Permitted L/C Party shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any Requirement of Law or any order of a jurisdiction where the applicable L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender (subject to Section 2.16) in accordance with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Rate for commercial Letters of Credit times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate for such type (Financial Letter of Credit or Performance Letter of Credit) of such Letter of Credit times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the tenth Business Day after the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the Dollar Equivalent of the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at a rate separately agreed to between the Borrower and such L/C Issuer, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and such L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the applicable Fee Letter or otherwise agreed between such L/C Issuer and the Borrower, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee with respect to standby Letters of Credit shall be due and payable on the tenth Business Day after the last Business Day of each March, June, September and December in respect of the then-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Such fronting fee with respect to commercial Letters of Credit shall be due and payable as provided in subparts (i) and (ii) above. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Permitted L/C Parties. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, is for the account of, or the applicant therefor is, a Permitted L/C Party other than the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account, or upon the application, of Permitted L/C Parties other than the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Permitted L/C Parties.
(l)    Additional L/C Issuers. In addition to Wells Fargo and each L/C Issuer listed on the signature pages hereto as an “L/C Issuer,” the Borrower may from time to time, with notice to the Revolving Credit Lenders and the consent of the Administrative Agent and the applicable Revolving Credit Lender being so appointed, appoint additional Revolving Credit Lenders to be L/C Issuers hereunder, provided that the total number of L/C Issuers at any time shall not exceed six Revolving Credit Lenders (or such larger number of additional Revolving Credit Lenders as the Administrative Agent may agree to permit from time to time). Upon the appointment of a Revolving Credit Lender as an L/C Issuer hereunder such Person shall become vested with all of the rights, powers, privileges and duties of an L/C Issuer hereunder.
(m)    Removal of L/C Issuers. The Borrower may at any time remove Wells Fargo or any L/C Issuer that is appointed pursuant to subpart (l) above, if either such Person is at such time a Defaulting Lender or such Person consents to such removal; provided that (i) such removal shall be made upon not less than 30 days’ prior written notice to such L/C Issuer and the Administrative Agent (or such shorter time as such L/C Issuer shall agree) and (ii) such removed L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by such L/C Issuer and outstanding as of the effective date of its removal as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Without limiting the foregoing, upon the removal of a Lender as an L/C Issuer hereunder, the Borrower may, or at the request of such removed L/C Issuer the Borrower shall use commercially reasonable efforts to, arrange for one or more of the other L/C Issuers to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such removed L/C Issuer and outstanding at the time of such removal, or make other arrangements satisfactory to the removed L/C Issuer to effectively cause another L/C Issuer to assume the obligations of the removed L/C Issuer with respect to any such Letters of Credit.

(n)    Reporting of Letter of Credit Information and L/C Issuer Sublimit. At any time that there is more than one L/C Issuer, then on (i) the last Business Day of each calendar month, and (ii) each date that an L/C Credit Extension occurs with respect to any Letter of Credit, each L/C Issuer (or, in the case of part (ii), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder, including any auto-renewal or termination of auto-renewal provisions in such Letter of Credit. In addition, each L/C Issuer shall provide notice to the Administrative Agent of its L/C Issuer Sublimit, or any change thereto, promptly upon it becoming an L/C Issuer or making any change to its L/C Issuer Sublimit. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(n) shall limit the obligation of the Borrowers or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.
(o)    Cash Collateralized Letters of Credit. If the Borrower has fully Cash Collateralized the applicable L/C Issuer with respect to any Extended Letter of Credit issued by such L/C Issuer in accordance with Section 6.27 and the Borrower and the applicable L/C Issuer have made arrangements between them with respect to the pricing and fees associated therewith (each such Extended Letter of Credit a “Cash Collateralized Letter of Credit”), then on the day that is 95 days (or such shorter period of time permitted by such L/C Issuer) after the date of notice to the Administrative Agent thereof by the applicable L/C Issuer (so long as such Cash Collateral has remained in place for the entirety of such 95-day (or applicable shorter) period), and for so long as such Cash Collateral remains in place (i) such Cash Collateralized Letter of Credit shall cease to be a “Letter of Credit” hereunder, (ii) such Cash Collateralized Letter of Credit shall not constitute utilization of the Revolving Credit Facility, (iii) no Revolving Credit Lender shall have any further obligation to fund participations, L/C Borrowings or Revolving Credit Loans to reimburse any drawing under any such Cash Collateralized Letter of Credit, (iv) no Letter of Credit Fee shall be due or payable to the Revolving Credit Lenders, or any of them, hereunder with respect to such Cash Collateralized Letter of Credit, and (v) any fronting fee, issuance fee or other fee with respect to such Cash Collateralized Letter of Credit shall be as agreed separately between the Borrower and such L/C Issuer.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to any Borrower from time to time on any Business Day during the Availability Period with respect to the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment; provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, any Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Administrative Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Administrative Borrower.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Administrative Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Administrative Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Administrative Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Administrative Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Administrative Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Administrative Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Administrative Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05    Prepayments.
(a)    Optional.
(i)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days prior to any date of prepayment of CAD Loans, and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or CAD$5,000,000 with respect to CAD Loans or a whole multiple of $1,000,000 or CAD$1,000,000 with respect to CAD Loans in excess thereof; and (C) any prepayment of Base Rate Loans and Canadian Index Rate Loans shall be in a principal amount of $500,000 or CAD$500,000, as applicable, or a whole multiple of $100,000 or CAD$100,000, as applicable, in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of any other specified event, in which case such notice of prepayment may, subject to Section 3.05, be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(i) shall be applied as directed by the Borrower. Subject to Section 2.16, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of any other specified event, in which case such notice of prepayment may, subject to Section 3.05, be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied.
(b)    Mandatory.
(i)    If the Administrative Agent notifies the Borrower at any time that the Total Revolving Credit Outstandings at such time exceed the aggregate Revolving Credit Commitments in effect at such time (including as a result of a fluctuation in the Spot Rate of over 3% from the original Spot Rate in respect of any L/C Obligations or Revolving Credit Loan denominated in an Alternative Currency), then, within five Business Days after receipt of such notice, the Borrower shall prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Revolving Credit Facility then in effect; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment in full of the Revolving Credit Loans, the Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
(ii)    Except as otherwise provided in Section 2.16, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations in full. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Administrative Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the applicable L/C Issuer or the applicable Revolving Credit Lenders, as applicable.
2.06    Termination or Reduction of Revolving Credit Commitments.
(a)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, or from time to time permanently reduce the Revolving Credit Facility; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) the Borrower shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, and (d) if, after giving effect to any reduction of the Revolving Credit Facility, the Alternative Currency Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess. Except as provided in the preceding sentence, the amount of any such Revolving Credit Facility reduction shall not be applied to the Alternative Currency Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower.
(b)    Application of Commitment Reductions; Payment of Fees.

(i)    The Administrative Agent will promptly notify the Lenders of any notice of termination or reduction of the Revolving Credit Facility. Any reduction of the Revolving Credit Facility shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Revolving Credit Percentage. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
(ii)    Notwithstanding anything to the contrary contained herein, a notice of termination of the Revolving Credit Commitments and the prepayment in full of the Loans in connection therewith may state that such notice is conditioned upon the effectiveness of other credit facilities, and if any notice so states it may be revoked by the Administrative Borrower by notice to the Administrative Agent on or prior to the date specified for the termination of the Revolving Credit Commitments and such prepayment that the refinancing condition has not been met and the termination and prepayment is to be revoked, provided that the Borrowers will continue to be responsible for any costs or expenses pursuant to Section 3.05 in connection with the failure to prepay Loans resulting from such revocation.
2.07    Repayment of Loans.
(a)    Term Loans.
(i)     The Administrative Borrower shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans in quarterly principal installments equal to 1.25% of the aggregate principal amount of the Term A Facility drawn under Section 2.01(a), on the last Business Day of each Fiscal Quarter (commencing on the last Business Day of the first full Fiscal Quarter after the Fiscal Quarter in which the Closing Date occurs);
(ii)    The Canadian Borrower shall repay to the CAD Term Lenders, in quarterly principal installments equal to 1.25% of the aggregate principal amount of the CAD Term Facility, on the last Business Day of each Fiscal Quarter (commencing on the last Business Day of the first full Fiscal Quarter after the Fiscal Quarter in which the Closing Date occurs);
provided that in each case (A) the amount of each such payment shall be adjusted for the application of prepayments in accordance with the order of priority set forth in Section 2.05 and (B) the final principal repayment installment of the applicable Term Loans shall be repaid on the Maturity Date for such Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all applicable Term Loans outstanding on such date; provided further, that (i) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Eurocurrency Rate Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day.
(b)    Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans made to such Borrower outstanding on such date.
(c)    Swing Line Loans. The Administrative Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date 10 Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
2.08    Interest.

(a)    Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.
(b)    (c)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(i)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses 2.08(b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.
In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)    Commitment Fee.
(i)    The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender (subject to Section 2.16(a)(iii) with respect to Defaulting Lenders) in accordance with its Applicable Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee with respect to the Revolving Credit Facility shall accrue at all times during the Availability Period with respect to the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the tenth Business Day after the last Business

Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility.
(ii)    [reserved].
(iii)    The commitment fees set forth in clauses (i) and (ii) above shall each be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees.
(i)    The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate), Canadian Index Rate Loans (including Canadian Index Rate Loans determined by reference to the Eurocurrency Rate) and CAD Loans (to the extent determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of CAD Loans, if market practice differs from the foregoing as reasonably determined by the Administrative Agent, in accordance with such market practice. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Promptly after the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on CAD Loans, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower with respect to principal and interest on CAD Loans shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Canadian Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in Canadian Dollars, the Borrower shall make such payment in Dollars in the Dollar Equivalent of such Canadian Dollar payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent or the applicable L/C Issuer after (i) 2:00 p.m., in the case of payments in Dollars or (ii) the Applicable Time specified to the Borrower by the Administrative Agent at least one (1) Business Day prior to the date any such payment is to be made in the case of payments in Canadian Dollars, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans or Canadian Index Rate Loans, prior to (A) 12:00 noon on the date of such Borrowing if such Borrowing is to be made on a Business Day other than the date the Administrative Agent received the applicable Committed Loan Notice with respect to such Borrowing and (B) 2:00 p.m. on the date of such Borrowing if such Borrowing is to be made on the same Business Day as the date the Administrative Agent received the applicable Committed Loan Notice with respect to such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Canadian Index Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans or Canadian Index Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. Subject to the application of Section 8.03 by its terms, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14    Increase in Commitments.
(a)    Request for Increase. The Borrower may, from time to time, request by written notice to the Administrative Agent (x) one or more increases in the Revolving Credit Facility (each, a “Revolving Credit Increase”), (y) one or more increases in any Term Facility (each, a “Term Loan Increase”) or (z) one or more term loan tranches to be made available to the Borrower (each, an “Incremental Term Loan”; each Incremental Term Loan, each Revolving Credit Increase and each Term Loan Increase, collectively, referred to as the “Incremental Increases”); provided that (i) the principal amount for all such Incremental Increases, in the aggregate, after the Closing Date (including the then requested Incremental Increase) shall not exceed the sum of (such amount, the “Incremental Cap”) (x)(A) the greater of (I) the Dollar Equivalent of $250,000,000 (for the avoidance of doubt, no Lender with respect to any Incremental Increase shall be obligated to disburse any Incremental Increases in any currency other than Dollars or Canadian Dollars without its consent) and (II) 65% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered, plus (y) all voluntary prepayments of Term Loans plus (z) such additional unlimited amounts, such that, after giving effect to such Incremental Increases, the First Lien Leverage Ratio of the Administrative Borrower shall be no greater than 2.50 to 1.00 on a pro forma basis (without netting the proceeds of such Incremental Increases and treating all Incremental Increases then incurred as fully drawn for purposes of such calculation); (ii) any such request for an Incremental Increase shall be in a minimum Dollar or Dollar Equivalent amount of $5,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section); (iii) no Revolving Credit Increase shall increase the Swing Line Sublimit without the consent of the Swing Line Lender; (iv) any Revolving Credit Increase may, at the request of the Borrower, be available for the issuance of Letters of Credit within the limits of the L/C Issuer Sublimits; (v) no Incremental Term Loan shall mature earlier than the latest Maturity Date for any Term Facility then in effect or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of any Term Facility; (vi) each Incremental Term Loan shall (A) rank pari passu in right of payment, prepayment, voting and/or security with the Term Loans and (B) shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Term Loans and the Borrower; (vii) except as provided above, all other terms and conditions applicable to any Term Loan Increase or Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the existing Term Facilities, shall be reasonably satisfactory to the applicable Lenders providing such Term Loan Increase or Incremental Term Loan and the Borrower; provided that any terms that are more restrictive to the Borrower and its Restricted Subsidiaries shall be added to the Term Facility hereunder, provided further that if such terms have been amended, modified or removed by the requisite Lenders providing such Incremental Term Loans, such terms shall be automatically deemed amended, modified or removed in respect of each other Term Facility hereunder (or tranche thereof) which shall be in form reasonably satisfactory to the Administrative Agent; and (viii) each Incremental Increase shall constitute Obligations hereunder and shall be guaranteed and secured pursuant to the Guaranty, Collateral Agreements and the other Security Instruments on a pari passu basis.

(b)    Process for Increase. Incremental Increases may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Borrower and the Lenders providing such Incremental Increase (including any other Person that qualifies as an Eligible Assignee (each such other Person, an “Additional Lender”)) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each proposed Additional Lender providing such Incremental Increase to the extent the Administrative Agent would be required to consent to an assignment to such Additional Lender pursuant to Section 10.06(b)(iii) and (ii) in the case of any Revolving Credit Increase, each L/C Issuer and the Swing Line Lender shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each such Lender or proposed Additional Lender providing such Revolving Credit Increase if such consent by the L/C Issuers or the Swing Line Lender, as the case may be, would be required under Section 10.06(b)(iii) for an assignment of Revolving Credit Loans or Revolving Credit Commitments to such Lender or proposed Additional Lender; provided further that the Borrower shall not be required to offer or accept commitments from existing Lenders for any Incremental Increase. No Lender shall have any obligation to increase its Revolving Credit Commitment, increase its applicable Term Commitment or applicable Term Loans or participate in any Incremental Term Loan, as the case may be, and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Increase, shall be required to effectuate such Incremental Increase.
(c)    Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date of any Incremental Increase (the “Increase Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Incremental Increase and the Increase Effective Date.
(d)    Conditions.
(i)    As a condition precedent to each Incremental Increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower and, if reasonably determined by the Administrative Agent to be necessary or desirable under applicable Requirements of Law with respect to the Loan Documents of a Guarantor, of each such Guarantor, dated as of the Increase Effective Date, signed by a Responsible Officer of the Borrower or each such Guarantor, as applicable, and (A) certifying and attaching the resolutions adopted by the Borrower or such Guarantor approving or consenting to such Incremental Increase (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Closing Date) and (B) certifying that (1) both before and immediately after giving effect to such Incremental Increase, as of the Increase Effective Date no Event of Default shall exist and be continuing, (2) immediately after giving effect to such Incremental Increase, as of the Increase Effective Date, the Borrower shall be in pro forma compliance (after giving effect to the incurrence of such Incremental Increase and the use of proceeds thereof) with each of the financial covenants contained in Section 7.14 and (3) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations or warranties modified by a materiality or Material Adverse Effect standard, each such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this clause (i)(B)(3), the representations and warranties contained in Sections 5.04(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. In addition, as a condition precedent to each Incremental Increase, the Borrower shall deliver or cause to be delivered such other officer’s certificates, organizational documents and legal opinions of the type delivered on the Closing Date as are reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.
(ii)    Each Revolving Credit Increase shall have substantially the same terms as the outstanding Revolving Credit Loans and be part of the existing Revolving Credit Facility hereunder. Upon each Revolving Credit Increase (x) each Revolving Credit Lender having a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Credit Lender providing a portion of the Revolving Credit Increase (each, a “Revolving Credit Increase Lender”) in respect of such increase, and each such Revolving Credit Increase Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in (1)  Letters of Credit and (2) Swing Line Loans, will, in each case, equal each Revolving Credit Lender’s Applicable Revolving Credit Percentages (after giving effect to such increase in the Revolving Credit Facility) and (y) if, on the date of such increase there are any Revolving Credit Loans outstanding, the Revolving Credit Lenders shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from such Revolving Credit Increase, and the Borrower shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 3.05 in connection with such payments among the Revolving Credit Lenders as if such payments were effected by prepayments of Revolving Credit Loans.
(iii)    To the extent that any Incremental Increase shall take the form of a Term Loan Increase or an Incremental Term Loan, this Agreement may be amended to the extent necessary (without the need to obtain the consent of any Lender or any L/C Issuer other than the Lenders providing such Incremental Term Loans or Term Loan Increase), including with respect to such terms as are customary for a term loan commitment, including mandatory prepayments, assignments and voting provisions; provided that (i) if any such terms (when taken as a whole) are materially more restrictive to the Borrower and its Restricted Subsidiaries then such material terms shall be added to the Term Facility hereunder, provided that if such terms have been amended, modified or removed by the requisite Lenders providing such Incremental Term Loans, such terms shall be automatically deemed amended, modified or removed in respect of each other Term Facility hereunder (or tranche thereof) without any further action by or consent of any Person and (ii) no such terms or amendment shall contravene any of the terms of the then existing Loan Documents. On any Increase Effective Date on which any Incremental Increase in the form of a Term Loan Increase or an Incremental Term Loan is effective, subject to the satisfaction of the terms and conditions in this Section 2.14, each Lender of such new Term Loan Increase or an Incremental Term Loan shall make an amount equal to its commitment to such new Term Loan Increase or an Incremental Term Loan available to the Borrower, in a manner consistent with Borrowings hereunder.
(iv)    Notwithstanding anything to the contrary contained in this subsection 2.14(d), the only conditions precedent to any Incremental Increase in connection with a Limited Conditionality Transaction shall be those set forth in Section 1.09.

(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.15    Cash Collateral.
(a)    Certain Credit Support Events. If (i) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iii) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) (or such longer period of time permitted by the Administrative Agent and the applicable L/C Issuer) following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral pursuant to the preceding sentence are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the applicable Minimum Collateral Amount as required by the preceding sentence, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such applicable Minimum Collateral Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing (unless otherwise agreed by the depositary) deposit accounts at the Administrative Agent or the relevant L/C Issuer, as applicable. To the extent provided by the Borrower, the Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the relevant L/C Issuer or to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), as applicable, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant to this Section 2.15, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided (other than Liens permitted under Section 7.02(a) or clause (h) of the definition of Customary Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower or the relevant Defaulting Lender will, promptly (but in any event within five Business Days) after demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s and the applicable L/C Issuer’s good faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing (unless otherwise agreed by the depositary) deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under any applicable Requirement of Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)    Defaulting Lender Cure. If the Administrative Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender (except that during the continuance of an Event of Default under Sections 8.01(a), (b) or (f), the Administrative Borrower’s agreement shall not be required), the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    L/C Issuer. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “Requirements of Law” includes FATCA.
(b)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (f) below.
(ii)    If an applicable withholding agent shall be required by the applicable Requirements of Law to withhold or deduct any Taxes from any payment made hereunder or under any other Loan Document, then (A) the applicable withholding agent shall withhold or make such deductions as are determined in the good faith discretion of the applicable withholding agent, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Requirements of Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) Lender (or, in a case where the Administrative Agent receives a payment for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction for Indemnified Taxes been made.

(c)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Tax Indemnifications. Each of the Domestic Loan Parties shall jointly and severally with respect to all of the Obligations, and the Canadian Loan Parties shall jointly and severally solely with respect to the Obligations of the Canadian Loan Parties, indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (setting forth in reasonable detail the basis and calculation of such payment or liability) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(f)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A)) shall not be required if the Lender is legally ineligible to do so.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), and the Administrative Agent shall deliver to the Borrower on or prior to the date it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), properly completed and executed originals of IRS Form W-9 certifying that such Lender (or the Administrative Agent, as applicable) is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    properly completed and executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is neither a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, nor a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(iv)    Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all actual out-of-pocket expenses (including Taxes) incurred by such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending

Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Canadian Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans or Canadian Index Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans or Canadian Index Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate or Canadian Index Rate Loans, the interest rate on which Base Rate Loans or Canadian Index Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate or Canadian Index Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and (i) such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) or (ii) such Loans are Eurocurrency Loans denominated in Canadian Dollars, convert all such Eurocurrency Rate Loans of such Lender to Canadian Index Rate Loans (the interest rate on which Canadian Index Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Canadian Index Rate) plus the Applicable Rate for Eurocurrency Rate Loans; provided that if the Administrative Agent determines that the Overnight Rate cannot then be determined with respect to such Loans, then in lieu thereof, an alternative interest rate applicable to such Loans may be established by the Administrative Agent, with the consent of the Borrower and in consultation with the CAD Term Lenders, that reflects the all-in-cost of funds to the CAD Term Lenders, in each case either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate or Canadian Index Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. Unless and until a Replacement Rate is implemented in accordance with the terms of the succeeding paragraph, if in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) deposits (whether in Dollars or Canadian Dollars) are not being offered to banks in the applicable interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or Canadian Dollars) or in connection with an existing or proposed Base Rate Loan or Canadian Index Rate Loans (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate or Canadian Index Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate or Canadian Index Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of (or conversion to) (i) with respect to Loans dominated in Dollars, Base Rate Loans in the amount specified therein and (ii) with respect to CAD Loans, Canadian Index Rates Loans in the amount specified therein.
Notwithstanding anything to the contrary in this Section 3.03, if the Administrative Agent determines (such determination to be conclusive absent manifest error) that (i) in connection with any Impacted Loans the circumstances described in Section 3.03(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (including adjustments to applicable margins) (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.03(a)(i), (a)(ii), or clauses (i), (ii) or (iii) of this paragraph occurs with respect to the Replacement Rate, (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to such Lenders of funding the Loans bearing interest at the Replacement Rate or (C) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof). In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as they determine may be necessary or appropriate, to effect the provisions of this paragraph. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.01), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this paragraph, the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to or continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice, provided that, with respect to interest payable on any Interest Payment Date, the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04(e) for any reserves (or analogous amount) suffered by such Lender more than four months prior to such Interest Payment Date.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Canadian Index Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Canadian Index Rate Loan on the date or in the amount notified by the Borrower;
(c)    any failure by the Borrower to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, or from fees payable to terminate the deposits from which such funds were obtained, or from the performance of any foreign exchange contract in connection with such funds, but excluding any loss of profits or margin. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A certificate of a Lender setting forth the amount of any such loss, cost or expense provided for in this Section and delivered to the Borrower shall be conclusive absent manifest error.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
3.07    Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Closing Date. The effectiveness of this Agreement, the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder and the occurrence of the Closing Date are each subject to satisfaction of the following conditions precedent (each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders):

(a)    The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or electronic images (e.g., “pdf” or “tif”) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (to the extent applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, by the Administrative Agent, each Lender and each Borrower;
(ii)    a Note executed by the applicable Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Closing Date;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrowers and Guarantors as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement;
(iv)    executed counterparts of (x) the Domestic Guaranty, by the Administrative Agent, the Administrative Borrower and the Domestic Guarantors and (y) the Canadian Guaranty, by the Administrative Agent, the Canadian Borrower and the Canadian Guarantors;
(v)    executed counterparts of each Security Instrument to be entered into by any Loan Party, duly executed by each Loan Party party thereto, together with:
(A)    certificates representing the certificated Pledged Equity Interests and instruments and promissory notes pledged under the Collateral Agreements, and accompanied by undated stock or other transfer powers or instruments executed in blank,
(B)    proper financing statements in form appropriate for filing under the Uniform Commercial Code or the PPSA, as applicable, of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Agreements, covering the Collateral described therein,
(C)    results of lien searches with respect to each Loan Party (including a search as to judgments, bankruptcy, tax, and UCC or PPSA matters, as applicable) in each jurisdiction and filing office in which filings or recordations under applicable Uniform Commercial Code, PPSA or other applicable Law should be made to evidence or perfect a security interest with respect to such matters, along with copies of the financing statements on file referenced in such searches and, in each case, indicating that the assets of such Loan Party are free and clear of all Liens (other than Liens permitted hereunder),
(D)    evidence of the completion of all other actions, recordings and filings of or with respect to the Security Instruments to be entered into on the Closing Date that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby (including receipt of duly executed payoff letters and UCC-3 or PPSA financing change statements, if any), and
(E)    such Intellectual Property Security Agreements as the Administrative Agent may deem necessary or desirable in order to perfect, or provide notice of, the Liens created under the Collateral Agreements in intellectual property Collateral, in form appropriate for filing with the United States Patent and Trademark Office, the United States Copyright Office, or the Canadian Intellectual Property Office, as applicable;
(vi)    with respect to each of the Mortgaged Properties listed on Schedule 4.01(a)(vi), other than the Cambridge Property, each of the following:
(A)    evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing, registration or recording in all filing, registry or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create, confirm or continue a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties, excepting only Liens permitted under the Loan Documents, and that all filing, documentary, stamp, intangible, registration and recording taxes and fees have been paid (or the Borrower has made arrangements reasonably satisfactory to the Administrative Agent for payment thereof),
(B)    fully paid American Land Title Association Lender’s Extended Coverage (or its equivalent in respect of each Mortgaged Property located in Canada) title insurance policy (or policies) (the “Mortgagee Policies”) or marked up unconditional binder for such insurance, in each case with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, construction, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted under the Loan Documents,
(C)    evidence that all premiums in respect of the Mortgagee Policies have been paid (or the Borrower has made arrangements reasonably satisfactory to the Administrative Agent for payment thereof),
(D)    a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property located in the U.S. (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto),
(E)    solely with respect to Mortgaged Properties located in the U.S., evidence reasonably satisfactory to each Lender of flood insurance as may be required to comply with the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Biggert-Waters Flood Insurance Act of 2012, each as amended or in effect from time to time and any successor statutes thereto, and
(F)    evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens (excepting only Liens permitted under the Loan Documents) on the property described in the Mortgages has been taken;

(vii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower and each other Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization;
(viii)    a favorable and customary opinion of (A) Jones Day, United States counsel to the Loan Parties, (B) Stikeman Elliott, Canadian counsel to the Loan Parties and (C) Stewart McKelvey, Nova Scotia counsel to the Loan Parties, in each case addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and addressing such matters concerning the Loan Parties, this Agreement and the Loan Documents to be executed on the Closing Date as the Required Lenders may reasonably request;
(ix)    a certificate of a Responsible Officer of each Borrower either (x) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (y) stating that no such consents, licenses or approvals are so required;
(x)    a certificate of the chief financial officer, chief accounting officer or the treasurer of the Administrative Borrower, certifying that (A) the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since December 31, 2017 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(xi)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and other appropriate documentation (including endorsements), naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all applicable insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitute Collateral;
(xii)    such documentation and other information as has been reasonably requested by the Administrative Agent or any Lender prior to the Closing Date with respect to the Loan Parties in connection with the provisions of Section 6.10 hereof; and
(xiii)    evidence that the Existing Credit Agreement has been, or substantially concurrently with the Closing Date is being, terminated, all Indebtedness in respect of the Existing Credit Agreement has been, or substantially concurrently with the Closing Date is being, repaid (other than letters of credit thereunder that are being deemed issued under this Agreement), and all Liens, if any, securing any such repaid and terminated Indebtedness have been or substantially concurrently with the Closing Date are being released
(b)     (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid, in each case pursuant to the Fee Letters.
(c)    Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable accrued fees, charges and out-of-pocket disbursements of the counsels to the Administrative Agent (directly to each such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date (with reasonable and customary supporting documentation).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans), including the initial Credit Extension on the Closing Date, is subject to the following conditions precedent:
(a)    The representations and warranties of (i) the Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document shall be true and correct in all material respects (or, with respect to representations or warranties modified by a materiality or Material Adverse Effect standard, each such representation or warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations or warranties modified by a materiality or Material Adverse Effect standard, each such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of the applicable L/C Issuer (in the case of an L/C Credit Extension), the Administrative Agent and the Required CAD Term Lenders (in the case of any CAD Term Loans) or the Administrative Agent and the Required Revolving Lenders (in the case of any CAD Revolving Credit Loans), would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party) shall be deemed to be a representation and warranty of the Borrower that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
To induce the Lenders, the L/C Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders, the L/C Issuers and the

Administrative Agent, on and as of the Closing Date and the making of Credit Extensions on the Closing Date and on and as of each date as required by Section 4.02 or on any other date required by any Loan Document (with references in this Article V (other than Sections 5.03, 5.04 and 5.05) to “Restricted Subsidiaries” to exclude Captive Insurance Subsidiaries):

5.01    Corporate Existence, Compliance with Law. Each Borrower and each of the Borrowers’ Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, (c) has all requisite corporate or other organizational power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals, filings or notices that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure of which to obtain or make would not, in the aggregate, have a Material Adverse Effect.
5.02    Corporate Power; Authorization; Enforceable Obligations.
(a)    The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:
(i)    are within such Loan Party’s corporate, limited liability company, partnership or other organizational powers;
(ii)    have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required;
(iii)    do not and will not (A) contravene such Loan Party’s or any of its Restricted Subsidiaries’ respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the FRB), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any lawful Contractual Obligation of such Loan Party or any of its Restricted Subsidiaries, other than in the case of this clause (C) any such conflict, breach, default, termination or acceleration that could not reasonably be expected to have a Material Adverse Effect, or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Restricted Subsidiaries, other than those in favor of the Secured Parties pursuant to the Security Instruments; and
(iv)    do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than (A) routine tax filings, of which the failure to file will not result in any Loan Document being unenforceable against, or the performance of any Loan Document being impaired in any way with respect to, any Loan Party, (B) those listed on Schedule 5.02 or that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to

Section 4.02, and each of which on the Closing Date will be in full force and effect and, (C) with respect to the Collateral, filings required to perfect the Liens created by the Security Instruments.
(b)    This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party who is a party thereto. This Agreement is, and the other Loan Documents will be, when delivered, the legal, valid and binding obligation of each Loan Party who is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity and/or good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.
5.03    Ownership of Borrower; Subsidiaries.
(a)    All of the outstanding capital stock of the Borrower is validly issued, fully paid and non-assessable.
(b)    Set forth on Schedule 5.03 is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Restricted Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date, the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. Except as set forth on Schedule 5.03, as of the Closing Date no Stock of any Wholly-Owned Restricted Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. Except as set forth on Schedule 5.03, as of the Closing Date all of the outstanding Stock of each Wholly-Owned Restricted Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Restricted Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Security Instruments and Liens permitted under Section 7.02), options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 5.03, as of the Closing Date neither the Borrower nor any such Wholly-Owned Restricted Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Wholly-Owned Restricted Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 7.03.
5.04    Financial Statements.
(a)    The interim unaudited financial statements for the Borrower and its Restricted Subsidiaries for the most-recently ended Fiscal Quarter, copies of which have been furnished to each Lender, fairly present in all material respects, subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Restricted Subsidiaries for the period ended on such dates, all in conformity with GAAP.
(b)    The audited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the Fiscal Year ended December 31, 2017, and the related statements of income and cash flows of the Borrower and its Restricted Subsidiaries for such Fiscal Year, copies of which have been furnished to each Lender, (i) were prepared in conformity with GAAP and (ii)  fairly present in all material respects, the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at the date indicated and the consolidated results of their operations and cash flow for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the financial statements).
(c)    Except as set forth on Schedule 5.04, neither the Borrower nor any of its Restricted Subsidiaries has, as of the Closing Date, any material obligation, contingent liability or liability for taxes, long-term leases (other than operating leases) or unusual forward or long-term commitment that is not reflected in the financial statements referred to in clause (b) above and not otherwise permitted by this Agreement.
(d)    The Projections have been prepared by the Borrower taking into consideration past operations of its business, and reflect projections for the period beginning approximately January 1, 2018 and ending approximately December 31, 2022 on a Fiscal Year by Fiscal Year basis. The Projections have been prepared in good faith based upon assumptions believed by the Administrative Borrower to be reasonable at the time made available to the Administrative Agent, it being understood that (x) such Projections are merely a prediction as to future events and are not to be viewed as facts, (y) such Projections are subject to significant uncertainties and contingencies, many of which are beyond any Person’s control, and (z) no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material.
5.05    Material Adverse Change. Since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to result in a Material Adverse Effect.
5.06    Litigation. Except as set forth on Schedule 5.06, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings against the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Schedule 5.06 lists all litigation pending against any Loan Party as of the Closing Date that, if adversely determined, could be reasonably expected to have a Material Adverse Effect.
5.07    Taxes. All federal income and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower or any of its Restricted Subsidiaries have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Restricted Subsidiary in conformity with GAAP. The Borrower and each of its Restricted Subsidiaries have withheld and timely paid to the respective Governmental Authorities all material amounts required to be withheld.
5.08    Full Disclosure. The Lender Presentation any other information prepared or furnished by or on behalf of any Loan Party and delivered to the Lenders in writing in connection with this Agreement or the consummation of the transactions contemplated hereunder or thereunder (in each case, taken as a whole) does not, as of the time of delivery of such information (with respect to the Lender Presentation, as of the Closing Date only), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not materially misleading; provided that to the extent any such information was based upon, or constituted, a forecast, budget estimate, projection or other forward-looking and similar information, such Loan Party represents only, in respect of such information, that it acted in good faith and utilized reasonable assumptions at the time that such information was prepared.
5.09    Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the FRB), and no proceeds of any Credit Extension will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the FRB.
5.10    No Defaults.
(a)    Neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation owed by it, other than, in either case, those defaults that would not reasonably be expected to have a Material Adverse Effect.
(b)    No Default has occurred and is continuing.
5.11    Investment Company Act. None of the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.12    Use of Proceeds. The (a) proceeds of the Loans are being used by the Borrower only (i) for working capital needs, capital expenditures, Permitted Acquisitions, general corporate purposes and other lawful corporate purposes of the Borrower and its Subsidiaries (ii) to prepay or refinance all or a portion of the Indebtedness (including outstanding letters of credit) under the Existing Credit Agreement and (iii) to pay fees and expenses in connection with this Agreement and the related transactions, and (b) Letters of Credit are being solely used by the Borrower to support warranties, bid bonds, payment or performance obligations and for other general corporate purposes by Permitted L/C Parties.
5.13    Insurance. All policies of insurance of any kind or nature currently maintained by the Borrower or any of its Restricted Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.
5.14    Labor Matters.
(a)    There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Borrower’s knowledge, threatened against or involving the Borrower, any of its Restricted Subsidiaries or any Guarantor, other than those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to the Borrower’s knowledge, threatened, against or involving the Borrower, any of its Subsidiaries or any Guarantor, other than those that if resolved adversely to the Borrower, such Restricted Subsidiary or such Guarantor, as applicable, would not reasonably be expected to have a Material Adverse Effect.

5.15    ERISA/Canadian Pension.
(a)    Each Employee Benefit Plan that is intended to qualify under Section 401 of the Code (i) (x) has received a favorable determination letter, or is subject to a favorable opinion letter, from the IRS indicating that such Employee Benefit Plan is so qualified and any trust created under any Employee Benefit Plan is exempt from tax under the provisions of Section 501 of the Code, or (y) is the subject of an application for such a favorable determination letter or opinion letter that is currently being processed by the IRS, and (ii) to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of such determination or opinion letter, as applicable, which would cause such Employee Benefit Plan to lose its qualified status or that would cause such trust to become subject to tax, except where such failures could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower, each of its Restricted Subsidiaries, each Guarantor and each of their respective ERISA Affiliates is in compliance with all applicable provisions and requirements of ERISA and the Code and the Employee Benefit Plan provisions with respect to each Employee Benefit Plan except for non-compliances that would not reasonably be expected to have a Material Adverse Effect.
(c)    There has been no, nor is there reasonably expected to occur any, ERISA Event other than those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(d)    Except (i) to the extent required under Section 4980B of the Code or similar state laws, and (ii) with respect to which the aggregate liability, calculated on a FAS 106 basis as of December 31, 2017, does not exceed $150,000,000, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) to any retired or former employees, consultants or directors (or their dependents) of the Borrower, any of its Restricted Subsidiaries, any Guarantor or any of their respective ERISA Affiliates.
(e)    Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and all other applicable laws which require registration, (ii) each Loan Party has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations) (iii) all employer and employee payments or contributions to be remitted, paid to or in respect of each Canadian Pension Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws, (iv) no Canadian Pension Event has occurred, (v) there are no outstanding disputes concerning the assets of the Canadian Pension Plans and (vi) each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).
5.16    Environmental Matters.
(a)    The operations of the Borrower and each of its Restricted Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)    None of the Borrower or any of its Restricted Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Restricted Subsidiaries (i) is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or (ii) is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws, in each case that are not specifically included in the financial information furnished to the Lenders on or prior to the Closing Date, other than those orders, agreements, notices, proceedings or investigations that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)    To the knowledge of the Borrower, there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of Real Property owned, operated or leased by the Borrower or any of its Restricted Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
5.17    Title; Real Property.
(a)    Each of the Borrower and its Restricted Subsidiaries has valid and indefeasible title to, or valid leasehold interests in, all of its material properties and assets (including Real Property) and good title to, or valid leasehold interests in, all material personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent financial statements delivered by the Borrower hereunder, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 7.02. The Borrower and its Restricted Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s and its Restricted Subsidiaries’ right, title and interest in and to all such property, other than those that would not reasonably be expected to result in a Material Adverse Effect.
(b)    Set forth on Schedule 5.17(b) is a complete and accurate list, as of the Closing Date, of all (i) owned Real Property located in the United States or Canada with a reasonably estimated Fair Market Value in excess of $3,500,000 showing, as of the Closing Date, the street address, county (or other relevant jurisdiction or state) and the record owner thereof and (ii) leased Real Property located in the United States or Canada with annual lease payments in excess of $1,000,000 showing, as of the Closing Date, the street address and county (or other relevant jurisdiction or state) thereof.
(c)    No portion of any Real Property has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition other than those that would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no portion of any Mortgaged Property is located in a special flood hazard area as designated by any federal Governmental Authority other than those for which flood insurance has been provided in accordance with Section 4.01(a)(vi).
(d)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party has obtained and holds all Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) all such Permits are in full force and effect, and each Loan Party has performed and observed all requirements of such Permits, (iii) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such person, (v) each Loan Party reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense and (vi) the Borrower has no knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.
(e)    None of the Borrower or any of its Restricted Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property or any part thereof, except those that would not reasonably be expected to have a Material Adverse Effect.
(f)    Each of the Loan Parties, and, to the knowledge of the Borrower, each other party thereto, has complied with all obligations under all leases of Real Property to which it is a party other than those the failure with which to comply would not reasonably be expected to have a Material Adverse Effect and all such leases are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms other than those the failure of which to so comply with the foregoing would not reasonably be expected to have a Material Adverse Effect. No landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any lease payment under any lease of Real Property other than those that would not reasonably be expected to have a Material Adverse Effect.
(g)    There are no pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any material portion of the owned Real Property, nor are there any contemplated improvements to such owned Real Property that may result in such special or other assessments, other than those that would not reasonably be expected to have a Material Adverse Effect.
5.18    Security Instruments.
(a)    The Collateral Agreements are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens (subject to Liens permitted under Section 7.02) on all right, title and interest of the respective Loan Parties (other than the BWXT Entities that are Loan Parties) on all Collateral described therein.  Except for filings completed on the Closing Date and filings and other actions contemplated hereby and by the Collateral Agreements, no filings or other actions in the United States or in Canada will be necessary to perfect or protect such Liens, in each case other than perfection actions that are expressly not required to be taken under the Security Instruments.
(b)    Each other Security Instrument will, upon execution and delivery thereof, be effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens (subject to Liens permitted under Section 7.02) on all right, title and interest of the respective Loan Parties (other than the BWXT Entities that are Loan Parties) on all Collateral described therein.  Except for filings completed on the Closing Date and filings and other actions contemplated hereby and by the Security Instruments, no filings or other actions in the United States or in Canada will be necessary to perfect or protect such Liens.
5.19    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, employee or agent thereof, is or is owned 50% or more by an individual or entity that is (i) listed on the List of Specially Designated Nationals and Blocked Persons or Sectoral Sanctions Identifications List maintained by OFAC, (ii) listed on any list maintained by the Government of Canada under Canadian Sanctions Laws with which a Canadian Person cannot deal with or otherwise engage in business transactions, or (iii) otherwise the subject of any Sanctions or a Person who, under any Sanctions, the Administrative Agent, any Lender or any L/C Issuer is prohibited from transacting business with. No Loan, nor the proceeds from any Loan, has or have been used, directly by the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, by any recipient of those funds from the Borrower or any Subsidiary, to lend, contribute, provide or make available by any Loan Party or any Subsidiary to fund any activity or business in any Designated Jurisdiction if that activity or business would violate any Sanctions, or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that, in each case, would result in any violation by any Lender, the Arranger, the Administrative Agent, any L/C Issuer or the Swing Line Lender of Sanctions.
5.20    Anti-Corruption Laws. Neither Borrower nor any of its Subsidiaries, directors or officers, or, to the knowledge of the Borrower, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any applicable Anti-Corruption Laws and the Borrower and its Subsidiaries have instituted and maintain policies and procedures intended to promote and achieve compliance with such laws in all material respects.
5.21    EEA Financial Institutions. Neither the Borrower nor any of its Subsidiaries is an EEA Financial Institution.
ARTICLE VI.
AFFIRMATIVE COVENANTS
The Borrower agrees with the Lenders, L/C Issuers and the Administrative Agent to each of the following, from and after the Closing Date and thereafter as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing(provided that those provisions under this Article VI with which Restricted Subsidiaries of the Borrower are required to comply shall exclude from such compliance any Captive Insurance Subsidiary):
6.01    Financial Statements. The Borrower shall furnish to the Administrative Agent each of the following:
(a)    Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (unless such period is extended pursuant to SEC guidelines), consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
(b)    Annual Reports. Within 90 days after the end of each Fiscal Year (unless such period is extended pursuant to SEC guidelines), consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Year and related statements of income and cash flows of the Borrower and its Restricted Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower’s Accountants, together with the report of such accounting firm stating that (i) such financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (ii) the examination by the Borrower’s Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.
(c)    Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (a) or (b) above, a Compliance Certificate (i) showing in reasonable detail the calculations used in determining the Leverage Ratio, First Lien Leverage Ratio and Secured Leverage Ratio and demonstrating compliance with each of the other financial covenants contained in Section 7.14, and (ii) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action which the Borrower has taken or proposes to take with respect thereto.
The Borrower hereby acknowledges that (i) the Administrative Agent and/or one or more of the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that the Borrower intends to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, each Arranger, each L/C Issuer and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.02    Collateral Reporting Requirements. The Borrower shall furnish to the Administrative Agent each of the following:
(a)    Updated Corporate Chart. If requested by the Administrative Agent, together with the delivery of any financial statement pursuant to Section 6.01(b), a corporate organizational chart or other equivalent list, current as of the date of delivery, in form and substance reasonably acceptable to the Administrative Agent and certified as true, correct and complete by a Responsible Officer of the Borrower, setting forth, for each of the Loan Parties, all Persons subject to Section 6.22 or Section 6.24, all Restricted Subsidiaries of any of them and any joint venture (including Joint Ventures) entered into by any of the foregoing, (i) its full legal name, (ii) its jurisdiction of organization and organizational number (if any), (iii) the number of shares of each class of its Stock authorized (if applicable), the number outstanding as of the date of delivery, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower, and (iv) with respect to Canadian Loan Parties, the location of its chief executive place of business, its registered office and each province or territory in which such Canadian Loan Party has Collateral situated having a value in excess of $250,000.
(b)    Additional Information. From time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all as the Administrative Agent may reasonably request, and in reasonable detail.
(c)    Additional Filings. At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of the Loan Parties, duly executed, delivered and recorded instruments and documents for the purpose of obtaining or preserving the full benefits of this Agreement, each Security Instrument and each other Loan Document and of the rights and powers herein and therein granted (and each Loan Party shall take such further action as the Administrative Agent may reasonably request for such purpose, including the filing of any financing or continuation statement or financing changes statement under the UCC, PPSA or other similar Requirement of Law in effect in any jurisdiction in the United States or Canada with respect to the security interest created by the Security Instruments but excluding (i) the execution and delivery of any control agreements with respect to deposit accounts (other than with respect to Cash Collateral), commodities accounts or securities accounts, (ii) any filings to perfect Liens on intellectual property, other than any such filings under the UCC, PPSA, the Civil Code of Quebec or with the U.S. Patent and Trademark Office, U.S. Copyright Office or the Canadian Intellectual Property Office and (iii) any filings or actions in any jurisdiction outside the United States or Canada to create or perfect any Liens created by the Security Instruments).
The reporting requirements set forth in this Section 6.02 are in addition to, and shall not modify and are not in replacement of, any rights and other obligation set forth in any Loan Document (including notice and reporting requirements) and satisfaction of the reporting obligations in this Section 6.02 shall not, by itself, operate as an update of any Schedule or any schedule of any other Loan Document and shall not cure, or otherwise affect in any way, any Default, including any failure of any representation or warranty of any Loan Document to be correct in any respect when made.
6.03    Default and certain other Notices. Promptly and in any event within five Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower shall give the Administrative Agent notice:
(a)    of the occurrence of any Default or Event of Default; and

(b)    of the issuance of a notice of proposed debarment or notice of proposed suspension by a Governmental Authority or Governmental Authorities.
Each notice pursuant to this Section 6.03 (other than Section 6.03(b)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, the anticipated effect thereof, and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Any notice pursuant to this Section 6.03, if given by telephone, shall be promptly confirmed in writing on the next Business Day.
6.04    Litigation. Promptly after a Responsible Officer of the Borrower obtains actual knowledge of the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, regarding the Borrower, any of its Restricted Subsidiaries or any Joint Venture that (i) seeks injunctive or similar relief that, in the reasonable judgment of the Borrower, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or (ii) in the reasonable judgment of the Borrower would expose the Borrower, such Restricted Subsidiary or such Joint Venture to liability in an amount aggregating $20,000,000 (in excess of insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) or more or that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
6.05    Labor Relations. Promptly after a Responsible Officer of the Borrower has actual knowledge of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower, any of its Restricted Subsidiaries, any Guarantors or any Joint Venture is a party, including any strikes, lockouts or other material disputes relating to any of such Person’s plants and other facilities, (b) any material Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person and (c) any material union organization activity with respect to employees of the Borrower or any of its Restricted Subsidiaries not covered by a collective bargaining agreement as of the Closing Date.
6.06    Tax Returns. Upon the reasonable request of any Lender, through the Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower, any of its Restricted Subsidiaries or any Joint Venture in respect of taxes measured by income (excluding sales, use and like taxes).
6.07    Insurance. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Administrative Agent with a report on the standard “Acord” form (or other form acceptable to the Administrative Agent) outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Restricted Subsidiaries and the duration of such coverage.
6.08    ERISA Matters/Canadian Pension. The Borrower shall furnish the Administrative Agent each of the following:
(a)    promptly and in any event within 30 days after a Responsible Officer of the Borrower knows, or has reason to know, that any ERISA Event or Canadian Pension Event has occurred that, alone or together with any other ERISA Event or Canadian Pension Event, would reasonably be expected to result in liability of the Borrower, any Restricted Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $40,000,000, written notice describing the nature thereof, what action the Borrower, any of its Restricted Subsidiaries, any Guarantor or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto, including copies of any notices or correspondence with any Governmental Authority and, when known by such Responsible Officer, any action taken or threatened by the IRS, the Department of Labor or the PBGC or any other Governmental Authority in Canada or the Multiemployer Plan sponsor with respect to such event;
(b)    simultaneously with the date that the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate files with the PBGC a notice of intent to terminate any Title IV Plan, if, at the time of such filing, such termination would reasonably be expected to require additional contributions of the Borrower, any Restricted Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $40,000,000 in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice;
(c)    simultaneously with the date that the Borrower, any of its Restricted Subsidiaries files with the Financial Services Commission of Ontario or any other applicable Governmental Authority, a notice of intent to terminate any Canadian Defined Benefit Pension Plan, if, at the time of such filing, such termination would reasonably be expected to require additional contributions of the Borrower, any Restricted Subsidiary and/or any Guarantor in an aggregate amount exceeding $40,000,000, a copy of each notice; and
(d)    promptly, copies of (i) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of its Restricted Subsidiaries, any Guarantor or any of their respective ERISA Affiliates with the IRS with respect to each Title IV Plan, which is requested by the Administrative Agent; (ii) each actuarial report prepared and filed with any Governmental Authority in Canada in connection with a Canadian Defined Benefit Pension Plan which is requested by the Administrative Agent; (iii) all notices received by the Borrower, any of its Restricted Subsidiaries, any Guarantor or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in liability of the Borrower, any Restricted Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $40,000,000; (iv) all notices received by the Borrower, any of its Restricted Subsidiaries and/or any Guarantor concerning a Canadian Pension Event that would reasonably be expected to result in liability of the Borrower, any Restricted Subsidiary and/or any Guarantor in an aggregate amount exceeding $40,000,000, and (v) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan or Canadian Pension Plan as the Administrative Agent shall reasonably request.
6.09    Environmental Matters. The Borrower shall provide the Administrative Agent promptly, and in any event within 10 Business Days after any Responsible Officer of the Borrower obtains actual knowledge of any of the following, written notice of each of the following:
(a)    that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that would reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $20,000,000 or more;
(b)    the receipt by any Loan Party of notification that any material real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;
(c)    the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by a Responsible Officer of the Borrower that there exists a condition that would reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs of $20,000,000 or more; and

(d)    promptly following reasonable written request by any Lender, through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Section 6.09.
6.10    Patriot Act Information. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower shall promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
6.11    Other Information. The Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, financial condition or operations of the Borrower, any of its Restricted Subsidiaries or any Joint Venture as the Administrative Agent or such Lender, through the Administrative Agent, may from time to time reasonably request. The Administrative Agent shall provide copies of any written information provided to it pursuant to Sections 6.01 through 6.10 above to any Lender requesting the same.
6.12    Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Wholly-Owned Restricted Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 7.03, 7.04 and 7.06 and except if, in the reasonable business judgment of the Borrower, it is in the business interest of the Borrower or such Restricted Subsidiary not to preserve and maintain such rights (charter and statutory) and franchises, and such failure to preserve the same would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to materially impair the interests of the Secured Parties under the Loan Documents or the rights and interests of any of them in the Collateral.
6.13    Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect.
6.14    Conduct of Business. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, (a) conduct its business in the ordinary course (except for non-material changes in the nature or conduct of its business as carried on as of the Closing Date) and (b) use its reasonable efforts, in the ordinary course, to preserve its business and the goodwill and business of the customers, suppliers and others having business relations with the Borrower or any of its Restricted Subsidiaries, except where the failure to comply with the covenants in each of clauses (a) and (b) above would not reasonably be expected to have a Material Adverse Effect.
6.15    Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge (or cause to be paid and discharged) before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies made, assessed, filed or otherwise imposed on or against any of them, except where (a) contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate

Restricted Subsidiary in conformity with GAAP or (b) the failure to so pay and discharge would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.16    Maintenance of Insurance. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, (a) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as, in the reasonable determination of the Borrower, is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Restricted Subsidiary operates, (b) cause all property and liability insurance to name the Administrative Agent on behalf of the Secured Parties as additional insured (with respect to liability policies), loss payee (with respect to property policies) or lender’s loss payee (with respect to property policies), as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ written notice thereof to the Administrative Agent, and (c) deliver to the Administrative Agent customary insurance certificates and endorsements evidencing the foregoing in form and substance reasonably satisfactory to the Administrative Agent.
6.17    Access. The Borrower shall from time to time during normal business hours, and subject to national security and defense requirements of any Governmental Authority, permit the Administrative Agent, the L/C Issuers and the Lenders, or any agents or representatives thereof, within five Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Wholly-Owned Restricted Subsidiaries, (b) visit the properties of the Borrower and each of its Wholly-Owned Restricted Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Wholly-Owned Restricted Subsidiaries with any of their respective officers or directors; provided that the Borrower will not be required to permit any examination or visit as set forth in clauses (a) and (b) above with respect to each of the Administrative Agent, the L/C Issuers and the Lenders (or any agents or representatives thereof) (i) within the twelve-month period following the date of the most recent examination or visit by any L/C Issuer, any Lender or the Administrative Agent (or any agents or representatives thereof), as applicable, unless an Event of Default has occurred and is continuing and (ii) unless such visit is coordinated through the Administrative Agent.
6.18    Keeping of Books. The Borrower shall, and shall cause each of its Restricted Subsidiaries to keep, proper books of record and account, in which full and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of the financial transactions and assets and business of the Borrower and each such Restricted Subsidiary.
6.19    Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain and preserve (a) in good working order and condition (ordinary wear and tear excepted) all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary in the conduct of its business and (c) all Material Intellectual Property, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not reasonably be expected to have a Material Adverse Effect.
6.20    Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 5.12.
6.21    Environmental.
(a)    The Borrower shall, and shall cause each of its Restricted Subsidiaries to, exercise reasonable due diligence in order to comply in all material respects with all Environmental Laws.

(b)    The Borrower agrees that the Administrative Agent may, from time to time, retain, at the expense of the Borrower, an independent professional consultant reasonably acceptable to the Borrower to review any report relating to Contaminants prepared by or for the Borrower and to conduct its own investigation (the scope of which investigation shall be reasonable based upon the circumstances) of any property currently owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries, if (x) a Default or an Event of Default shall have occurred and be continuing, or (y) the Administrative Agent reasonably believes (1) that an occurrence relating to such property is likely to give rise to any Environmental Liabilities and Costs or (2) that a violation of an Environmental Law on or around such property has occurred or is likely to occur, which could, in either such case, reasonably be expected to result in Environmental Liabilities and Costs in excess of $20,000,000, provided that, unless an Event of Default shall have occurred and be continuing, such consultant shall not drill on any property of the Borrower or any of its Restricted Subsidiaries without the Borrower’s prior written consent. Borrower shall use its reasonable efforts to obtain for the Administrative Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to Borrower, to enter into or on to the facilities currently owned, leased, operated or used by Borrower or any of its Restricted Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any property shall be conducted, unless otherwise agreed to by Borrower and the Administrative Agent, during normal business hours and shall be conducted so as not to unreasonably interfere with the ongoing operations at any such property or to cause any damage or loss at such property. Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this subsection will be obtained and shall be used by the Administrative Agent and the Lenders for the purposes of the Lenders’ internal credit decisions, to monitor the Obligations and to protect the Liens created by the Loan Documents, and the Administrative Agent and the Lenders hereby acknowledge and agree any such report will be kept confidential by them to the extent permitted by law except as provided in the following sentence. The Administrative Agent agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that (i) it will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrower’s use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Borrower, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.
(c)    Promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower shall advise the Administrative Agent in writing and in reasonable detail of (i) any Release or threatened Release of any Contaminants required to be reported by Borrower or its Restricted Subsidiaries, to any Governmental Authorities under any applicable Environmental Laws and which would reasonably be expected to have Environmental Liabilities and Costs in excess of $20,000,000, (ii) any and all written communications with respect to any pending or threatened claims under Environmental Law in each such case which, individually or in the aggregate, have a reasonable possibility of giving rise to Environmental Liabilities and Costs in excess of $20,000,000, (iii) any Remedial Action performed by Borrower or any other Person in response to (x) any Contaminants on, under or about any property, the existence of which has a reasonable possibility of resulting in Environmental Liabilities and Costs in excess of $20,000,000, or (y) any other Environmental Liabilities and Costs in excess of $20,000,000 that could result in Environmental Liabilities and Costs in excess of $20,000,000, (iv) discovery by Borrower or its Restricted Subsidiaries of any occurrence or condition on any material property that could cause Borrower’s or its Restricted Subsidiaries’ interest in any such property to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any applicable Environmental Laws or Environmental Liens, and (v) any written request for information from any Governmental Authority that fairly suggests such Governmental Authority is investigating whether Borrower or any of its Restricted Subsidiaries may be

potentially responsible for a Release or threatened Release of Contaminants which has a reasonable possibility of giving rise to Environmental Liabilities and Costs in excess of $20,000,000.
(d)    Borrower shall promptly notify the Administrative Agent of (i) any proposed acquisition of Stock, assets, or property by Borrower or any of its Restricted Subsidiaries that would reasonably be expected to expose Borrower or any of its Restricted Subsidiaries to, or result in Environmental Liabilities and Costs in excess of $20,000,000 and (ii) any proposed action to be taken by Borrower or any of its Restricted Subsidiaries to commence manufacturing, industrial or other similar operations that would reasonably be expected to subject Borrower or any of its Restricted Subsidiaries to additional Environmental Laws, that are materially different from the Environmental Laws applicable to the operations of Borrower or any of its Restricted Subsidiaries as of the Closing Date.
(e)    Borrower shall, at its own expense, provide copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection.
(f)    To the extent required by Environmental Laws or Governmental Authorities under applicable Environmental Laws, Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all necessary Remedial Action in connection with the presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Contaminants on, under or affecting any property in order to comply in all material respects with all applicable Environmental Laws and Permits. In the event Borrower or any of its Restricted Subsidiaries undertakes any Remedial Action with respect to the presence, Release or threatened Release of any Contaminants on or affecting any property, Borrower or any of its Restricted Subsidiaries shall conduct and complete such Remedial Action in material compliance with all applicable Environmental Laws, and in material accordance with the applicable policies, orders and directives of all relevant Governmental Authorities except when, and only to the extent that, Borrower or any such Restricted Subsidiaries’ liability for such presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Contaminants is being contested in good faith by Borrower or any of such Restricted Subsidiaries. In the event Borrower fails to take required actions to address such Release or threatened Release of Contaminants or to address a violation of or liability under Environmental Law, the Administrative Agent may, upon providing the Borrower with 5 Business Days’ prior written notice, enter the property and, at Borrower’s sole expense, perform whatever action the Administrative Agent reasonably deems prudent to rectify the situation.
6.22    Additional Collateral and Guaranties. Notify the Administrative Agent promptly after any Person (i) becomes a Wholly-Owned Domestic Subsidiary that is not an Excluded Subsidiary (including a Wholly-Owned Domestic Subsidiary that ceases for any reason to be an Excluded Subsidiary at any time), (ii) becomes a First-Tier Foreign Subsidiary to the extent that a pledge of the Stock or Stock Equivalents thereof is required under the Security Instruments, (iii) becomes a Canadian Subsidiary, or (iv) is required to become a Guarantor and/or grant Collateral in compliance with Section 6.24, and promptly thereafter (and in any event within 45 days, or such longer period of time permitted by the Administrative Agent in its sole discretion):
(a)    (x) if such Person is a Wholly-Owned Domestic Subsidiary (other than an Excluded Subsidiary):
(i)    cause such Wholly-Owned Domestic Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement to the Domestic Guaranty or such other document as the Administrative Agent shall deem reasonably appropriate for such purpose; and

(ii)    without duplication of clause (b)(x)(iii) below, cause such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iii), (vii) and (ix) of Section 4.01(a) and, at the reasonable request of the Administrative Agent, favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)(x)(i)), all in form, content and scope reasonably satisfactory to the Administrative Agent;
(y)    if such Person is a Wholly-Owned Canadian Subsidiary (other than an Excluded Subsidiary):
(i)    cause such Wholly-Owned Canadian Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement to the Canadian Guaranty or such other document as the Administrative Agent shall deem reasonably appropriate for such purpose; and
(ii)    without duplication of clause (b)(y)(iii) below, cause such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iii), (vii) and (ix) of Section 4.01(a) and, at the reasonable request of the Administrative Agent, favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)(y)(i)), all in form, content and scope reasonably satisfactory to the Administrative Agent;
(b)    (x) if such Person is a Wholly-Owned Domestic Subsidiary other than a BWXT Entity or an Excluded Subsidiary:
(i)    cause such Person to deliver to the Administrative Agent for the benefit of the Secured Parties, Security Instruments (or supplements thereto, including to the Collateral Agreements), as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificated Pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(v), (vi), (ix) and (xi) solely to the extent required under the Collateral Agreements), securing payment of all the Obligations and constituting Liens on all such real and personal properties,
(ii)    take whatever action (including the filing of Uniform Commercial Code financing statements and the giving of notices) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Instruments (or supplements thereto) delivered pursuant to this Section 6.22, enforceable against all third parties in accordance with their terms (subject to Liens permitted by the Loan Documents); provided that no such actions shall be required in any jurisdiction outside the United States and Canada;
(iii)    without duplication of clause (a)(x)(ii) above, cause such Person to deliver to the Administrative Agent documents of the types referred to in clauses (v), (vi), (ix) and (xi) of Section 4.01(a) and, at the reasonable request of the Administrative Agent, favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (b)(x)(i) and the creation and perfection of Liens in clause (b)(x)), all in form, content and scope reasonably satisfactory to the Administrative Agent; or

(y) if such Person is a Wholly-Owned Canadian Subsidiary other than a BWXT Entity or an Excluded Subsidiary:
(i)    cause such Person to deliver to the Administrative Agent for the benefit of the Secured Parties, Security Instruments (or supplements thereto, including to the Canadian Collateral Agreement), as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificated Pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(v), (vi), (ix) and (xi) solely to the extent required under the Canadian Collateral Agreement), securing payment of the Obligations as specified in the Canadian Security Instruments and constituting Liens on all such real and personal properties;
(ii)    take whatever action (including the filing of PPSA financing statements and the giving of notices) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Instruments (or supplements thereto) delivered pursuant to this Section 6.22, enforceable against all third parties in accordance with their terms (subject to Liens permitted by the Loan Documents), provided that no such actions shall be required in any jurisdiction outside the United States and Canada;
(iii)    without duplication of clause (a)(y)(ii) above, cause such Person to deliver to the Administrative Agent documents of the types referred to in clauses (v), (vi), (ix) and (xi) of Section 4.01(a) and, at the request of the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (b)(y)(i)) and the creation and perfection of Liens described in clause (b)(y), all in form, content and scope reasonably satisfactory to the Administrative Agent; and
(c)    if such Person is a First-Tier Foreign Subsidiary any of whose Stock constitutes Collateral and is owned by a Domestic Loan Party (or a Person becoming a Domestic Loan Party pursuant to this Section and, in each case, other than a BWXT Entity), cause such Domestic Loan Party to deliver to the Administrative Agent for the benefit of the Secured Parties such certificated Pledged Equity Interests in and of such First-Tier Foreign Subsidiary, and such Security Instruments (or supplements thereto), in each case, to the extent required under the Collateral Agreements and in form and substance reasonably satisfactory to the Administrative Agent, in each case securing payment of all the Obligations and constituting Liens on all such Pledged Equity Interests.
Notwithstanding the foregoing, no Loan Party shall be required to (i) execute or deliver any control agreements with respect to deposit accounts (other than with respect to Cash Collateral), commodities accounts or securities accounts, (ii) make any filings to perfect Liens on intellectual property, other than any such filings under the UCC or PPSA or with the U.S. Patent and Trademark Office, U.S. Copyright Office or Canadian Intellectual Property Office, and (iii) make any filings or take any actions in any jurisdiction outside the United States or Canada to create or perfect any Liens created by the Security Instruments.
6.23    Real Property. With respect to any fee interest in any Material Real Property that is acquired or any lease of Real Property in Canada or the United States that is leased for more than $5,000,000 annually, in either case after the Closing Date by the Borrower or any other Loan Party (other than a BWXT Entity), the Borrower or the applicable Loan Party shall promptly (and, in any event, within 120 days following the date of such acquisition, unless such date is extended by the Administrative Agent in its sole discretion) (i)

in the case of any Material Real Property, execute and deliver a first priority Mortgage (subject only to Liens permitted by this Agreement and such Mortgage) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such Real Property and complying with the provisions herein and in the Security Instruments, (ii) in the case of any leased Real Property in Canada or the United States, that is leased for more than $5,000,000 annually, if requested by the Administrative Agent, use commercially reasonable efforts to execute and deliver a first priority Mortgage (subject only to Liens permitted by this Agreement and such Mortgage) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such Real Property and complying with the provisions herein and in the Security Instruments, (iii) provide the Secured Parties with title insurance in an amount at least equal to the purchase price of such Real Property (or such other amount as the Administrative Agent shall reasonably specify) described in clauses (i) or (ii) above, and if applicable, flood insurance and lease estoppel certificates, all in accordance with the standards for deliveries contemplated on the Closing Date, as described in Section 4.01(a)(vi) hereof, (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (v) if requested by the Administrative Agent, use commercially reasonable efforts to obtain Landlord Lien Waivers for each Real Property leasehold interest in Canada or the United States on which a manufacturing facility or warehouse or other facility where Collateral is stored or held (but excluding any office lease that does not include manufacturing or warehouse facilities), provided that no such Landlord Lien Waiver shall be required for any location at which Collateral is stored or located unless the aggregate value of Collateral stored or held at such location exceeds $5,000,000.
6.24    BWXT Entities. If, on or after the Closing Date, any BWXT Entity that is, or is required to be, a Guarantor shall pledge its assets or properties in support of or otherwise create or suffer to exist any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, to secure any Indebtedness described in clause (a) or (b) of such definition (other than the Obligations) then such Person shall immediately cease to be a BWXT Entity and the Borrower shall promptly cause such BWXT Entity to pledge its assets and properties as Collateral pursuant to the Security Instruments and take all such other actions of the type described in Section 6.22, 6.23 and 6.25 with respect to Wholly-Owned Domestic Subsidiaries that are required to provide Collateral pursuant to the Security Instruments (including without limitation, the execution and delivery of a Customary Intercreditor Agreement or other applicable documentation reasonably requested by the Administrative Agent and reasonably satisfactory to the Administrative Agent to ensure that the Administrative Agent’s Lien on behalf of the Secured Parties with respect to the properties and assets securing such other Financial Covenant Debt will rank equal and ratable with the Liens securing such other Financial Covenant Debt).
6.25    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower or the applicable Loan Party shall (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s (other than any BWXT Entity’s) properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Instruments, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Instruments and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party (other than any BWXT Entity, subject to Section 6.24)

is or is to be a party, and cause each of its Restricted Subsidiaries that is required by this Agreement to be a Guarantor (other than any BWXT Entity, subject to Section 6.24) to do so. Notwithstanding anything to the contrary contained in this Section 6.25 or any Loan Document, no Loan Party shall be required to (i) execute or deliver any control agreements with respect to deposit accounts (other than with respect to Cash Collateral), commodities accounts or securities accounts, (ii) make any filings to perfect Liens on intellectual property, other than any such filings under the UCC or PPSA or with the U.S. Patent and Trademark Office, U.S. Copyright Office or Canadian Intellectual Property Office, and (iii) make any filings or take any actions in any jurisdiction outside the United States or Canada to create or perfect any Liens created by the Security Instruments.
6.26    Anti-Corruption Laws; Sanctions. The Borrower and its Subsidiaries have instituted and the Borrower will, and will cause its Subsidiaries to, maintain in effect and enforce policies and procedures intended to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective activities on behalf of the Borrower and its Subsidiaries) with applicable Anti-Corruption Laws and applicable Sanctions.
6.27    Cash Collateralization of Extended Letters of Credit. The Borrower shall provide Cash Collateral (in an amount equal to 105% of the maximum face amount of each Extended Letter of Credit, calculated in accordance with Section 1.08) to each applicable L/C Issuer with respect to each Extended Letter of Credit issued by such L/C Issuer by a date that is no earlier than 120 days prior to the Maturity Date, but no later than 95 days prior to the Maturity Date (or, if such Letter of Credit is issued on or after the date that is 95 days prior to the Maturity Date, on the date of issuance thereof); provided that if the Borrower fails to provide Cash Collateral with respect to any such Extended Letter of Credit by such time, such event shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to 105% of the maximum face amount of each such Letter of Credit, calculated in accordance with Section 1.08), which shall be reimbursed (or participations therein funded) in accordance with Section 2.03(c), with the proceeds being utilized to provide Cash Collateral for such Letter of Credit.
6.28    Unrestricted Subsidiaries. The Administrative Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Administrative Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the fair market value of the Stock of the designated Subsidiary that are owned by the Borrower or any Restricted Subsidiary, immediately prior to such designation and (y) the aggregate principal amount of any Indebtedness owed by such Subsidiary to the Borrower or any of its Restricted Subsidiaries immediately prior to such designation, all calculated, on a consolidated basis in accordance with GAAP), and such Investment shall be permitted under Section 7.03, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of (I) the Senior Notes Indenture or any refinancing thereof permitted by Section 7.01(f) or (II) any Incremental Equivalent Debt or other debt instrument, in each case of this clause (II), with a principal amount in excess of $50,000,000, (iv) immediately after giving effect to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall comply with the provisions of Section 6.22 with respect to such designated Restricted Subsidiary, (v) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary and (vi) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, each of (x) the Subsidiary to be so designated and (y) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary (other than Stock in an Unrestricted

Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary and its Subsidiaries existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary.
6.29    Post-Closing Covenant.
(a)    As soon as reasonably practical, but in no event later than one hundred twenty (120) days following the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver, or cause to be delivered (a) a duly executed (i) Mortgage and (ii) assignment of rents and leases, each in respect of 581 Coronation Blvd., Cambridge, Ontario, Canada N1R 3V3 (the “Cambridge Property”) and in form and substance reasonably acceptable to the Administrative Agent, which Mortgage and assignment of rents and leases shall have been duly registered in all jurisdictions where required by applicable law or where the Administrative Agent considers it reasonably necessary to do so, together with (b) a title insurance policy in form, containing endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring such Mortgage to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, construction, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted under the Loan Documents, (c) a favourable and customary opinion of Stikeman Elliott, Canadian counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and addressing such matters concerning the applicable Loan Parties and such Mortgage as the Administrative Agent may reasonably request, and (d) if applicable, a beneficial owner agreement in form and substance reasonably acceptable to the Administrative Agent, between each registered owner of the Cambridge Property and each beneficial owner of the Cambridge Property, if applicable, in respect of the direction and acknowledgement of the security interests and charges granted by the registered owners and the beneficial owners under the Mortgage and the assignment of rents and leases.
(b)    As soon as reasonably practical, but in no event later than thirty (30) days following the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall use commercially reasonable efforts to deliver, or cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the following executed Estoppel Letters:
(i)    Element Fleet Management Inc. (re: File No. 736491411 against BWXT Canada Ltd. and BWXT Nuclear Energy Canada Inc.);
(ii)    Hyundai Capital Lease Inc. / Kia Motors Finance (re: File No. 716691915 against BWXT Canada Ltd.);
(iii)    Xerox Canada Ltd. (re: File No. 702299313 against BWXT Canada Ltd. and Babcock & Wilcox Industries Ltd. (predecessor to BWXT Canada Ltd.) and File Nos. 723038724, 722758014, 722757924, and 722370492 against GE-Hitachi Nuclear Energy Canada Inc./GE-Hitachi Energie Nucleaire Canada Inc and GE-Hitachi Nucear Energy Canada Inc., predecessor to BWXT Nuclear Energy Canada Inc.);
(iv)    Dell Financial Services Canada Limited (re: File Nos. 726354135 and 726354126 against BWXT Nuclear Energy Canada Inc.);

(v)    GE Vehicle and Equipment Leasing (now Element Fleet Management) (re: File No. 656470278 against Babcock & Wilcox Canada Ltd. (prior name of BWXT Canada Ltd.); and
(vi)    Ontario Power Generation Inc. (re: File 876465342) against Babcock & Wilcox Canada Ltd. (prior name of BWXT Canada Ltd.).
(c)    As soon as reasonably practical, but in no event later than thirty (30) days following the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall cause the issued and outstanding Stock of BWXT Canada Holdings Corp., BWXT Canada Ltd., BWXT ITG Canada, Inc. and BWXT Nuclear Energy Canada Inc., in each case, to be evidenced by a certificate and delivered to the Administrative Agent, together with duly executed stock transfer powers.
(d)    As soon as reasonably practical, but in no event later than one hundred twenty (120) days following the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver (or cause to be delivered) in accordance with Section 6.23, a duly executed Landlord Lien Waiver in respect of 695 Bishop St. N, Cambridge, Ontario, Canada, N3H 2K8, in form and substance reasonably acceptable to the Administrative Agent.
ARTICLE VII.
NEGATIVE COVENANTS
The Borrower agrees with the Lenders and the Administrative Agent to each of the following, from the Closing Date and thereafter as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing (provided that references herein to “Restricted Subsidiaries” shall exclude any Captive Insurance Subsidiary for all Sections under this Article VII except Sections 7.01 and 7.02):

7.01    Indebtedness. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:
(a)    Indebtedness under (x) the Loan Documents, (y) the Senior Notes Indenture and the documents arising thereunder and (z) any Incremental Equivalent Debt;
(b)    Indebtedness outstanding on the Closing Date and listed on Schedule 7.01;
(c)    Guaranty Obligations incurred by (x) the Borrower or any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Guarantor that is permitted by this Section 7.01 (other than clauses (h) or (p) below) or (y) any Restricted Subsidiary that is not a Loan Party in respect of any Indebtedness of any other Restricted Subsidiary that is not a Loan Party that is permitted by this Section 7.01 (other than clause (h) below);
(d)    Guaranty Obligations in respect of operating leases of the Borrower or any Restricted Subsidiary;
(e)    (i) Indebtedness in respect of Capital Lease Obligations and purchase money obligations for tangible property, (ii) Indebtedness in respect of sale and leaseback transactions permitted by Section 7.12 and (iii) other secured Indebtedness (including secured Indebtedness incurred or assumed by the Borrower and its Restricted Subsidiaries in connection with a Permitted Acquisition); provided, however, that the aggregate principal amount of all such Indebtedness permitted by this subsection (e) at any one time outstanding shall not exceed the greater of (x) $150,000,000 and (y) 40% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered and the Liens securing such Indebtedness shall be within the limitations set forth in Sections 7.02(d), 7.02(e) or 7.02(k);
(f)    renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (a)(y), (b) or (e) above or this clause (f); provided, however, that any such renewal, extension, refinancing or refunding is in an original aggregate principal amount not greater than the original principal amount of (plus reasonable fees, expenses, accrued and unpaid interest, and any premium incurred in connection with the renewal, extension, refinancing or refunding of such Indebtedness), and is on terms that in the aggregate are not materially less (when taken as a whole) favorable to the Borrower or such Restricted Subsidiary than, including as to weighted average maturity, the Indebtedness being renewed, extended, refinanced or refunded;
(g)    Indebtedness arising from intercompany loans among the Borrowers and their Restricted Subsidiaries; provided that (x) if any such Indebtedness owing to a Loan Party that is a party to the Collateral Agreements is evidenced by a promissory note, such note shall be subject to a first priority Lien pursuant to the Collateral Agreements, (y) all such Indebtedness owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be Subordinated Debt, and (z) any payment by any Guarantor under any guaranty of the Obligations shall result in a commensurate reduction of the amount of any Indebtedness owed by such Restricted Subsidiary to the Borrower or to any of its Restricted Subsidiaries for whose benefit such payment is made; provided, further, that, in each case, the Investment in the intercompany loan by the lender thereof is permitted under Section 7.03;
(h)    Non-Recourse Indebtedness;
(i)    Indebtedness under or in respect of Swap Contracts that are not speculative in nature;
(j)    unsecured Indebtedness of any Restricted Subsidiary (other than a Guarantor) in aggregate principal amount at any time outstanding not to exceed the greater of (x) $150,000,000 and (y) 40% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered;
(k)    Indebtedness in respect of any insurance premium financing for insurance being acquired by the Borrower or any Restricted Subsidiary under customary terms and conditions and not in connection with the borrowing of money;
(l)    Indebtedness under or in respect of Cash Management Agreements;
(m)    Indebtedness in respect of matured or drawn Performance Guarantees in the nature of letters of credit, bankers acceptances, bank guarantees or other similar obligations, but only so long as such Indebtedness is reimbursed or extinguished within 5 Business Days of being matured or drawn;
(n)    Indebtedness in respect of matured or drawn Performance Guarantees in the nature of surety bonds, performance bonds and other similar obligations, in each case that would appear as indebtedness on a consolidated balance sheet of the Borrower prepared in accordance with GAAP, in an aggregate amount at any time outstanding not to exceed the greater of (x) $150,000,000 and (y) 40% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered;
(o)    Cash Collateralized Letters of Credit;
(p)    Indebtedness of the Borrower and/or any Guarantor (such Indebtedness, “Permitted Ratio Debt”) so long as, after giving effect thereto on a pro forma basis, including the application of the proceeds thereof (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred) and subject to no Default or Event of Default having occurred and be continuing or resulting therefrom (A) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations, the Secured Leverage Ratio does not exceed 3.00 to 1.00 or (B) if such Indebtedness is unsecured, the Leverage Ratio does not exceed 3.50 to 1.00; provided that any such Permitted Ratio Debt shall be (subject to Section 1.09 hereof), in each case, subject to the requirements of clauses (b) through (f) of the definition of Incremental Equivalent Debt (provided however, that clause (d) of the definition of Incremental Equivalent Debt shall apply to Permitted Ratio Debt incurred under clause (A) hereunder only);
(q)    Indebtedness incurred by the Borrower or any Restricted Subsidiary representing deferred compensation to employees of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business;
(r)    Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions and Investments permitted under Section 7.03;
(s)    Indebtedness in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(t)    Indebtedness consisting of take-or-pay obligations of the Borrower or any Restricted Subsidiary contained in supply arrangements, in each case, in the ordinary course of business;
(u)    Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business; and
(v)    customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business.
7.02    Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Restricted Subsidiaries to assign, any right to receive income, except for the following:
(a)    Liens created (i) pursuant to any Loan Document, (ii) any Incremental Equivalent Debt that is permitted to be secured hereunder and (iii) and Permitted Ratio Debt incurred under Section 7.01(p)(A);
(b)    Liens existing on the Closing Date and listed on Schedule 7.02;
(c)    Customary Permitted Liens;
(d)    Liens granted by the Borrower or any Restricted Subsidiary of the Borrower under a Capital Lease and Liens to which any property is subject at the time, on or after the Closing Date, of the Borrower’s or such Restricted Subsidiary’s acquisition thereof in accordance with this Agreement, in each case securing Indebtedness permitted under Section 7.01(e) and limited to the property purchased (and proceeds thereof) with the proceeds subject to such Capital Lease or Indebtedness;
(e)    purchase money security interests in real property, improvements thereto or equipment (including any item of equipment purchased in connection with a particular construction project that the Borrower or a Restricted Subsidiary expects to sell to its customer with respect to such project and that, pending such sale, is classified as inventory) hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any of its Restricted Subsidiaries; provided, however, that (i) such security interests secure purchase money Indebtedness permitted under Section 7.01(e) and are limited to the property purchased with the proceeds of such purchase money Indebtedness (and proceeds thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within ninety days of such acquisition or construction, and (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or Fair Market Value of such real property, improvements or equipment at the time of such acquisition or construction;
(f)    any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b), (d) or (e) above, this clause (f) or clause (k) below, without any material change in the assets subject to such Lien;
(g)    Liens in favor of lessors securing operating leases permitted hereunder;
(h)    Liens securing Non-Recourse Indebtedness permitted under Section 7.01(h) on (i) the assets of the Restricted Subsidiary or Joint Venture financed by such Non-Recourse Indebtedness and (ii) the Stock of the Joint Venture or Restricted Subsidiary financed by such Non-Recourse Indebtedness;
(i)    Liens arising out of judgments or awards and not constituting an Event of Default under Section 8.01(g);
(j)    Liens encumbering inventory, work-in-process and related property in favor of customers or suppliers securing obligations and other liabilities to such customers or suppliers (other than Indebtedness) to the extent such Liens are granted in the ordinary course of business and are consistent with past business practices;
(k)    Liens not otherwise permitted hereunder securing Indebtedness permitted by Section 7.01(e)(ii) or (iii) and encumbering assets (including Stock or Stock Equivalents held by such Person) of (i) Foreign Subsidiaries (other than Canadian Loan Parties) or (ii) Domestic Subsidiaries that are not, in each case (and are not required to be) Guarantors and in each case that do not constitute Collateral;
(l)    Liens with respect to foreign exchange netting arrangements to the extent incurred in the ordinary course of business and consistent with past business practices; provided that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed $10,000,000 at any time;
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(n)    Liens securing insurance premium financing permitted under Section 7.01(k) under customary terms and conditions; provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(o)    Liens not otherwise permitted by this Section securing obligations or other liabilities (other than Indebtedness for borrowed money) of the Borrower or its Restricted Subsidiaries; provided that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed at any time the greater of (x) $20,000,000 and (y) 5.2% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered;
(p)    Liens on Cash Collateral securing only Cash Collateralized Letters of Credit;
(q)    any pledge of or Liens on the Stock or Stock Equivalents of an Unrestricted Subsidiary;
(r)    Liens securing reimbursement obligations of any Foreign Subsidiary (other than a Canadian Guarantor) in respect of Performance Guarantees (including any obligation to make payments in connection with such performance, but excluding obligations for the payment of borrowed money) issued by a Person that is not the Borrower or an Affiliate of the Borrower; provided such Liens shall be limited to (i) any contract as to which such Performance Guarantee provides credit support, (ii) any accounts receivable arising out of such contract and (iii) the deposit account into which such accounts receivable are deposited (the property described in clauses (i) through (iii), collectively, the “Performance Guarantee Collateral”); and
(s)    Liens on cash or Cash Equivalents securing (i) reimbursement obligations in respect of Performance Guarantees and other similar obligations (including any obligation to make payments in connection with such performance, but excluding obligations for the payment of borrowed money) and (ii) Swap Contracts that are not speculative in nature; provided that, in each case, the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed at any time the greater of (x) $200,000,000 and (y) 52% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered.
7.03    Investments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:

(a)    Investments existing on the Closing Date and disclosed on Schedule 7.03, and any refinancings of such Investments to the extent constituting Indebtedness otherwise permitted under Section 7.01(b), provided such refinancing complies with the provisions of Section 7.01(f);
(b)    Investments held by the Borrower or such Restricted Subsidiary in the form of cash or Cash Equivalents (determined, in the case of Cash Equivalents, to be Cash Equivalents at the time such Investment was made);
(c)    Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of Inventory in the ordinary course of business consistent with the past practice of the Borrower and its Restricted Subsidiaries;
(d)    Investments received in settlement of amounts due to the Borrower or any Restricted Subsidiary of the Borrower effected in the ordinary course of business;
(e)    Investments by the Borrower in any Wholly-Owned Restricted Subsidiary and Investments of any Wholly-Owned Restricted Subsidiary in the Borrower or in another Wholly-Owned Restricted Subsidiary;

(f)    loans or advances to employees of the Borrower or any of its Restricted Subsidiaries (or guaranties of loans and advances made by a third party to employees of the Borrower or any of its Subsidiaries) in the ordinary course of business; provided, that the aggregate principal amount of all such loans and advances and guaranties of loans and advances shall not exceed $1,000,000 at any time;
(g)    Investments constituting Guaranty Obligations permitted by Section 7.01;
(h)    Investments in connection with a Permitted Acquisition;
(i)    Investments in Rabbi Trusts in an aggregate amount not to exceed the greater of (x) $15,000,000 (plus income and capital growth with respect thereto) and (y) 4.0% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered;
(j)    Investments in the nature of, and arising directly as a result of, consideration received in connection with an Asset Sale made in compliance with Section 7.04;
(k)    Investments (including debt obligations and Stock and Stock Equivalents) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or other disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(l)    Investments in the Borrower or any of its Restricted Subsidiaries in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(m)    advances of payroll payments to employees in the ordinary course of business;
(n)    guarantees by the Borrower or any Restricted Subsidiary of operating leases;
(o)    Investments in the ordinary course consisting of endorsements for collection or deposit;
(p)    (i) Investments of any Restricted Subsidiary acquired after the Closing Date (other than as a result of a redesignation of any Unrestricted Subsidiary), or of any Person (other than an Unrestricted Subsidiary) acquired by, or merged into or consolidated or amalgamated with, the Administrative Borrower or any of its Restricted Subsidiary after the Closing Date, in each case pursuant to an Investment otherwise permitted by this Section 7.03 to the extent that such Investments of such Person were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 7.03(p) so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment;
(q)    Investments made in connection with the Foreign Subsidiary Reorganization;
(r)    other Investments not constituting Acquisitions by the Borrower or any Restricted Subsidiary made after the Closing Date; provided that the aggregate outstanding amount of all Investments made pursuant to this clause (r) shall not exceed the greater of (x) $175,000,000 and (y) 45% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered; provided further that the limitation described in the prior proviso shall be suspended at a time when the Secured Leverage Ratio (after giving pro forma effect to such Investments and any Indebtedness incurred in connection therewith) was less than 2.50 to 1.00 (and any such Investments made during such period shall not count against, or reduce the amounts set forth in clauses (x) and (y) above); provided further that upon request by the Administrative Agent at any time the Secured Leverage Ratio is greater than or equal to 2.50 to 1.00, the Borrower shall deliver to the Administrative Agent a schedule of all then-outstanding Investments made pursuant to this clause (r) at a time when the Secured Leverage Ratio was less than 2.50 to 1.00; and
(s)    Investments to the extent made with the Available Amount; provided that (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (y) after giving effect to such Investment, the Administrative Borrower shall be in pro forma compliance with each of the financial covenants contained in Section 7.14.
For purposes of covenant compliance, the amount of any Investment shall be the original cost of such Investment, minus the amount of any portion of such Investment repaid to the investor as a dividend, repayment of loan or advance, release or discharge of a guarantee or other obligation or other transfer of property or return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.
7.04    Asset Sales. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of their respective assets or any interest therein (including the sale or factoring at maturity of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Stock or Stock Equivalent (any such disposition being an “Asset Sale”) except for the following:
(a)    the sale or disposition of inventory in the ordinary course of business;
(b)    dispositions of cash and Cash Equivalents;
(c)    transfers resulting from any taking or condemnation of any property of the Borrower or any of its Subsidiaries (or, as long as no Default exists or would result therefrom, deed in lieu thereof);

(d)    the disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(e)    dispositions of Investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;

(f)    as long as no Default exists or would result therefrom, the sale or disposition of equipment that the Administrative Borrower reasonably determines is no longer useful in its or its Restricted Subsidiaries’ business, has become obsolete, damaged, worn-out or surplus or is replaced in the ordinary course of business;

(g)    as long as no Default exists or would result therefrom, the sale or disposition of assets (including the issuance or sale of Stock or Stock Equivalents) of any Subsidiary that either (i) is not a Wholly-Owned Restricted Subsidiary or (ii) is an Immaterial Subsidiary that, in each case, both at the time of such sale and as of the Closing Date (or if later, the time of formation or acquisition of such Restricted Subsidiary), do not constitute, in the aggregate, all or substantially all of the assets (or the Stock or Stock Equivalents) of such Restricted Subsidiary;

(h)    as long as no Default exists or would result therefrom, the lease or sublease of Real Property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement or the Mortgages;

(i)    as long as no Default exists or would result therefrom, non-exclusive assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business and dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or any Restricted Subsidiary;
(j)    as long as no Default exists or would result therefrom, discounts, adjustments, settlements and compromises of accounts and contract claims in the ordinary course of business;

(k)    any Asset Sale (i) to the Borrower or any Guarantor or (ii) by any Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party;

(l)    as long as no Default exists or would result therefrom, any other Asset Sale for Fair Market Value and where either (A) at least 75% of the consideration received therefor is cash or Cash Equivalents or (B) the Non-Cash Consideration from such Asset Sale and all other Asset Sales made in reliance upon this subclause (B) during any Fiscal Year does not exceed the greater of (x) $10,000,000 and (y) 0.65% of Consolidated Total Assets as of the last day of the immediately preceding Fiscal Year; provided, however, that with respect to any such Asset Sale in accordance with this clause (l), the aggregate consideration received for the sale of all assets sold in accordance with this clause (l) during any Fiscal Year, including such Asset Sale, shall not exceed the greater of (x) $75,000,000 and (y) 5% of Consolidated Total Assets as of the last day of the immediately preceding Fiscal Year;
(m)    any single transaction or series of related transactions so long as neither such single transaction nor such series of related transactions involves assets having a Fair Market Value of more than $3,500,000;
(n)    Asset Sales permitted by Section 7.12, Investments permitted by Section 7.03 and Restricted Payments permitted by Section 7.05;
(o)    the Foreign Subsidiary Reorganization;

(p)    as long as no Default exists or would result therefrom, the sale or disposition of equity securities and debt securities issued by Centrus Energy Corp.; provided that (i) at least 75% of the consideration received therefor is cash or Cash Equivalents and (ii) such Asset Sale is for Fair Market Value or the Borrower otherwise determines that such price is fair and reasonable in light of the circumstances under which such Asset Sale is made; and
(q)    The sale or disposition of the Stock or Stock Equivalents of any Unrestricted Subsidiary.
7.05    Restricted Payments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay or make any sum for any Restricted Payment except for:
(a)    Restricted Payments by the Borrower to any Guarantor;
(b)    Restricted Payments by (i) any Restricted Subsidiary of the Borrower to the Borrower or any Guarantor or (ii) any Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party;
(c)    Cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Stock or Stock Equivalents of the Borrower or any of its Restricted Subsidiaries;
(d)    Restricted Payments by any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary to the Borrower or any Guarantor and to any other direct or indirect holders of equity interests in such Restricted Subsidiary to the extent (i) such Restricted Payments are made pro rata (or on a basis more favorable to the Borrower or such Guarantor) among the holders of the equity interests in such Restricted Subsidiary or (ii) pursuant to the terms of the joint venture or other distribution agreement for such Restricted Subsidiary in form and substance approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed);
(e)    any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Restricted Subsidiaries (i) made solely with the proceeds received from the exercise of any warrant or option or (ii) that is deemed to occur upon the cashless exercise of stock options or warrants;
(f)    the repurchase, redemption or other acquisition or retirement for value of any Stock or Stock Equivalents of the Borrower or any Restricted Subsidiary held by any current or former officer, director or employee pursuant to any equity-based compensation plan, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement in an aggregate amount not to exceed in any Fiscal Year the greater of (x) $20,000,000 and (y) 5.2% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered;
(g)    so long as no Default exists or would result therefrom, the Borrower may make Restricted Payments of the type described in clauses (a) and (b) of the definition thereof (including Restricted Payments of the type described in clause (f) of this Section that are in excess of the aggregate amount permitted in clause (f) of this Section) (and any such Restricted Payment made during such period shall not count against, or reduce the amounts set forth in the following proviso to the extent such Restricted Payment was made in compliance with the ratio described therein); provided that the aggregate amount of all Restricted Payments made under this clause (g) at a time when the Leverage Ratio (after giving pro forma effect to such proposed Restricted Payment and any Indebtedness incurred in connection therewith) was greater than or equal to 2.50 to 1.00 shall not exceed in any Fiscal Year the greater of (x) $150,000,000 and (y) 40% of EBITDA for the Administrative Borrower and its Restricted Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered; and
(h)    any Restricted Payment unless, at the time of and immediately after giving effect to such Restricted Payment, such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the fair market value of any non-cash amount) made by the Borrower and the Restricted Subsidiaries after the Closing Date, does not exceed the Available Amount at such time; provided that (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (y) after giving effect to such Restricted Payment, the Administrative Borrower shall be in pro forma compliance with each of the financial covenants contained in Section 7.14.
7.06    Fundamental Changes. Merge, amalgamate or consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Restricted Subsidiary may merge, amalgamate or consolidate with or into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging, amalgamating or consolidating with or into another Restricted Subsidiary, the continuing or surviving Person shall be a Guarantor (whether as the survivor or by becoming a Guarantor in a manner reasonably satisfactory to the Administrative Agent, including by joining the Guaranty);
(b)    any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;
(c)    any Unrestricted Subsidiary may be acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary, subject to compliance with the provisions of Section 6.28(i) and (iv), as if applicable thereto;
(d)    any Person may be merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary of the Borrower in connection with a transaction that constitutes a Permitted Acquisition, provided that (i) if the Borrower is a party to such transaction, the Borrower shall be the continuing or surviving Person, or (ii) if a Guarantor is a party to such transaction, the continuing or surviving Person shall be a Guarantor (whether as the survivor or by becoming a Guarantor in a manner reasonably satisfactory to the Administrative Agent, including by joining the Guaranty);
(e)    any Restricted Subsidiary may dissolve or liquidate so long as (i) such dissolution or liquidation could not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the value of the Guaranty or the Collateral (if any) and (ii) if such dissolving Restricted Subsidiary is a Guarantor, it transfers all or substantially all of its assets and operations to another Guarantor; and
(f)    an Asset Sale permitted under Section 7.04 may be consummated.
7.07    Change in Nature of Business. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Eligible Line of Business.

7.08    Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction of any kind involving aggregate payments or consideration in excess of $1,000,000 with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as could reasonably be expected to be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate except:
(a)    transactions among the Borrower and its Restricted Subsidiaries not otherwise prohibited under the Loan Documents;
(b)    Restricted Payments and Investments otherwise permitted by this Agreement;
(c)    transactions in accordance with the Affiliate Agreements or as thereafter amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Lenders or the Borrower in any material respect than such agreement as it was in effect on the Closing Date;
(d)    reasonable director, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) and indemnification and insurance arrangements, in each case, as determined in good faith by the Borrower’s board of directors or senior management;
(e)    the entering into of a tax sharing agreement, or payments pursuant thereto, between the Borrower and/or one or more Restricted Subsidiaries, on the one hand, and any Tax Affiliate, on the other hand, which payments by the Borrower and its Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;
(f)    so long as the Borrower is subject to the filing requirements of the SEC, any transaction not otherwise prohibited under the Loan Documents with a Person that would constitute an Affiliate of the Borrower solely because the Borrower or a Restricted Subsidiary owns Stock in or otherwise Controls such Person;
(g)    pledges by the Borrower or any Restricted Subsidiary of Stock of any Joint Venture in a transaction permitted by Section 7.02(h)(ii); and
(h)    any transaction entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Borrower or a Restricted Subsidiary (provided that such transaction is not entered into in contemplation of such event).
7.09    [RESERVED]
7.10    Fiscal Year. The Borrower shall not change its Fiscal Year.
7.11    Use of Proceeds. The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the FRB) in contravention of Regulation U of the FRB.
7.12    Sale Leasebacks. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction unless the proceeds of such transaction received by the Loan Parties equal the Fair Market Value of the properties subject to such transaction and, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered at any one time by all sale and leaseback transactions permitted hereunder (other than any sale and leaseback transaction of property entered into within 90 days of the acquisition of such property) does not exceed the greater of (x) $20,000,000 and (y) 1.3% of Consolidated Total Assets as of the last day of the immediately preceding Fiscal Year.
7.13    Anti-Corruption Laws. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Extension in violation of applicable Anti-Corruption Laws.
7.14    Financial Covenants.
(a)    Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter to be less than 3.00 to 1.00.
(b)    Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of the end of any Fiscal Quarter to be greater than 4.00 to 1.00; provided that, at the Borrower’s option, the maximum Leverage Ratio permitted by this clause (b) may be increased to 4.50 to 1.00 (each such election, a “Leverage Ratio Increase”) for the four consecutive Fiscal Quarter ending dates (or such shorter time, as may be elected by the Borrower) immediately following the consummation of a Material Acquisition by the Borrower or a Restricted Subsidiary; provided further that, in any event (without regard to the making of more than one Material Acquisition), the maximum Leverage Ratio permitted by this clause (b) must return to 4.00 to 1.00 for the Fiscal Quarter ending immediately following each single election by the Borrower of a Leverage Ratio Increase.
7.15    BWXT Ownership. The Borrower shall not permit any Stock or Stock Equivalents in BWXT to be owned by any Person other than the Administrative Borrower or a Permitted BWXT Owner. A “Permitted BWXT Owner” is any Wholly-Owned Restricted Subsidiary of the Administrative Borrower all of whose Stock or Stock Equivalents are owned, directly or indirectly, only by the Administrative Borrower and Restricted Subsidiaries of the Administrative Borrower that are holding companies without material assets other than Stock or Stock Equivalents in other Restricted Subsidiaries of the Administrative Borrower and without material operations other than those related to such ownership.
7.16    Sanctions.
(a)    Neither the Borrower or any of its subsidiaries, nor their respective directors or officers is (i) the subject of any Sanctions or (ii) organized or resident in a Designated Jurisdiction.
(b)    The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, (i) to fund, finance or facilitate any activities or business (A) with any individual or entity that, at the time of such funding, is the subject of Sanctions; or (B) in any Designated Jurisdiction, in each case in violation of Sanctions, or (ii) in any other manner that, to the Borrower’s knowledge, would result in a violation of Sanctions by any Person (including any Person participating in the loan hereunder, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, Participant or otherwise).
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall, at any time on or after the Closing Date (other than with respect to Section 8.01(c)), and at any time with respect to Section 8.01(c), constitute an “Event of Default”:
(a)    Non-Payment of Principal. the Borrower shall fail to pay any principal of any Loan or any L/C Obligation when the same becomes due and payable; or
(b)    Non-Payment of Interest and Other Amounts. the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above and other than Obligations under any Secured Cash Management Agreement or Secured Hedge Agreement) and such non-payment continues for a period of three Business Days after the due date therefor; or
(c)    Representations and Warranties. any representation or warranty made or deemed made by any Loan Party in any Loan Document shall prove to have been incorrect in any material respect (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) when made or deemed made; or
(d)    Failure to Perform Covenants. any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 6.03(a), 6.12 (with respect to the existence of the Borrower), 6.17, 6.26, 6.27 or Article VII or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower obtains actual knowledge of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent, any Lender or any L/C Issuer; or
(e)    Cross-Default. (i) the Borrower or any of its Material Subsidiaries shall fail to make any payment on any recourse Indebtedness of the Borrower or any such Material Subsidiary (other than the Obligations (except Obligations under Secured Cash Management Agreements and Secured Hedge Agreements, which are expressly covered by this clause (e))) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount in excess of $50,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, early termination event or otherwise, but subject to any applicable grace periods contained in the documentation governing such Indebtedness and/or Guaranty Obligation), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that clauses (ii) and (iii) above shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or
(f)    Insolvency Proceedings, Etc. (i) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, interim receiver, receiver and manager, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any of its Material Subsidiaries (but not instituted by the Borrower or any of its Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or an order or decree approving or ordering any of the foregoing shall be entered, or (iii) the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) or (ii) above; or
(g)    Judgments. one or more judgments, orders or decrees (or other similar process) for the payment of money in an amount in excess of $50,000,000 in the aggregate (to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), shall be rendered against one or more of the Borrower and its Material Subsidiaries and shall remain unpaid and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment, injunction or order or (y) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, injunction or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(h)    ERISA. one or more ERISA Events or Canadian Pension Events shall occur and the amount of all liabilities and deficiencies resulting therefrom imposed on or which could reasonably be expected to be imposed directly on the Borrower, any of its Restricted Subsidiaries or any Guarantor, whether or not assessed, when taken together with amounts of all such liabilities and deficiencies for all other such ERISA Events and Canadian Pension Events exceeds $50,000,000 in the aggregate; or
(i)    Invalidity of Loan Documents. either:
(i)    any provision of any Security Instrument or the Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason, except as permitted by the Loan Documents, cease to be valid and binding on, or enforceable against, any Loan Party which is a party thereto, or any Loan Party shall so state in writing; or
(ii)    any Security Instrument shall for any reason fail or cease to create a valid Lien on any Collateral with an aggregate value of $5,000,000 or more purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or
(j)    Change of Control. there occurs any Change of Control.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. Proceeds of Collateral, and after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations composed of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by any applicable Requirement of Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above; provided, however, that no proceeds of Collateral provided by the Canadian Borrower and the Canadian Guarantors shall be applied in respect of the U.S. Obligations.

ARTICLE IX.
ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
(a)    Each of the Lenders and each L/C Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrower shall not have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law; provided that the meaning of such term in Section 10.06(c) is intended to be consistent with the meaning of such term as used in Section 5f.103-1(c) of the United States Treasury Regulations. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub -agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender at the time of such appointment and succession. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub -agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Wells Fargo resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans, or Canadian Index Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Wells Fargo resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Canadian Index Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer with respect to the Letters of Credit issued by Wells Fargo and the related L/C Obligations (which may be another existing L/C Issuer) or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Managers, Arrangers, Syndication Agents, Documentation Agents or Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
(c)    and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable

Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Stock, Stock Equivalents or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Stock or Stock Equivalents thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Stock, Stock Equivalents and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Stock, Stock Equivalents and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank, and on behalf of their Affiliates in such capacities) and each L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank that such amounts are then due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder to a Person that is not a Loan Party (including, without limitation, in connection with the Foreign Subsidiary Reorganization) or (iii) subject to Section 10.01 (including Section 10.01(i)), if approved, authorized or ratified in writing by the Required Lenders;
(b)    to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(b), (d), (e), (f) or (h), and to enter into any intercreditor agreement (including Customary Intercreditor Agreements), subordination agreement or similar agreement with respect to any such property; and

(c)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefits of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Instrument) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
9.12    Withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason), such Lender shall indemnify and hold harmless the Administrative Agent fully for all such Taxes and any reasonable expenses arising therefrom or with respect thereto, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority, but only to the extent (without expanding any obligation of the Loan Parties pursuant to Section 3.01) that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting any obligation of the Loan Parties to do so. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (i) the term “Lender” shall, for purposes of this Section 9.12, include any L/C Issuer and (ii) this Section 9.12 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 3.01 or any other provision of this Agreement.
9.13    Quebec Matters. For the purpose of holding any hypothec granted to the Hypothecary Representative (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Lenders and L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent as part of its duties as Administrative Agent, and, to the extent necessary, ratifies the appointment and authorization of the Administrative Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the "Hypothecary Representative"), and to enter into, to take and to hold on behalf of the Secured Parties, as applicable, and for their benefit, any such hypothec, and to exercise such powers and duties that are conferred upon the Hypothecary Representative under any related deed of hypothec. The Hypothecary Representative shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Hypothecary Representative pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and Loan Parties. Any Person who becomes a Lender or other Secured Party shall, by its execution of the instrumenting agreement, be deemed to have consented to and confirmed the Hypothecary Representative as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Hypothecary Representative in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Section 9.13 also constitutes the substitution of the Administrative Agent as the Hypothecary Representative
9.14    ERISA Representations. ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each of the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each of the Administrative Agent, the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)    none of the Administrative Agent, the Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to any of the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

Each of the Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees fronting fees, dealaway or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X.
MISCELLANEOUS
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 without the written consent of each Lender;
(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders, the Required Term A Lenders or the Required CAD Term Lenders, as the case may be;
(c)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(d)    postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments, if any) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction or termination of any Term Commitment hereunder without the written consent of each Term Lender with a Term Commitment under the applicable Term Facility;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest, commitment fees or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(g)    amend (i) Section 1.06 or clause (a) of the definition of “Alternative Currency” without the written consent of the Administrative Agent and each affected L/C Issuer or (ii) clause (b) of the definition of “Alternative Currency” without the written consent of the Administrative Agent and each CAD Term Lender;
(h)    change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(h)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or “Required Term A Lenders” or “Required CAD Term Lenders”, in each case without the written consent of each Lender under the applicable Facility; or
(i)    release all or substantially all of the Collateral in any transaction or series of related transactions, or release all or substantially all of the value of the Guaranty, in each case without the written consent of each Lender, except to the extent the release of any Collateral or any Guarantor is permitted pursuant to Section 9.10 (other than Section 9.10(a)(iii)) (in which case such release may be made by the Administrative Agent acting alone);
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (y) the Administrative Agent, the Borrower and the applicable L/C Issuer may, without the consent of any other Lender or L/C Issuer, make such changes as may be necessary to incorporate provisions with respect to the issuance of Letters of Credit in any Alternative Currency approved by such L/C Issuer. Notwithstanding anything to the contrary contained in this Section, if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the applicable Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following the posting of such amendment to the Lenders; provided further and notwithstanding anything to the contrary, this Agreement and the other Loan Documents may be amended solely with the consent of the Administrative Agent and the Administrative Borrower to give effect to (i) the amendments contemplated by clause (g) of the definition of Incremental Equivalent Debt and (ii) the amendments contemplated by the provisos in Section 2.14(a)(vii) of this Agreement.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder so long as such amendment does not adversely impact any other Lender’s ability to participate in such vote or action.

10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, the Administrative Agent, Wells Fargo as an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender or any other L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business

Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender and each L/C Issuer agrees to notify the Administrative Agent from time to time to ensure that the Administrative

Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender or L/C Issuer. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section

2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver .
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including Wells Fargo and including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Administrative Agent, and, if necessary, of one appropriate special and local counsel retained by the Administrative Agent in each relevant jurisdiction, but not any other separate counsel to the Arrangers or the Lenders), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement (including, without limitation, the administration of any assignment under Section 10.06 that is determined to be void ab initio) and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, provided that the Borrower’s obligations to pay or reimburse for legal fees and expenses pursuant to this clause (iii) shall be limited to the reasonable and documented out-of-pocket legal fees and expenses of a single law firm as counsel for the Administrative Agent and one additional law firm as counsel for all other such parties, taken together, in each appropriate jurisdiction (which may include a single law firm as special, local or foreign counsel acting in multiple jurisdictions), except that in the case where any such Person determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Person advises the Borrower of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented out-of-pocket legal fees and expenses of such separate counsel shall also be paid or reimbursed.
(b)    Indemnification by the Borrower. The Administrative Borrower shall (with respect to the Obligations of any Loan Party) and the Canadian Borrower shall (solely with respect to the Obligations of the Canadian Loan Parties) indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (subject to proviso (y) to this sentence below, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Contaminants on or from any property owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Liabilities and Costs related in any way to the Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (B) arises solely from disputes solely between or among Indemnitees (except that in the event of a dispute involving the Administrative Agent, an Arranger, any L/C Issuer or the Swing Line Lender (in each case, acting in its capacity as such), the Administrative Agent, such Arranger, such L/C Issuer or the Swing Line Lender, as applicable, shall be entitled (subject to the other limitations and exceptions set forth in this clause (b)) to the benefit of such indemnification) not relating to or in connection with acts or omissions by the Borrower, any of its Restricted Subsidiaries, any of their respective Affiliates or any other Person or entity or (C) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction and (y) the Borrower’s obligation to pay or reimburse an Indemnitee for the reasonable fees, charges and disbursements of counsel under this subsection (b) shall be limited to the reasonable and documented out-of-pocket fees, charges and disbursements of a single law firm chosen by the Administrative Agent as counsel for all such Indemnitees, taken together, and, if necessary, one special counsel and one firm of local counsel in each appropriate jurisdiction (which may include a single law firm as special or local counsel acting in multiple jurisdictions), except that in the case where an Indemnitee reasonably determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Indemnitee advises the Borrower of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented out-of-pocket fees, charges and disbursements of each such separate counsel shall also be paid or reimbursed. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay (and without limiting any obligation of the Borrower so to pay) any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for the Borrower’s direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than twenty days after written demand therefor (together with reasonable backup documentation supporting any such reimbursement request).
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and/or the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside . To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns .
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or the Dollar Equivalent thereof with respect to CAD Revolving Credit Loans), in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000 or CAD$1,000,000 with respect to CAD Term Loans, in the case of any assignment in respect of a Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations under any Facility, any Incremental Increase facility and/or any separate revolving credit or term loan facilities provided pursuant to the last paragraph of Section 10.01 in each case on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Administrative

Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consent of each L/C Issuer and of the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person, or (D) to any competitor of the Borrower or any of its Subsidiaries that is primarily engaged in an Eligible Line of Business and that has been previously identified as such, by legal entity name, by the Borrower to the Administrative Agent and provided by the Administrative Agent to the Lenders on the Platform, it being understood that the Administrative Agent shall have no responsibility for maintaining or otherwise managing any such list of competitors.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Requirements of Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Person described in Section 10.06(b)(v) that is not permitted to be an assignee with respect to Loans or Commitments) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered solely to the participating Lender))

to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Reserved.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank (or the Bank of Canada); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Resignation as L/C Issuer or Swing Line Lender after Assignment.
(i)    Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo or any other L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, then (i) Wells Fargo or such other L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) Wells Fargo may, upon 30 days’ notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer (which may be an existing L/C Issuer) or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo or the applicable L/C Issuer as an L/C Issuer or of Wells Fargo as the Swing Line Lender, as the case may be.
(ii)    If Wells Fargo or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make

Base Rate Loans, Canadian Index Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer with respect to such resigning L/C Issuer (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (y) such successor L/C Issuer (or another of the L/C Issuers, as may be arranged by the Borrower) shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such succession, or make other arrangements satisfactory to Wells Fargo or such other resigning L/C Issuer to effectively assume the obligations of Wells Fargo or such other resigning L/C Issuer with respect to such Letters of Credit. The provisions of subparts (g)(i) and (g)(ii) of this Section shall not limit the ability of the Borrower to appoint and remove L/C Issuers pursuant to Sections 2.03(l) and (m).
(iii)    If Wells Fargo resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.
10.07    Treatment of Certain Information; Confidentiality . Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Restricted Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower, any Restricted Subsidiary or any Affiliate of the Borrower relating to the Borrower, any Restricted Subsidiary or any Affiliate of the Borrower or any of their respective businesses, other than any such information that is (i) available to the Administrative

Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower, any Restricted Subsidiary or any Affiliate of the Borrower, or (ii) is clearly and conspicuously marked “PUBLIC” by the Borrower, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the page thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Administrative Agent, the Lenders and the L/C Issuers acknowledge that the Borrower and its Subsidiaries perform classified contracts funded by or for the benefit of the United States Federal government and, accordingly, neither the Borrower nor any Restricted Subsidiary will be obligated to release, disclose or otherwise make available to the Administrative Agent, any Lender or any L/C Issuer any classified or special nuclear material to any parties not in possession of a valid security clearance and authorized by the appropriate agency of the United States Federal government to receive such material. The Administrative Agent, the Lenders and the L/C Issuers agree that in connection with any exercise of a right or remedy the United States Federal government may remove classified information or government-issued property prior to any remedial action implicating such classified information or government-issued property. Upon notice from the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall take such steps in accordance with this Agreement as may reasonably be requested by the Borrower to enable the Borrower or any Restricted Subsidiary thereof to comply with the Foreign Ownership Control or Influence requirements of the United States Federal government imposed from time to time.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Restricted Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Requirements of Law, including United States Federal and state securities laws.
10.08    Right of Setoff . If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation .
(a)    Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law, including, without limitation, the Criminal Code (Canada), to the extent applicable, (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Requirements of Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
(b)    For the purpose of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest with respect to any monetary obligation shall not apply to any interest calculation hereunder, (iii) the rates of interest with respect to any monetary obligation relating to such advances stipulated herein are intended to be nominal rates and not effective rates or yields and (iv) EACH OF THE CANADIAN LOAN PARTIES CONFIRMS THAT IT IS A SOPHISTICATED BORROWER AND FULLY UNDERSTANDS AND IS ABLE TO CALCULATE THE RATE OF INTEREST APPLICABLE TO EACH OF THE REVOLVING CREDIT LOAN OR TERM LOAN BASED ON THE METHODOLOGY FOR CALCULATING PER ANNUM RATES PROVIDED FOR IN THIS AGREEMENT AND CONFIRMS THAT THE DISCLOSURE REQUIREMENTS COMPLIES WITH THE OBLIGATIONS OF THE INTEREST ACT (CANADA). The Administrative Agent agrees that if requested in writing by the Canadian Borrower it will calculate the nominal and effective per annum rate of interest on any Loan outstanding at the time of such request and provide such information to the Canadian Borrower promptly following such request; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Canadian Borrower or any other Canadian Loan Party of any of its Obligations under this Agreement or any other Loan Document, nor result in any liability to the Agent or any Lender. EACH LOAN PARTY HEREBY IRREVOCABLY AGREES NOT TO PLEAD OR ASSERT, WHETHER BY WAY OF DEFENCE OR OTHERWISE, IN ANY PROCEEDING RELATING TO THE LOAN DOCUMENTS, THAT THE INTEREST PAYABLE UNDER THE LOAN DOCUMENTS AND THE CALCULATION THEREOF HAS NOT BEEN ADEQUATELY DISCLOSED TO THE LOAN PARTIES.
10.10    Counterparts; Integration; Effectiveness . This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties . All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability . If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders . If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender is subject to replacement pursuant to the last paragraph of Section 10.01, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Requirements of Law; and
(e)    in the case of an assignment resulting from a Lender becoming a non-consenting Lender pursuant to the last paragraph of Section 10.01, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN THE CANADIAN COLLATERAL AGREEMENT AND THE CANADIAN GUARANTY) OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN THE CANADIAN COLLATERAL AGREEMENT AND

THE CANADIAN GUARANTY) IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial . EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility . In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrower or any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents . The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.18    Judgment Currency . If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions . Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BWX TECHNOLOGIES, INC.

By: /s/ Kirt J. Kubbs
Name: Kirt J. Kubbs
Title: Vice President, Treasurer

BWXT CANADA LTD.

By: /s/ Kirt J. Kubbs
Name: Kirt J. Kubbs
Title: Treasurer

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)
Signature Pages

WELLS FARGO BANK, N.A., as Administrative Agent, a Lender, an L/C Issuer and Swing Line Lender
By:    /s/ Jonathan D. Beck
Name:    Jonathan D. Beck
Title:    Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

JPMORGAN CHASE BANK, N.A., as a Lender
By:    /s/ Antje Focke
    Name:    Antje Focke
    Title:    Executive Director

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender
By:    /s/ Michael N. Tam
    Name:    Michael N. Tam
    Title:    Senior Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

PNC BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer
By:    /s/ Troy Pierce
    Name:    Troy Pierce
    Title:    Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

PNC BANK CANADA BRANCH, as a Lender to BWXT Canada Ltd
By:    Nazmin Adatia
    Name:    Nazmin Adatia
    Title:    Senior Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

TD BANK, N.A., as a Lender and L/C Issuer
By:    /s/ Craig Welch
    Name:    Craig Welch
    Title:    Senior Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ Jonathan Filindian
    Name:    Jonathan Filindian
    Title:    Senior Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

MORGAN STANLEY BANK, N.A., as a Lender
By:    /s/ Michael King
    Name:    Michael King
    Title:    Authorized Signatory

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

BNP PARIBAS, as a Lender and L/C Issuer
By:    /s/ Jamie Dillon
    Name:    Jamie Dillon
    Title:    Managing Director
By:    /s/ Mary-Ann Wong
    Name:    Mary-Ann Wong
    Title:    Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

REGIONS BANK, as a Lender
By:    /s/ Bruce Rudolph
    Name:    Bruce Rudolph
    Title:    Director

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

THE BANK OF NOVA SCOTIA, as a Lender
By:    /s/ Michael Grad
    Name:    Michael Grad
    Title:    Director

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

BRANCH BANKING & TRUST COMPANY, as a Lender
By:    /s/ Kelly Attayek
    Name:    Kelly Attayek
    Title:    Assistant Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer
By:    /s/ Hana Deiter
    Name:    Hana Deiter
    Title:    Managing Director

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ Suzannah Valdivia
    Name:    Suzannah Valdivia
    Title:    Senior Vice President

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

NORTHERN TRUST, as a Lender
By:    /s/ Ryan Mulvaney
    Name:    Ryan Mulvaney
    Title:    Officer

BWX TECHNOLOGIES, INC.
Credit Agreement (2018)

Schedule 1.01(a)
Affiliate Agreements
None.

Schedule 1.01(b)
Initial Guarantors
1.BWXT Nuclear Maintenance Services, Inc.
2.BWXT Commercial Group, Inc.
3.BWXT Investment Company
4.BWXT Nuclear Energy, Inc.
5.BWXT Isotope Technology Group, Inc.
BWXT Entities (Guarantors, but not parties to any Security Instruments)
6.BWXT Government Group, Inc.
7.BWXT International Technical Services, Inc.
8.BWXT NOG Technologies, Inc.
9.BWXT Nuclear Operations Group, Inc.
10.BWXT Technical Services Group, Inc.
11.BWXT Federal Services, Inc.
12.BWXT Washington, Inc.
13.Marine Mechanical Corporation
14.NFS Holdings, Inc.
15.NOG-Erwin Holdings, Inc.
16.Nuclear Fuel Services, Inc.
Canadian Guarantors
17.BWXT Nuclear Energy Canada Inc.
18.BWXT Canada Holdings Corp.
19.BWXT ITG Canada, Inc.

Schedule 1.01(c)
Unrestricted Subsidiaries
None.

Schedule 2.01
Commitments and Applicable Percentages

[Information on file with the Administrative Agent]

Schedule 4.01(a)(vi)
Mortgaged Properties
1. 581 Coronation Boulevard, Cambridge, Ontario N1R 5V3, Canada (BWXT Canada Ltd.).1

_________________________
1 Subject to Section 6.29 of the Credit Agreement.

Schedule 5.02
Consents
None.

Schedule 5.03
Ownership of Subsidiaries
i. Wholly-Owned Subsidiaries (excluding the BWXT Entities):

Name	Jurisdiction of	Number of	Number of	% of Outstanding
				Shares held by
		Shares	Shares
	Organization			Borrower (direct
		Authorized	Outstanding
				or indirect)

BWXT Nuclear Maintenance Services, Inc.	Delaware	1,000	1,000	100%
BWXT Commercial Group, Inc.	Delaware	1,000	1,000	100%
BWXT Intech, Inc.	Tennessee	50,000 Series A 50,000 Series B	2,500 Series A	100%
BWXT Investment Company	Delaware	1,000	1,000	100%
BWXT Modular Reactors, LLC	Delaware	N/A	N/A	100%
BWXT mPower, Inc.	Delaware	2,000	1,000	100%
BWXT Nuclear Energy, Inc.	Delaware	1,000	1,000	100%
BWXT Isotope Technology Group, Inc.	Delaware	1,000	100	100%
Creole Insurance Company, Ltd.	South Carolina	120,000	120,000	100%
BWXT Foreign Holdings, LLC	Delaware	N/A	N/A	100%
Generation mPower LLC	Delaware	N/A	N/A	100%
BWXT Luxembourg SARL	Luxembourg	75,000	100	100%
Generation mPower Canada Ltd.	Saskatchewan, Canada	Unlimited	100	100%
BWXT Canada Holdings Corp.	Nova Scotia, Canada	Unlimited	1,000	100%
BWXT Canada Ltd.	Ontario, Canada	1,000,000	517,377	100%
BWXT ITG Canada, Inc.	Ontario, Canada	Unlimited	1	100%
Intech International Inc.	Ontario, Canada	Unlimited	1,000	100%
BWXT Nuclear Energy Canada, Inc.	Nova Scotia, Canada	Unlimited	157,908,100	100%

ii. Wholly-Owned Subsidiaries that are BWXT Entities:

Name	Jurisdiction of	Number of Shares	Number of	% of Outstanding
				Shares held by
			Shares
	Organization	Authorized		Borrower (direct
			Outstanding
				or indirect)

BWXT Government Group, Inc.	Delaware	1,000	1,000	100%
BWXT International Technical Services, Inc.	Delaware	1,000	1,000	100%
BWXT NOG Technologies, Inc.	Delaware	1,000	1,000	100%
BWXT Nuclear Operations Group, Inc.	Delaware	1,000	1,000	100%
BWXT Technical Services Group, Inc.	Delaware	1,000	1,000	100%
BWXT Federal Services, Inc.	Delaware	1,000	1,000	100%
BWXT Washington, Inc.	Delaware	1,000	1,000	100%
Marine Mechanical Corporation	Delaware	1,500,000 Class A 500,000 Class B 1,500 Preferred	549,858.59 Class A	100%
NFS Holdings, Inc.	Delaware	100,000	100,000	100%
NOG-Erwin Holdings, Inc.	Delaware	1,000	1,000	100%
Nuclear Fuel Services, Inc.	Delaware	5,000	1,683	100%
BWXT Technical Services (U.K.) Limited	United Kingdom	100	2	100%

iii. Subsidiaries that are not Wholly-Owned Subsidiaries:

Name	Jurisdiction of	Number of	Number of	% of
				Outstanding
		Shares	Shares	Shares held by
	Organization
		Authorized	Outstanding	Borrower (direct

				or indirect)
BWB, LLC	Delaware	N/A	N/A	49%
BWB Maintenance Service Company, LLC	Delaware	N/A	N/A	49%
Lawrence Livermore National Security, LLC*	Delaware	N/A	N/A	10.6%
Los Alamos National Security, LLC*	Delaware	N/A	N/A	13%
Bechtel BWXT Idaho, LLC*	Delaware	N/A	N/A	33%
BWXT Pantex, LLC*	Delaware	N/A	N/A	46.8%
BWXT Y-12, LLC*	Delaware	N/A	N/A	51%
Syncom Space Services LLC*	Delaware	N/A	N/A	25%
National Security Technologies, LLC*	Delaware	N/A	N/A	12%
BWXT Conversion Services, LLC*	Delaware	N/A	N/A	55%
Savannah River Remediation LLC*	Delaware	N/A	N/A	7.5%
Fluor-BWXT Portsmouth LLC*	Delaware	N/A	N/A	49%
BWSR, LLC*	Delaware	N/A	N/A	70%
Idaho Treatment Group LLC*	Delaware	N/A	N/A	51%
Safe Sites of Colorado L.L.C.*	Delaware	N/A	N/A	35%
CH2M Hill BWXT West Valley, LLC*	Delaware	N/A	N/A	20%
Nuclear Waste Partnership LLC*	Delaware	N/A	N/A	30%
Newport News Nuclear BWXT- Los Alamos, LLC*	Delaware	N/A	N/A	49%
Savannah River EcoManagement, LLC*	Delaware	N/A	N/A	47%
Four Rivers Nuclear Partnership, LLC*	Delaware	N/A	N/A	30%
Integrated National Security Solutions LLC*	Delaware	N/A	N/A	36%

* BWXT Entity

iv.	Outstanding options, warrants, rights of conversion or purchase, or other similar rights:

None.

v.	Exceptions to ownership:

None.

vi.	Agreements restricting transfer or hypothecation:
1.    Certain existing Requirements of Law and/or material contracts of the BWXT Entities restrict the transfer or hypothecation of any Stock in the BWXT Entities.

Schedule 5.04
Supplement to Financial Statements
None.

Schedule 5.06
Litigation
1.    McMunn Litigation
For further description on the above-referenced and other matters, reference is hereby made to BWX Technologies, Inc.’s annual report on Form 10-K for the year ended December 31, 2017.

Schedule 5.17(b)
Real Property
i. Owned Real Property:

1.	1400 Old Highway 69 South, Mt. Vernon, Posey County, Indiana 47620 - BWXT Nuclear Operations Group, Inc.*

2.	91 Stirling Avenue, Barberton, Summit County, Ohio 44203 - BWXT Nuclear Operations Group, Inc.*

3.	24703 Euclid Avenue, Cleveland, Cuyahoga County, Ohio 44117 (land only) - Marine Mechanical Corporation*[2]

4.	2016 Mt. Athos Road, Lynchburg, Campbell County, Virginia 24503 - BWXT Nuclear Operations Group, Inc.*

5.	1205 Banner Hill Road Erwin, Unicoi County, Tennessee 37650 - Nuclear Fuel Services, Inc.*

6.	581 Coronation Boulevard, Cambridge, Ontario N1R 5V3, Canada - BWXT Canada Ltd.
ii. Leased Real Property:

1.	24703 Euclid Avenue, Cleveland, Cuyahoga County, Ohio 44117 - BWXT Nuclear Operations Group, Inc.*[3]
3. 1160 Monaghan Road, Peterborough, Ontario, Canada K9J 0A8 - BWXT Nuclear Energy Canada Inc.
*BWXT Entity

_____________________________
2 Marine Mechanical Corporation owns a portion of this property. The other portion of this property is leased from the Cleveland Cuyahoga County Port Authority.
3 Marine Mechanical Corporation owns a portion of this property. The other portion of this property is leased from the Cleveland Cuyahoga County Port Authority.

Schedule 7.01
Existing Indebtedness
None.

Schedule 7.02
Existing Liens
None.

Schedule 7.03
Existing Investments
1.    Investments in direct or indirect Subsidiaries of the Administrative Borrower and direct or indirect Joint Ventures of the Administrative Borrower existing on the Closing Date.

Schedule 10.02
Administrative Agent’s Office; Certain Addresses for Notices ADMINISTRATIVE BORROWER:
BWX Technologies, Inc.
11525 N. Community House Road, Suite 600
Charlotte, NC 28277
Attention: Kirt J. Kubbs, Vice President, Treasurer (with copy to General Counsel)
Telephone:
Telecopier:
Electronic Mail:
Website Address: www.bwxt.com
U.S. Taxpayer Identification Number:
CANADIAN BORROWER:
BWXT Canada Ltd.
11525 N. Community House Road, Suite 600
Charlotte, NC 28277
Attention: Kirt J. Kubbs, Treasurer (with copy to Corporate Secretary)
Telephone:
Telecopier:
Electronic Mail:
Website Address: www.bwxt.com
Canadian Taxpayer Identification Number:
ADMINISTRATIVE AGENT, SWINGLINE LENDER AND L/C ISSUER:
Wells Fargo Bank, N.A.
Agency Services
1525 W WT Harris Blvd.
MAC: D1109-019
Charlotte NC 28212
ATTN: Ashley Warfield
Telephone:
Agencyservices.requests@wellsfargo.com

[Account information on file with the Administrative Agent]

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: __________, _____

To:    Wells Fargo Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower thereunder, BWXT Canada Ltd., an Ontario corporation, as the Canadian borrower thereunder, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.

The undersigned hereby requests (select one):

 A Borrowing of [Term A Loans][CAD Term Loans][A Revolving Credit Borrowing in Dollars][Revolving Credit Borrowing in Canadian Dollars]
 A conversion of [Type] to [Type]
 A continuation of Eurocurrency Rate Loans

1.	On __________, _____ (a Business Day).

2.	In the amount of $__________.
[principal amount to be borrowed, converted or continued]

3.    Comprised of __________.
[Type of [Term A Borrowing][CAD Term Borrowing][Revolving Credit Borrowing in Dollars][Revolving Credit Borrowing in Canadian Dollars] requested or to which an existing [Term A Borrowing][CAD Term Borrowing][Revolving Credit Borrowing in Dollars][Revolving Credit Borrowing in Canadian Dollars] is to be converted]

4.    For Eurocurrency Rate Loans: with an Interest Period of _____ months.

5.	For conversions or continuations of Eurocurrency Rate Loans: Loan Number __________

[The [Revolving Credit Borrowing in Dollars][Revolving Credit Borrowing in Canadian Dollars][CAD Term Borrowing] requested herein complies with the proviso to the first sentence of [Section 2.01(b)][Section 2.01(d)] of the Credit Agreement.]1

_________________________
1 Applicable if requesting a CAD Term Borrowing or a Revolving Credit Borrowing.

[BWX TECHNOLOGIES, INC.][BWXT CANADA LTD.]

By:
Name:
Title:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: __________, _____

To:    Wells Fargo Bank, N.A., as Swing Line Lender
Wells Fargo Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the borrower thereunder, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.

The undersigned hereby requests a Swing Line Borrowing:

1.	On __________, _____ (a Business Day).

2.    In the amount of $__________.

The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Credit Agreement.

[BWX TECHNOLOGIES, INC.][BWXT CANADA LTD.]

By:
Name:
Title:

EXHIBIT C-1

FORM OF Term A NOTE
__________, _____

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to __________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Term A Loan (as defined in the Credit Agreement) from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower thereunder, BWXT Canada Ltd., an Ontario corporation, as the Canadian borrower thereunder, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Term A Loan from the date of such Term A Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement for such unpaid amount.

This Term A Note is one of the Term A Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term A Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Term A Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term A Note and endorse thereon the date, amount and maturity of its Term A Loans and payments with respect thereto.

In accordance with the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term A Note.

The execution and delivery of this Term A Note shall not constitute a novation of any indebtedness or other obligations owing to any Lender, the Administrative Agent, any L/C Issuer or any other Secured Party under the Credit Agreement or any other Loan Document based on facts or events occurring or existing prior to the execution and delivery of this Term A Note.

THIS TERM A NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BWX TECHNOLOGIES, INC.
By:
Name:     ______________________
Title:     ______________________

EXHIBIT C-2

FORM OF REVOLVING CREDIT NOTE
__________, _____

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to __________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan (as defined in the Credit Agreement) denominated in Dollars from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower thereunder, BWXT CANADA LTD., an Ontario corporation, as the Canadian borrower thereunder, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan denominated in Dollars from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement for such unpaid amount.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Domestic Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans denominated in Dollars and payments with respect thereto.

In accordance with the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

The execution and delivery of this Revolving Credit Note shall not constitute a novation of any indebtedness or other obligations owing to any Lender, the Administrative Agent, any L/C Issuer or any other Secured Party under the Credit Agreement or any other Loan Document based on facts or events occurring or existing prior to the execution and delivery of this Revolving Credit Note.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BWX TECHNOLOGIES, INC.

By:
Name:     _____________________
Title:     _____________________

EXHIBIT C-3

FORM OF CAD TERM NOTE
__________, _____

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to __________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each CAD Term Loan (as defined in the Credit Agreement) from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower thereunder, BWXT CANADA LTD., an Ontario corporation, as the Canadian Borrower thereunder, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each CAD Term Loan from the date of such CAD Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Canadian Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement for such unpaid amount.

This CAD Term Note is one of the CAD Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This CAD Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this CAD Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. CAD Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this CAD Term Note and endorse thereon the date, amount and maturity of its CAD Term Loans and payments with respect thereto.

In accordance with the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this CAD Term Note.

The execution and delivery of this CAD Term Note shall not constitute a novation of any indebtedness or other obligations owing to any Lender, the Administrative Agent, any L/C Issuer or any other Secured Party under the Credit Agreement or any other Loan Document based on facts or events occurring or existing prior to the execution and delivery of this CAD Term Note.

THIS CAD TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BWXT CANADA LTD.
By:
Name:     __________________
Title:     __________________

EXHIBIT C-4

FORM OF CAD REVOLVING CREDIT NOTE
__________, _____

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to __________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each CAD Revolving Credit Loan (as defined in the Credit Agreement) from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower thereunder, BWXT CANADA LTD., an Ontario corporation, as the Canadian borrower thereunder, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each CAD Revolving Credit Loan from the date of such CAD Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Canadian Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement for such unpaid amount.

This CAD Revolving Credit Note is one of the CAD Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This CAD Revolving Credit Note is also entitled to the benefits of the Canadian Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this CAD Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. CAD Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this CAD Revolving Credit Note and endorse thereon the date, amount and maturity of its CAD Revolving Credit Loans and payments with respect thereto.

In accordance with the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this CAD Revolving Credit Note.

The execution and delivery of this CAD Revolving Credit Note shall not constitute a novation of any indebtedness or other obligations owing to any Lender, the Administrative Agent, any L/C Issuer or any other Secured Party under the Credit Agreement or any other Loan Document based on facts or events occurring or existing prior to the execution and delivery of this CAD Revolving Credit Note.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BWXT CANADA LTD.

By:
Name:     ___________________
Title:     ___________________

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, _____

To:    Wells Fargo Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower thereunder, BWXT CANADA LTD., an Ontario corporation, as the Canadian borrower thereunder, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [Chief Financial Officer/Treasurer] of the Administrative Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Administrative Borrower in his or her capacity as a Responsible Officer of the Administrative Borrower and not in his or her individual capacity, and that:

1.

[Use following paragraph 1 for fiscal year-end financial statements]

The Administrative Borrower has delivered the year-end consolidated audited financial statements required by Section 6.01(b) of the Credit Agreement for the Fiscal Year ended as of the above date, together with the report and opinion of the Administrative Borrower’s Accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

The Administrative Borrower has delivered the consolidated unaudited financial statements required by Section 6.01(a) of the Credit Agreement for the Fiscal Quarter ended as of the above date. Such financial statements fairly present in all material respects the consolidated financial position of the Administrative Borrower and its Restricted Subsidiaries as at such date and the results of operations and cash flows of the Administrative Borrower and its Restricted Subsidiaries for the periods indicated in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes).

2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a reasonably detailed review of the transactions and consolidated condition (financial or otherwise) of the Administrative Borrower and its Restricted Subsidiaries during the accounting period covered by such financial statements.

3.    A review of the activities of the Administrative Borrower and its Restricted Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Administrative Borrower and its Restricted Subsidiaries performed and observed all their respective Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each of the Borrowers and the Restricted Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or-

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each Default and its nature and status:]

4.    The financial covenant analyses and information set forth on Annex A attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, _____.

BWX TECHNOLOGIES, INC.

By:
Name:     __________________________
Title:     __________________________

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignors:    ______________________________

2.    Assignee:    ______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: [BWX TECHNOLOGIES, INC.][BWXT CANADA LTD.]

4.	Administrative Agent: Wells Fargo Bank, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Credit Agreement, dated as of May 24 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer

6.    Assigned Interests in the Commitment:

Aggregate Amount of Revolving Credit Commitment/Revolving Credit Loans for all Lenders[2]	Amount of Revolving Credit Commitment/ Revolving Credit Loans Assigned	Percentage Assigned of Revolving Credit Commitment/ Revolving Credit Loans[3]	Aggregate Amount of Term A Commitment/ Term A Loans for all Lenders[4]	Amount of Term A Commitment/ Term A Loans Assigned	Percentage Assigned of Term A Commitment/ Term A Loans[5]	Amount of CAD Term Commitment/ CAD Term Loans Assigned	Percentage Assigned of CAD Term Commitment / CAD Term Loans	CUSIP Number

[7.    Trade Date:    __________________] To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:     _______________________
Name:     _______________________
Title:

ASSIGNEE
By:     _______________________
Name:     _______________________
Title:     _______________________

_______________________________________
2 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment/ Revolving Credit Loans of all Lenders thereunder.
4 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
5 Set forth, to at least 9 decimals, as a percentage of the Term A Commitment/Term A Loans of all Lenders thereunder.
6 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]7 Accepted:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:     ______________________________
Name:     ______________________________
Title:     ______________________________

Consented to:

WELLS FARGO BANK, N.A.,
as an L/C Issuer and Swing Line Lender

By:     ______________________________
Name:     ______________________________
Title:     ______________________________

[Consented to:

[BWX TECHNOLOGIES, INC.][BWXT CANADA LTD.]

By:     ______________________________
Name:
Title:     ______________________________]

______________________________

7 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it has reviewed the list of restricted Persons posted on the Platform pursuant to Section 10.06(b)(v)(D) of the Credit Agreement and the Assignee is not a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v)(D) thereof; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement) and, after review of the list of restricted Persons posted on the Platform pursuant to Section 10.06(b)(v)(D) thereof, is not a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v) thereof, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.Collection Allocation Mechanism Agreement.  The Assignee hereby (i) acknowledges that it has received a copy of the Collection Allocation Mechanism Agreement, dated as of May 24, 2018 (the “CAM”), among the Lenders and the Administrative Agent and (ii) agrees that, by executing this Assignment Agreement, it becomes party to the CAM and is bound by, and is entitled to the benefits of, the CAM, as a Lender.  This paragraph is for the benefit of the parties to the CAM and is not for the benefit of any Loan Party or any Subsidiary of any Loan Party.  For the avoidance of doubt, no Loan Party or any Subsidiary of any Loan Party is party to the CAM and does not have any rights or obligations with respect to the CAM.

4.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York. If the Assignee is a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v)(D) of the Credit Agreement, the Assignor and Assignee agree that the assignment provided herein shall be void ab initio, and that each of them shall, jointly and severally, indemnify the Administrative Agent for any loss, cost or expense arising from the voiding of such assignment.

EXHIBIT F-1

FORM OF DOMESTIC GUARANTY

U.S. GUARANTY AGREEMENT
This U.S. GUARANTY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Domestic Guaranty”), dated as of May 24, 2018, is made by (a) certain Wholly-Owned Domestic Subsidiaries of BWX Technologies, Inc., a Delaware corporation (the “Administrative Borrower”), as identified on the signature pages hereto, and any Additional Domestic Guarantor who may become a party to this Domestic Guaranty (such signatories and the Additional Domestic Guarantors, collectively, the “Domestic Guarantors” and individually, a “Domestic Guarantor”), in favor of WELLS FARGO BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Administrative Agent, the Lenders, the Swing Line Lender, each L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 of the Credit Agreement described below and the other Persons to whom the Guaranteed Obligations are owed (collectively, the “Guaranteed Parties”) and (b) the Administrative Borrower, in favor of the Administrative Agent for the ratable benefit of the Guaranteed Parties.
Pursuant to that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Administrative Borrower, BWXT Canada Ltd., an Ontario corporation (the “Canadian Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Lenders party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer, the Lenders have agreed to make Credit Extensions to the Borrowers upon the terms and subject to the conditions set forth therein.
Each Domestic Guarantor will materially benefit from the Credit Extensions made and to be made under the Credit Agreement.
Certain of the Domestic Guarantors are required to enter into this Domestic Guaranty pursuant to the terms of the Credit Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the other Guaranteed Parties to enter into, and make their respective Credit Extensions and other accommodations under, the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements, as applicable, the Administrative Borrower and the Domestic Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as applicable, as follows:
1.Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings herein that are assigned to such terms in the Credit Agreement. The following terms when used herein shall have the meanings set forth below:
“Additional Domestic Guarantor” means each Person which hereafter becomes a Domestic Guarantor pursuant to Section 19 hereof and, if applicable, Section 6.22 of the Credit Agreement.
“Administrative Borrower Guaranteed Obligations” has the meaning set forth in Section 2(b).
“Contribution Share” means, for any Domestic Guarantor in respect of any Excess Payment made by any other Domestic Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Domestic Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Domestic Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of the Domestic Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Domestic Guarantors hereunder) of the Domestic Guarantors other than the maker of such Excess Payment; provided that for purposes of calculating the Contribution Shares of the Domestic Guarantors in respect of any Excess Payment, any Domestic Guarantor that became a Domestic Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Domestic Guarantor on the date of such Excess Payment and the financial information for such Domestic Guarantor as of the date such Domestic Guarantor became a Domestic Guarantor shall be utilized for such Domestic Guarantor in connection with such Excess Payment.
“Excess Payment” means the amount paid by any Domestic Guarantor in excess of its Ratable Share of any Guaranteed Obligations.
“Guaranteed Obligations” has the meaning set forth in Section 2(a).
“Ratable Share” means, for any Domestic Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Domestic Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Domestic Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Domestic Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Domestic Guarantors hereunder) of the Domestic Guarantors; provided that for purposes of calculating the Ratable Shares of the Domestic Guarantors in respect of any payment of Guaranteed Obligations, any Domestic Guarantor that became a Domestic Guarantor subsequent to the date of any such payment shall be deemed to have been a Domestic Guarantor on the date of such payment and the financial information for such Domestic Guarantor as of the date such Domestic Guarantor became a Domestic Guarantor shall be utilized for such Domestic Guarantor in connection with such payment.
2.Guaranty.
(a)Each Domestic Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of (i) all Obligations, including any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Borrowers to any Guaranteed Party and (ii) all Obligations of any Restricted Subsidiary of the Borrowers in the nature of Secured Cash Management Agreements or Secured Hedge Agreements, in each case including all renewals, extensions, amendments, restatements and other modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Administrative Agent or any other Guaranteed Party in connection with the collection or enforcement thereof, and in each case whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Domestic Guarantor or the Borrowers under any Debtor Relief Laws, and including interest that accrues after the commencement by or against the Borrowers of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations with respect to such Domestic Guarantor.
(b)The Administrative Borrower hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations, including any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Canadian Borrower, the other Loan Parties and any Restricted Subsidiary of the Administrative Borrower to any other Guaranteed Party (including all renewals, extensions, amendments, restatements and other modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Administrative Agent or any other Guaranteed Party in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Administrative Borrower under any Debtor Relief Laws, and including interest that accrues after the commencement by or against the Administrative Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Administrative Borrower Guaranteed Obligations”).
(c)The books and records of the Administrative Agent and the books and records of each Guaranteed Party, as applicable, showing the amount of the Guaranteed Obligations or the Administrative Borrower Guaranteed Obligations, as applicable, shall be admissible in evidence in any action or proceeding, and shall be conclusive absent manifest error of the amount of the Credit Extensions and the interest and payments thereon. This Domestic Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or the Administrative Borrower Guaranteed Obligations, as applicable, or any instrument or agreement evidencing any Guaranteed Obligations or Administrative Borrower Guaranteed Obligations, as applicable, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations or the Administrative Borrower Guaranteed Obligations, as applicable, which might otherwise constitute a defense to the obligations of the Administrative Borrower or each Domestic Guarantor under this Domestic Guaranty, and the Administrative Borrower and such Domestic Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Domestic Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.
(d)The Domestic Guarantors agree that the Guaranteed Parties may take any action or refrain from taking any action specified in the Canadian Guaranty without discharging or otherwise affecting the obligations of any Domestic Guarantor hereunder.
3.Certain Tax Matters. For the avoidance of doubt, the provisions of Section 3.01 of the Credit Agreement apply, mutatis mutandis; to each Domestic Guarantor that is a party to this Domestic Guaranty.
4.Rights of Guaranteed Parties. Each Domestic Guarantor consents and agrees that, to the extent permitted by the Credit Agreement and the other Loan Documents, as applicable, the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Domestic Guaranty or any Guaranteed Obligations, (c) apply such security and direct the order or manner of sale thereof as the Guaranteed Parties in their sole discretion may determine and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, such Domestic Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Domestic Guarantor under this Domestic Guaranty or which, but for this provision, might operate as a discharge of such Domestic Guarantor.
5.Certain Waivers. Each Domestic Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Borrower other than payment and performance in full of the Guaranteed Obligations, (b) any defense based on any claim that such Domestic Guarantor’s obligations exceed or are more burdensome than those of the any Borrower, (c) the benefit of any statute of limitations affecting such Domestic Guarantor’s liability hereunder, (d) any right to require any Guaranteed Party to proceed against any Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Guaranteed Party’s power whatsoever, (e) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party, (f) any of the items specified in Section 5 of the Canadian Guaranty and (g) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Requirement of Law limiting the liability of or exonerating guarantors or sureties. Each Domestic Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Domestic Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
6.Obligations Independent. The obligations of each Domestic Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other Domestic Guarantor, and a separate action may be brought against such Domestic Guarantor to enforce this Domestic Guaranty whether or not any Borrower or any other person or entity is joined as a party.
7.Subrogation. Each Domestic Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Domestic Guaranty until the termination of this Domestic Guaranty in accordance with its terms. If any amounts are paid to any Domestic Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent (for the benefit of itself and the other Guaranteed Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
8.Contribution. Subject to Section 7, each Domestic Guarantor hereby agrees with each other Domestic Guarantor that if any Domestic Guarantor shall make an Excess Payment, such Domestic Guarantor shall have a right of contribution from each other Domestic Guarantor in an amount equal to such other Domestic Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Domestic Guarantor under this Section 8 shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid and performed in full, and no Domestic Guarantor shall exercise any right or remedy under this Section 8 against any other Domestic Guarantor until such Guaranteed Obligations have been paid and performed in full. Each Domestic Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section 8 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Domestic Guarantor may have under Requirement of Law against any Borrower in respect of any payment of Guaranteed Obligations.
9.Termination; Reinstatement. This Domestic Guaranty is a continuing and irrevocable guarantee of all Guaranteed Obligations, now or hereafter existing, and shall remain in full force and effect with respect to each of the Domestic Guarantors not otherwise released from their obligations hereunder pursuant to Section 22(b), until the termination of this Domestic Guaranty in accordance with its terms.

Notwithstanding anything to the contrary, this Domestic Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Domestic Guarantor is made, or any Guaranteed Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Guaranteed Party is in possession of or has released this Domestic Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Domestic Guarantor under this paragraph shall survive termination of this Domestic Guaranty.
10.Subordination. Each Domestic Guarantor hereby subordinates the payment of all obligations and indebtedness of any Borrower owing to such Domestic Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Domestic Guarantor as subrogee of any Guaranteed Party or resulting from such Domestic Guarantor’s performance under this Domestic Guaranty, to the payment in full in cash of all Guaranteed Obligations; provided that, unless an Event of Default has occurred and is continuing, any Borrower may make payments with respect to obligations and indebtedness of any Borrower owing to such Domestic Guarantor as permitted by the Credit Agreement and ordinary course payments pursuant to any Borrower’s and its Restricted Subsidiaries’ cash management system. If the Administrative Agent so requests when an Event of Default has occurred and is continuing, any such obligation or indebtedness of the Administrative Borrower to any Domestic Guarantor shall be enforced and performance received by such Domestic Guarantor as trustee for the Administrative Agent and the proceeds thereof, as well as any other amounts received by such Domestic Guarantor in violation of this Section 10, shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Domestic Guarantor under this Domestic Guaranty.
11.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Borrower or any Domestic Guarantor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Domestic Guarantor immediately upon demand by the Administrative Agent.
12.Condition of Administrative Borrower. Each Domestic Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other Domestic Guarantor such information concerning the financial condition, business and operations of each Borrower and any such other Domestic Guarantor as such Domestic Guarantor requires, and that no Guaranteed Party has a duty, and such Domestic Guarantor is not relying on any Guaranteed Party at any time, to disclose to such Domestic Guarantor any information relating to the business, operations or financial condition of each Borrower or any other Domestic Guarantor (such Domestic Guarantor waiving any duty on the part of any Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).
13.Representations and Warranties. Each Domestic Guarantor represents and warrants that each representation and warranty contained in Article V of the Credit Agreement to the extent such representation and warranty relates to such Domestic Guarantor is true and correct in all material respects (or, with respect to representations and warranties qualified by a materiality or a Material Adverse Effect standard, in all respects) to the extent set forth therein and except for such of those representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties qualified by a materiality or a Material Adverse Effect standard, in all respects) to the extent set forth therein as of such earlier date, as if made by such Domestic Guarantor herein; provided that each reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 13, be deemed to be a reference to such Domestic Guarantor’s knowledge.
14.Amendments; Etc. None of the terms or provisions of this Domestic Guaranty may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 10.01 of the Credit Agreement.
15.Notices. All notices and communications hereunder or under any Joinder Agreement as set forth in Section 19 shall be given to the addresses and otherwise made in accordance with Section 10.02 of the Credit Agreement; provided that notices and communications to the Domestic Guarantors shall be directed to the Domestic Guarantors at the address of the Administrative Borrower set forth in Section 10.02 of the Credit Agreement.
16.Expenses; Indemnification and Survival. Without limitation on any other obligations of each Domestic Guarantor or remedies of the Administrative Agent or any other Guaranteed Party under this Domestic Guaranty, each Domestic Guarantor shall, to the fullest extent permitted by Requirement of Law, indemnify, defend and save and hold harmless the Administrative Agent and each other Guaranteed Party from and against, and shall pay on demand, any and all damages, losses, liabilities and out-of-pocket expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by the Administrative Agent or any other Guaranteed Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Administrative Borrower enforceable against the Administrative Borrower in accordance with their terms. The obligations of such Domestic Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Domestic Guaranty in accordance with its terms.
17.Right of Setoff; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; Judgment Currency. THIS DOMESTIC GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Domestic Guaranty and the parties hereto, the terms of Sections 10.08, 10.14, 10.15 and 10.18 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” therein (whether express or by reference to the Administrative Borrower as a “party” thereto) being a reference to the Domestic Guarantors, and the parties hereto agree to such terms.
18.Counterparts; Electronic Execution. This Domestic Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Domestic Guaranty by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Domestic Guaranty.
19.Additional Domestic Guarantors. At any time after the date of this Domestic Guaranty, one or more additional Persons may become a party hereto by executing and delivering to the Administrative Agent a Joinder Agreement pursuant to the Credit Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Domestic Guaranty as a “Domestic Guarantor” and have all of the rights and obligations of a Domestic Guarantor hereunder and this Domestic Guaranty shall be deemed amended by such Joinder Agreement. Attached hereto as Exhibit A is a form of Joinder Agreement.
20.Miscellaneous. No failure by any Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Domestic Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and each Domestic Guarantor in writing, this Domestic Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Domestic Guarantor or any other guarantor for the benefit of the Guaranteed Parties or any term or provision thereof.
21.Acknowledgments . Each Domestic Guarantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Domestic Guaranty and the other Loan Documents to which it is a party and (b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands the same.
22.Termination; Release.
(a)At such time as the Loans and the other Obligations (other than (i) contingent indemnification obligations and (ii) Obligations in respect of Secured Cash Management Agreements and Secured Hedge Agreements either (A) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (B) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank that such amounts are then due and payable) shall have been paid in full, the Commitments under the Credit Agreement have been terminated or expired and each Letter of Credit issued under the Credit Agreement shall be Cash Collateralized or no longer outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), this Domestic Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Administrative Agent, the Administrative Borrower and each Domestic Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
(b)At the request and sole expense of the Administrative Borrower, a Domestic Guarantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents in such Domestic Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Administrative Borrower shall have delivered to the Administrative Agent, at least three Business Days (or such lesser period permitted in writing by the Administrative Agent) prior to the date of the proposed release, a written request for such release identifying the relevant Domestic Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Administrative Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
23.Subordination of Intercompany Debt. Each Domestic Guarantor agrees that, to the extent it owes any Indebtedness to any Restricted Subsidiary of the Administrative Borrower that is not a Domestic Guarantor, payment of the principal of, and interest on and other charges with respect to, such Indebtedness is expressly subordinated and subject in right of payment to the prior payment in full of all obligations of such Domestic Guarantor under the Loan Documents, and such Domestic Guarantor agrees not to make any payment or prepayment, whether required or optional, of principal, interest or other charges on or with respect to any such Indebtedness if an Event of Default under Sections 8.01(a), (b) or (f) of the Credit Agreement shall have occurred and be continuing. Each Domestic Guarantor that owes any Indebtedness to any Restricted Subsidiary of the Administrative Borrower agrees to cause the payee of such Indebtedness to acknowledge the terms of this Section 23, either by (i) having such Restricted Subsidiary execute an Acknowledgment of Subordination of Intercompany Debt in the form attached to this Domestic Guaranty as Exhibit B and delivering such Acknowledgment of Subordinated Intercompany Debt to the Administrative Agent, or (ii) otherwise including the substance of this Section 23 in the documentation for the Intercompany Debt and delivering such documentation to the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Domestic Guaranty to be duly executed as of the date first above written.
ADMINISTRATIVE BORROWER    BWX TECHNOLOGIES, INC.
AND DOMESTIC GUARANTOR:

By:    ____________________
Name:
Title:

DOMESTIC GUARANTORS:    [DOMESTIC GUARANTORS]

By:    ___________________
Name:
Title:

BWX Technologies, Inc.            Domestic Guaranty Agreement
Signature Pages

Acknowledged and accepted:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:     ______________
Name:
Title:

BWX Technologies, Inc.            Domestic Guaranty Agreement
Signature Pages

EXHIBIT A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of __________, 20__ between __________, a __________ (the “New Subsidiary”), and WELLS FARGO BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BWX TECHNOLOGIES, INC., a Delaware corporation, as a borrower thereunder (the “Administrative Borrower”), BWXT CANADA LTD., an Ontario corporation (the “Canadian Borrower”), the Lenders party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer (each as defined therein). All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to herein.
The Administrative Borrower desires to or is required by Section 6.22 of the Credit Agreement to cause the New Subsidiary to become a “Domestic Guarantor”.
Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Guaranteed Parties:
1.The New Subsidiary hereby agrees that by execution of this Agreement it is a Domestic Guarantor (as defined in the Domestic Guaranty) under the Domestic Guaranty as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Domestic Guaranty and (b) hereby makes each representation and warranty of a Domestic Guarantor, as set forth in the Domestic Guaranty. The New Subsidiary hereby agrees that (i) each reference to a “Domestic Guarantor” or the “Domestic Guarantors” in the Domestic Guaranty and the other Loan Documents shall include the New Subsidiary and (ii) each reference to the “Domestic Guaranty” as used therein shall mean the Domestic Guaranty as supplemented hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby, jointly and severally together with the other Domestic Guarantors, guarantees to the Administrative Agent, for the benefit of the Guaranteed Parties, as provided in the Domestic Guaranty, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.
2.[The New Subsidiary hereby agrees that by execution of this Agreement it is a Domestic Grantor (as defined in the Domestic Collateral Agreement) under the Domestic Collateral Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Domestic Collateral Agreement and (b) hereby makes each representation and warranty of a Domestic Grantor, as set forth in the Domestic Collateral Agreement. The New Subsidiary hereby agrees that (i) each reference to a “Domestic Grantor” or the “Domestic Grantors” in the Domestic Collateral Agreement and the other Loan Documents shall include the New Subsidiary, (ii) each reference to the “Domestic Collateral Agreement” as used therein shall mean the Domestic Collateral Agreement as supplemented hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified as of the date hereof and (iii) each reference to a “Collateral” in the Domestic Collateral Agreement and the other Loan Documents shall include all Collateral (as defined in the Domestic Collateral Agreement) of the New Subsidiary (other than any of New Subsidiary’s Excluded Assets). Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of setoff against, any and all right, title and interest, whether now or hereafter owned or acquired, of the New Subsidiary in and to the Collateral of the New Subsidiary.] If the New Subsidiary is a Grantor under the Domestic Collateral Agreement.
3.Attached hereto as Annex A are supplements to Schedules 5.03 and 5.17(b) of the Credit Agreement [and each of the Schedules to the Domestic Collateral Agreement to the extent such Schedules have or will change after the execution and delivery hereof] If the New Subsidiary is a Grantor under the Domestic Collateral Agreement. (which supplements include, as of the date hereof, all information required to be provided therein with respect to the New Subsidiary).
4.All notices and communications to the New Subsidiary shall be given to the address of the Administrative Borrower set forth in, and otherwise made in accordance with, Section 10.02 of the Credit Agreement.
5.The New Subsidiary hereby waives acceptance by the Administrative Agent and the Guaranteed Parties of the guarantee by the New Subsidiary under the Domestic Guaranty upon the execution of this Agreement by the New Subsidiary.
6.The New Subsidiary hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is deemed a party and (b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands the same.
7.This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
8.This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Signature Pages Follow]

___________________________
1 If the New Subsidiary is a Grantor under the Domestic Collateral Agreement.
2 If the New Subsidiary is a Grantor under the Domestic Collateral Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

[__________],
as Domestic Guarantor

By:     ___________________
Name:     ___________________
Title:     ___________________

Acknowledged and accepted:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:     ________________________
Name:     ________________________
Title:     ________________________

ANNEX A
Supplemental Schedules
Schedules to Credit Agreement

Schedules to Domestic Collateral Agreement

EXHIBIT B

ACKNOWLEDGMENT OF SUBORDINATION OF INTERCOMPANY DEBT

Reference is made to (i) that certain Canadian Guarantee Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Canadian Guarantee”), among BWXT Canada Ltd., an Ontario corporation (the “Canadian Borrower”), and certain of the Administrative Borrower’s (as defined below) Restricted Subsidiaries from time to time party thereto in favor of Wells Fargo Bank, N.A., as Administrative Agent for the benefit of the Guaranteed Parties and (ii) that certain Domestic Guaranty Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Domestic Guaranty”), among BWX Technologies, Inc., a Delaware corporation (the “Administrative Borrower”) and certain of its Restricted Subsidiaries from time to time party thereto in favor of Wells Fargo Bank, N.A., as Administrative Agent for the benefit of the Guaranteed Parties. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Administrative Borrower, the Canadian Borrower, Wells Fargo Bank, N.A., as Administrative Agent, the lenders from time to time party thereto, the Swing Line Lender and the L/C Issuers from time to time party thereto.

The undersigned, a Restricted Subsidiary of a Borrower, has or may in the future loan money to a Loan Party (collectively, the “Intercompany Indebtedness”). The undersigned hereby agrees that all Intercompany Indebtedness owed to the undersigned by any Loan Party is expressly subordinated and subject in right of payment to the prior payment in full of all Obligations of such Loan Party under the Loan Documents, and the undersigned further agrees not to accept any payment or prepayment, whether required or optional, of principal, interest or other charges on or with respect to any such Intercompany Indebtedness if an Event of Default under Sections 8.01(a), (b) or (f) of the Credit Agreement shall have occurred and be continuing. Any payment received in contravention of the foregoing subordination terms shall be promptly turned over to the Administrative Agent, and until so turned over, shall be held by the undersigned in trust for the Guaranteed Parties (as defined in the Canadian Guaranty or Domestic Guaranty, as applicable), segregated from other funds of the undersigned.

[subsidiary]

By:______________________
Name:
Title:

EXHIBIT F-2

FORM OF CANADIAN GUARANTY

CANADIAN GUARANTEE AGREEMENT
This CANADIAN GUARANTEE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”), dated as of May 24, 2018, is made by (a) certain Wholly-Owned Canadian Subsidiaries (other than BWXT Canada Ltd., an Ontario corporation (the “Canadian Borrower”)) of BWX Technologies, Inc., a Delaware corporation (the “Administrative Borrower”), as identified on the signature pages hereto, and any Additional Guarantor who may become a party to this Guarantee (such signatories and the Additional Guarantors, collectively, the “Guarantors” and individually, a “Guarantor”), in favour of WELLS FARGO BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Administrative Agent, the Lenders, each L/C Issuer, each Swing Line Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 of the Credit Agreement described below and the other Persons to whom the Guaranteed Obligations are owed (collectively, the “Guaranteed Parties”) and (b) the Canadian Borrower, in favour of the Administrative Agent for the ratable benefit of the Guaranteed Parties.
Pursuant to that certain Credit Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Administrative Borrower, the Canadian Borrower (together with the Administrative Borrower, the “Borrowers”), the Lenders party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer, the Lenders have agreed to make Credit Extensions to the Borrowers upon the terms and subject to the conditions set forth therein.
Each Guarantor will materially benefit from the Credit Extensions made and to be made under the Credit Agreement.
The Guarantors are required to enter into this Guarantee pursuant to the terms of the Credit Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the other Guaranteed Parties to enter into, and make their respective Credit Extensions and other accommodations under, the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements, as applicable, the Canadian Borrower and the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as applicable, as follows:
1.Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings herein that are assigned to such terms in the Credit Agreement. The following terms when used herein shall have the meanings set forth below:
“Additional Guarantor” means each Person which hereafter becomes a Guarantor pursuant to Section 19 hereof and, if applicable, Section 6.22 of the Credit Agreement.
“Canadian Borrower Guaranteed Obligations” has the meaning set forth in Section 2(b).
“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors other than the maker of such Excess Payment; provided that for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.
“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations.
“Guaranteed Obligations” has the meaning set forth in Section 2(a).
“Ratable Share” means, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided that for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.
2.Guarantee.
(a)Each Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and performance and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of (i) all Obligations, including any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Canadian Borrower to any Guaranteed Party and (ii) all Obligations of any Guarantor (other than itself) in the nature of Secured Cash Management Agreements or Secured Hedge Agreements, in each case including all renewals, extensions, amendments, restatements and other modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Administrative Agent or any other Guaranteed Party in connection with the collection or enforcement thereof, and in each case whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Canadian Borrower under any Canadian Insolvency Laws or any other Debtor Relief Laws, and including interest that accrues after the commencement by or against the Canadian Borrower of any proceeding under any Canadian Insolvency Laws or any other Debtor Relief Laws (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude (i) any Excluded Swap Obligations with respect to such Guarantor, and (ii) any U.S. Obligations.
(b)The Canadian Borrower hereby absolutely and unconditionally guarantees, as a guarantee of payment and performance and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations, including any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of any Guarantor to any Guaranteed Party (including all renewals, extensions, amendments, restatements and other modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Administrative Agent or any other Guaranteed Party in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Canadian Borrower under any Canadian Insolvency Laws or any other Debtor Relief Laws, and including interest that accrues after the commencement by or against the Canadian Borrower of any proceeding under any Canadian Insolvency Laws or any other Debtor Relief Laws (collectively, the “Canadian Borrower Guaranteed Obligations”); provided that the Canadian Borrower Guaranteed Obligations shall exclude any U.S. Obligations.
(c)The Guarantors agree that the Secured Parties may take any action or refrain from taking any action specified in the Domestic Guaranty without discharging or otherwise affecting the obligations of any Guarantor hereunder.
(d)The books and records of the Administrative Agent and the books and records of each Guaranteed Party, as applicable, showing the amount of the Guaranteed Obligations or Canadian Borrower Guaranteed Obligations, as applicable, shall be admissible in evidence in any action or proceeding, and shall be conclusive absent manifest error of the amount of the Credit Extensions and the interest and payments thereon. This Guarantee shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or the Canadian Borrower Guaranteed Obligations, as applicable, or any instrument or agreement evidencing any Guaranteed Obligations or Canadian Borrower Guaranteed Obligations, as applicable, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations or the Canadian Borrower Guaranteed Obligations, as applicable, which might otherwise constitute a defense to the obligations of the Canadian Borrower or each Guarantor under this Guarantee, and the Canadian Borrower and such Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.
3.Certain Tax Matters. For the avoidance of doubt, the provisions of Section 3.01 of the Credit Agreement apply, mutatis mutandis; to each Guarantor that is a party to this Guarantee.
4.Rights of Guaranteed Parties. Each Guarantor consents and agrees that, to the extent permitted by the Credit Agreement and the other Loan Documents, as applicable, the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guarantee or any Guaranteed Obligations, (c) apply such security and direct the order or manner of sale thereof as the Guaranteed Parties in their sole discretion may determine and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, such Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of such Guarantor.
5.Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Canadian Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of the Canadian Borrower other than payment and performance in full of the Guaranteed Obligations, (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Canadian Borrower, (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder, (d) any right to require any Guaranteed Party to proceed against the Canadian Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Guaranteed Party’s power whatsoever, (e) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party, (f) any of the items specified in Section 5 of the Domestic Guaranty and (g) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Requirement of Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
6.Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other Guarantor, and a separate action may be brought against such Guarantor to enforce this Guarantee whether or not the Canadian Borrower or any other person or entity is joined as a party.
7.Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee until the termination of this Guarantee in accordance with its terms. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent (for the benefit of itself and the other Guaranteed Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
8.Contribution. Subject to Section 7, each Guarantor hereby agrees with each other Guarantor that if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section 8 shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid and performed in full, and no Guarantor shall exercise any right or remedy under this Section 8 against any other Guarantor until such Guaranteed Obligations have been paid and performed in full. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favour of the party entitled to such contribution. This Section 8 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Requirement of Law against the Canadian Borrower in respect of any payment of Guaranteed Obligations.
9.Termination; Reinstatement. This Guarantee is a continuing and irrevocable guarantee of all Guaranteed Obligations, now or hereafter existing, and shall remain in full force and effect with respect to each of the Guarantors not otherwise released from their obligations hereunder pursuant to Section 22(b), until the termination of this Guarantee in accordance with its terms. Notwithstanding anything to the contrary, this Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Canadian Borrower or any Guarantor is made, or any Guaranteed Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws, Canadian Insolvency Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Guaranteed Party is in possession of or has released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guarantee.
10.Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Canadian Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Canadian Borrower to such Guarantor as subrogee of any Guaranteed Party or resulting from such Guarantor’s performance under this Guarantee, to the payment in full in cash of all Guaranteed Obligations; provided that, unless an Event of Default has occurred and is continuing, the Canadian Borrower may make payments with respect to obligations and indebtedness of the Canadian Borrower owing to such Guarantor as permitted by the Credit Agreement and ordinary course payments pursuant to the Canadian Borrower and such Guarantor’s cash management system. If the Administrative Agent so requests when an Event of Default has occurred and is continuing, any such obligation or indebtedness of the Canadian Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Administrative Agent and the proceeds thereof, as well as any other amounts received by such Guarantor in violation of this Section 10, shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guarantee.
11.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Canadian Borrower or any Guarantor under any Canadian Insolvency Laws or other Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Administrative Agent.
12.Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Canadian Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Canadian Borrower and any such other Guarantor as such Guarantor requires, and that no Guaranteed Party has a duty, and such Guarantor is not relying on any Guaranteed Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Canadian Borrower or any other Guarantor (such Guarantor waiving any duty on the part of any Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).
13.Representations and Warranties. Each Guarantor represents and warrants that each representation and warranty contained in Article V of the Credit Agreement to the extent such representation and warranty relates to such Guarantor is true and correct in all material respects (or, with respect to representations and warranties qualified by a materiality or a Material Adverse Effect standard, in all respects) to the extent set forth therein and except for such of those representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties qualified by a materiality or a Material Adverse Effect standard, in all respects) to the extent set forth therein as of such earlier date, as if made by such Guarantor herein; provided that each reference in each such representation and warranty to the Canadian Borrower’s knowledge shall, for the purposes of this Section 13, be deemed to be a reference to such Guarantor’s knowledge.
14.Amendments; Etc. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 10.01 of the Credit Agreement.
15.Notices. All notices and communications hereunder or under any Joinder Agreement as set forth in Section 19 shall be given to the addresses and otherwise made in accordance with Section 10.02 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors at the address of the Canadian Borrower set forth in Section 10.02 of the Credit Agreement.
16.Expenses; Indemnification and Survival. Without limitation on any other obligations of each Guarantor or remedies of the Administrative Agent or any other Guaranteed Party under this Guarantee, each Guarantor shall, to the fullest extent permitted by Requirement of Law, indemnify, defend and save and hold harmless the Administrative Agent and each other Guaranteed Party from and against, and shall pay on demand, any and all damages, losses, liabilities and out-of-pocket expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by the Administrative Agent or any other Guaranteed Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Canadian Borrower enforceable against the Canadian Borrower in accordance with their terms. The obligations of such Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee in accordance with its terms.
17.Right of Setoff; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; Judgment Currency. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Guarantee and the parties hereto, the terms of Sections 10.08, 10.15 and 10.18 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” therein (whether express or by reference to the Canadian Borrower as a “party” thereto) being a reference to the Guarantors, and the parties hereto agree to such terms.
18.Counterparts; Electronic Execution. This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guarantee by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guarantee.
19.Additional Guarantors. At any time after the date of this Guarantee, one or more additional Persons may become a party hereto by executing and delivering to the Administrative Agent a Joinder Agreement pursuant to the Credit Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Guarantee as a “Guarantor” and have all of the rights and obligations of a Guarantor hereunder and this Guarantee shall be deemed amended by such Joinder Agreement. Attached hereto as Exhibit A is a form of Joinder Agreement.
20.Miscellaneous. No failure by any Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guarantee shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and each Guarantor in writing, this Guarantee is not intended to supersede or otherwise affect any other guarantee now or hereafter given by any Guarantor or any other guarantor for the benefit of the Guaranteed Parties or any term or provision thereof.
21.Acknowledgments. Each Guarantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents to which it is a party and (b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands the same.
22.Termination; Release.
(a)At such time as the Loans to the Canadian Borrower and the other Obligations of the Canadian Loan Parties (other than (i) contingent indemnification obligations and (ii) Obligations of the Canadian Loan Parties in respect of Secured Cash Management Agreements and Secured Hedge Agreements either (A) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (B) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank that such amounts are then due and payable) shall have been paid in full, the Commitments to the Canadian Borrower under the Credit Agreement have been terminated or expired and each Letter of Credit issued to any Canadian Permitted L/C Party under the Credit Agreement shall be Cash Collateralized or no longer outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), this Guarantee and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
(b)At the request and sole expense of the Canadian Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Canadian Borrower shall have delivered to the Administrative Agent, at least three Business Days (or such lesser period permitted in writing by the Administrative Agent) prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Canadian Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
23.Subordination of Intercompany Debt. Each Guarantor agrees that, to the extent it owes any Indebtedness to any Restricted Subsidiary of the Borrower that is not a Guarantor, payment of the principal of, and interest on and other charges with respect to, such Indebtedness is expressly subordinated and subject in right of payment to the prior payment in full of all obligations of such Guarantor under the Loan Documents, and such Guarantor agrees not to make any payment or prepayment, whether required or optional, of principal, interest or other charges on or with respect to any such Indebtedness if an Event of Default under Sections 8.01(a), (b) or (f) of the Credit Agreement shall have occurred and be continuing. Each Guarantor that owes any Indebtedness to any Restricted Subsidiary of the Borrower agrees to cause the payee of such Indebtedness to acknowledge the terms of this Section 23, either by (i) having such Restricted Subsidiary of the Borrower execute an Acknowledgment of Subordination of Intercompany Debt in the form attached to this Guarantee as Exhibit B and delivering such Acknowledgment of Subordinated Intercompany Debt to the Administrative Agent, or (ii) otherwise including the substance of this Section 23 in the documentation for such Indebtedness and delivering such documentation to the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Guarantee to be duly executed as of the date first above written.

GUARANTOR:                [GUARANTOR]

By: __________________________________
Name:__________________________________
Title: __________________________________

Canadian Guarantee Agreement
Signature Page

Acknowledged and accepted:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By: ________________________________________
Name: ________________________________________
Title: ________________________________________

Canadian Guarantee Agreement
Signature Page

EXHIBIT A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of __________, 20__ between __________, a __________ (the “New Subsidiary”), and WELLS FARGO BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BWX TECHNOLOGIES, INC., a Delaware corporation as the Administrative Borrower thereunder, BWXT CANADA LTD., an Ontario corporation as the Canadian Borrower thereunder (the “Canadian Borrower”), the Lenders party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer (each as defined therein). All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to herein.
The Canadian Borrower desires to or is required by Section 6.22 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor”.
Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Guaranteed Parties:
1.The New Subsidiary hereby agrees that by execution of this Agreement it is a Guarantor (as defined in the Guarantee) under the Guarantee as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Guarantee and (b) hereby makes each representation and warranty of a Guarantor, as set forth in the Guarantee. The New Subsidiary hereby agrees that (i) each reference to a “Guarantor” or the “Guarantors” in the Guarantee and the other Loan Documents shall include the New Subsidiary (in each case, other than references solely applicable to a “Domestic Guarantor” or “Domestic Guarantors” (as defined in the Credit Agreement)) and (ii) each reference to the “Guarantee” as used therein shall mean the Canadian Guarantee Agreement as supplemented hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to the Administrative Agent, for the benefit of the Guaranteed Parties, as provided in the Guarantee, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.
2.[The New Subsidiary hereby agrees that by execution of this Agreement it is a Grantor (as defined in the Canadian Collateral Agreement) under the Canadian Collateral Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Canadian Collateral Agreement and (b) hereby makes each representation and warranty of a Grantor, as set forth in the Canadian Collateral Agreement. The New Subsidiary hereby agrees that (i) each reference to a “Grantor” or the “Grantors” in the Canadian Collateral Agreement and the other Loan Documents shall include the New Subsidiary, (ii) each reference to the “Canadian Collateral Agreement” as used therein shall mean the Canadian Collateral Agreement as supplemented hereby and as otherwise amended, restated, modified or supplemented as of the date hereof and (iii) each reference to a “Collateral” in the Canadian Collateral Agreement and the other Loan Documents shall include all Collateral (as defined in the Canadian Collateral Agreement) of the New Subsidiary (other than any of New Subsidiary’s Excluded Assets (as defined in the

Canadian Collateral Agreement)). Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of setoff against, any and all right, title and interest, whether now or hereafter owned or acquired, of the New Subsidiary in and to the Collateral of the New Subsidiary.] If the New Subsidiary is a Grantor under the Canadian Collateral Agreement
3.Attached hereto as Annex A are supplements to Schedules 5.03 and 5.17(b) of the Credit Agreement [and each of the Schedules to the Canadian Collateral Agreement to the extent such Schedules have or will change after the execution and delivery hereof] If the New Subsidiary is a Grantor under the Canadian Collateral Agreement. (which supplements include, as of the date hereof, all information required to be provided therein with respect to the New Subsidiary).
4.All notices and communications to the New Subsidiary shall be given to the address of the Canadian Borrower set forth in, and otherwise made in accordance with, Section 10.02 of the Credit Agreement.
5.The New Subsidiary hereby waives acceptance by the Administrative Agent and the Guaranteed Parties of the guarantee by the New Subsidiary under the Guarantee upon the execution of this Agreement by the New Subsidiary.
6.The New Subsidiary hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is deemed a party and (b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands the same.
7.This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
8.This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[Signature Pages Follow]

___________________________________
1 If the New Subsidiary is a Grantor under the Canadian Collateral Agreement
2 If the New Subsidiary is a Grantor under the Canadian Collateral Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

[__________],
as Guarantor

By:     _________________________
Name:     _________________________
Title:     _________________________

Acknowledged and accepted:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

ANNEX A
Supplemental Schedules
Schedules to Credit Agreement

Schedules to Canadian Collateral Agreement

EXHIBIT B

ACKNOWLEDGMENT OF SUBORDINATION OF INTERCOMPANY DEBT

Reference is made to (i) that certain Canadian Guarantee Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Canadian Guarantee”), among BWXT Canada Ltd., an Ontario corporation (the “Canadian Borrower”), and certain of the Administrative Borrower’s (as defined below) Restricted Subsidiaries from time to time party thereto in favor of Wells Fargo Bank, N.A., as Administrative Agent for the benefit of the Guaranteed Parties and (ii) that certain Domestic Guaranty Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Domestic Guaranty”), among BWX Technologies, Inc., a Delaware corporation (the “Administrative Borrower”) and certain of its Restricted Subsidiaries from time to time party thereto in favor of Wells Fargo Bank, N.A., as Administrative Agent for the benefit of the Guaranteed Parties. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Administrative Borrower, the Canadian Borrower, Wells Fargo Bank, N.A., as Administrative Agent, the lenders from time to time party thereto, the Swing Line Lender and the L/C Issuers from time to time party thereto.

The undersigned, a Restricted Subsidiary of a Borrower, has or may in the future loan money to a Loan Party (collectively, the “Intercompany Indebtedness”). The undersigned hereby agrees that all Intercompany Indebtedness owed to the undersigned by any Loan Party is expressly subordinated and subject in right of payment to the prior payment in full of all Obligations of such Loan Party under the Loan Documents, and the undersigned further agrees not to accept any payment or prepayment, whether required or optional, of principal, interest or other charges on or with respect to any such Intercompany Indebtedness if an Event of Default under Sections 8.01(a), (b) or (f) of the Credit Agreement shall have occurred and be continuing. Any payment received in contravention of the foregoing subordination terms shall be promptly turned over to the Administrative Agent, and until so turned over, shall be held by the undersigned in trust for the Guaranteed Parties (as defined in the Canadian Guarantee or Domestic Guaranty, as applicable), segregated from other funds of the undersigned.

[subsidiary]

By:______________________
Name:
Title:

EXHIBIT G-1

FORM OF DOMESTIC COLLATERAL AGREEMENT

U.S. PLEDGE AND SECURITY AGREEMENT
made by
BWX TECHNOLOGIES, INC. and certain Domestic Subsidiaries of the Administrative Borrower in favor of
WELLS FARGO BANK, N.A., as Administrative Agent,
for the benefit of the Secured Parties
Dated as of May 24, 2018

5.5.	Application of Proceeds	22
5.6.	Code and Other Remedies	22
5.7.	Private Sales, etc	24
5.8.	Deficiency	24
5.9.	BWXT Entities	24
SECTION 6.	THE ADMINISTRATIVE AGENT	25
6.1.	Administrative Agent’s Appointment as Attorney-in-Fact, etc	25
6.2.	Duty of Administrative Agent	26
6.3.	Execution of Financing Statements	27
6.4.	Authority of Administrative Agent	27
6.5.	Appointment of Co-Administrative Agents	27
SECTION 7.	MISCELLANEOUS	28
7.1.	Amendments in Writing	28
7.2.	Notices	28
7.3.	No Waiver by Course of Conduct; Cumulative Remedies	28
7.4.	Enforcement Expenses; Indemnification	28
7.5.	Successors and Assigns	29
7.6.	Set-off; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL	29
7.7.	Counterparts	29
7.8.	Severability	29
7.9.	Section Headings	29
7.10.	Integration	29
7.11.	Acknowledgments	30
7.12.	Additional Domestic Grantors	30
7.13.	Releases; Termination of this Agreement	30

Schedule 3.3 - Perfected First Priority Liens
Schedule 3.4 - Name; Jurisdiction of Organization, etc
Schedule 3.5 - Inventory and Equipment
Schedule 3.7 - Investment Property
Schedule 3.9 - Intellectual Property
Schedule 3.10 - Commercial Tort Claims
Exhibit A - Intellectual Property Notices

This U.S. PLEDGE AND SECURITY AGREEMENT, dated as of May 24, 2018, made by each of the signatories hereto (each a “Domestic Grantor” and collectively, together with any other grantor that may become a party hereto as provided herein, the “Domestic Grantors”), in favor of WELLS FARGO BANK, N.A., as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties in connection with that certain Credit Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among BWX TECHNOLOGIES, INC., a Delaware corporation, as the Administrative Borrower, BWXT CANADA LTD., an Ontario corporation, as the Canadian Borrower, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer.
Pursuant to the Credit Agreement, the Lenders have severally agreed to make Credit Extensions to the Borrowers.
This Agreement is required by the terms of the Credit Agreement.
In consideration of the mutual covenants and agreements contained herein and in the other Loan Documents, the parties hereto covenant and agree as follows:
SECTION 1.DEFINED TERMS
1.1.    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and unless otherwise defined herein or in the Credit Agreement, in the New York UCC and, in any event, the following terms are used herein as defined in the New York UCC: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Consumer Goods, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods (as defined in Article 9 of the New York UCC), Instruments, Inventory, Letter-of-Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
(b)    The following terms shall have the following meanings:
“Administrative Agent” shall have the meaning assigned to such term in the preamble.
“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 4.10(i).
“Agreement” shall mean this U.S. Pledge and Security Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Collateral” shall have the meaning assigned to such term in Section 2.1.
“Collateral Account” shall mean any collateral account established by the Administrative Agent as provided in Sections 5.1 or 5.4.

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“Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies) and investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all Money, notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of any Domestic Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received in, receivable or otherwise distributed to the Collateral Account in respect of or in exchange for any or all of the items constituting Collateral.
“Contracts” shall mean all contracts and agreements between any Domestic Grantor and any other Person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (a) all rights of any Domestic Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of any Domestic Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all rights of any Domestic Grantor to damages arising thereunder and (d) all rights of any Domestic Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.
“Copyright Licenses” shall mean any agreement, whether written or oral, naming any Domestic Grantor as licensor or licensee (including those listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to publicly perform, display, copy, prepare derivative works or distribute under any Copyright. This term shall exclude implied licenses and any rights obtained or granted under a copyright pursuant to the doctrines of first sale or estoppel.
“Copyrights” shall mean (a) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, and all Mask Works (as defined in 17 USC § 901), (b) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (c) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (d) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Credit Agreement” shall have the meaning assigned to such term in the preamble.
“Domestic Grantors” shall have the meaning assigned to such term in the preamble.
“Excluded Assets” shall mean:
(a)    any lease, license, contract, or agreement to which any Domestic Grantor is a party or any of its rights or interests thereunder if, and only for so long as, the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the anti-assignment provisions of the UCC, PPSA of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such

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lease, license, contract, or agreement and the rights and interests thereunder that does not result in any of the consequences specified above;
(b)    all Security Entitlements, Securities Accounts, Deposit Accounts, Financial Assets, Letter-of-Credit Rights (other than Letter-of-Credit Rights constituting a Supporting Obligation), Commodity Contracts and Commodity Accounts to which any Domestic Grantor has any right, title or interest, in each case of this clause (b) except to the extent a security interest therein may be perfected by filing of a financing statement or PPSA filing or similar filing under applicable Canadian law, and other than (x) any Collateral Account and Collateral Account Funds and (y) proceeds of the Collateral (as defined in the Credit Agreement) (it being understood that control agreements shall not be required with respect to any of the foregoing (other than the Collateral Account));
(c)    the Excluded Stock; and
(d)    all cars, trucks, trailers and other vehicles covered by a certificate of title under the laws of any state to which any Domestic Grantor has any right, title or interest;
“Excluded Stock” shall mean:
(a)    the equity interests of any Subsidiary that is a CFC or Foreign Subsidiary Holdco in excess of 65% of the outstanding voting stock and 100% of the outstanding non-voting stock of any such Subsidiary that is a First-Tier Foreign Subsidiary;
(b)    the Stock and Stock Equivalents of any BWXT Entity;
(c)    the Stock and Stock Equivalents of any Captive Insurance Subsidiary;
(d)    the Stock and Stock Equivalents of any Joint Venture to the extent that the Constituent Documents of such Joint Venture prohibit such a security interest to be granted to the Administrative Agent;
(e)    the Stock and Stock Equivalents of (i) any Subsidiary that is not a Loan Party or (ii) any Joint Venture, in each case, to the extent that such Subsidiary or Joint Venture has incurred Non-Recourse Indebtedness permitted by the Credit Agreement the terms of which either (A) require security interests in such Stock and Stock Equivalents to be granted to secure such Non-Recourse Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent;
(f)    the Stock and Stock Equivalents of Immaterial Subsidiaries (except to the extent a security interest therein may be perfected by filing of a financing statement or PPSA filing or similar filing under applicable Canadian law); and
(g)    the Stock and Stock Equivalents of Unrestricted Subsidiaries.
“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof).
“Intellectual Property” shall mean the collective reference to all intellectual property rights whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the

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Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.
“Intellectual Property Security Agreement” shall mean a Notice of Grant of Security Interest in substantially the form of Exhibit A or such other form as may be approved by the Administrative Agent and the applicable Domestic Grantor.
“Intercompany Note” shall mean any promissory note evidencing Indebtedness permitted to be incurred pursuant to Section 7.01(f) of the Credit Agreement with respect to any outstanding intercompany obligations and advances owed by or to a Loan Party.
“Investment Property” shall mean the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (or any successor provision) (other than any Excluded Stock), including all Certificated Securities and Uncertificated Securities and (b) whether or not otherwise constituting “investment property,” all Pledged Notes and all Pledged Equity Interests.
“Joinder Agreement” shall have the meaning assigned to such term in the Domestic Guaranty.
“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 3.9(a).
“Material Intellectual Property” shall have the meaning assigned to such term in Section 3.9(b).
“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
“Owned Intellectual Property” shall have the meaning assigned to such term in Section 3.9(a).
“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Domestic Grantor of any right to make, use, import, offer for sale, or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a patent pursuant to the doctrines of exhaustion or estoppel.
“Patents” shall mean (a) all United States patents, patents issued by any other country, union of countries or any political subdivision of any of the foregoing, and all reissues and extensions thereof, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (b) all patent applications pending in the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (c) all rights to, and to obtain, any reissues or extensions of the foregoing and (d) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.
“Pledged Equity Interests” means all Stock and Stock Equivalents now owned or hereafter acquired by a Domestic Grantor, including the Stock and Stock Equivalents of the Subsidiaries owned by such Domestic Grantor as set forth on Schedule 3.7(a) (as such schedule may be amended or supplemented from time to time), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

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(a)    all Stock and Stock Equivalents representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof;
(b)    in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Stock and Stock Equivalents of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Domestic Grantor; and
(c)    all rights, privileges, authority and powers of a Domestic Grantor relating to such Stock and Stock Equivalents in each such issuer or under any Constituent Document of each issuer, and the certificates, instruments and agreements representing such Stock and Stock Equivalents and any and all interest of each Domestic Grantor in the entries on the books of any financial intermediary pertaining to such Stock and Stock Equivalents; provided that, Pledged Equity Interests shall not include Excluded Stock and any rights related to such Excluded Stock (including those listed in clauses (a) through (c) of this definition).
“Pledged LLC/Partnership Interests” means, with respect to any Domestic Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Domestic Grantor in each general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership owned thereby, including, without limitation, such Domestic Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership, as applicable, such Domestic Grantor’s interest in all distributions made or to be made by any such general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership, as applicable, to such Domestic Grantor and all of the other economic rights, titles and interests of such Domestic Grantor as a partner or member, as applicable, of any such general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership, as applicable, by separate agreement or otherwise.
“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Domestic Grantor, including those listed on Schedule 3.7(b) (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Domestic Grantor (other than (a) promissory notes in an aggregate principal amount not to exceed $5,000,000 at any time outstanding issued in connection with extensions of trade credit by any Domestic Grantor in the ordinary course of business and (b) promissory notes constituting Cash Equivalents that are held by any Domestic Grantor).
“Pledged Securities” shall mean the collective reference to the Pledged Notes and the Pledged Equity Interests.
“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC (or any successor provision) and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

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“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
“Secured Obligations” shall mean the “Obligations” (as defined in the Credit Agreement).
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Domestic Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a trademark pursuant to the doctrines of first sale or estoppel.
“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, domain names, trade styles, service marks, logos, designs and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (b) the right to, and to obtain, all renewals thereof, (c) the goodwill of the business symbolized by the foregoing and (d) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Domestic Grantor of any right in, to or under any Trade Secret, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a trade secret pursuant to the doctrine of estoppel.
“Trade Secrets” shall mean (a) all trade secrets and all other confidential or proprietary information and know how whether or not reduced to a writing or other tangible form, (b) all documents and things embodying, incorporating or describing the foregoing, and (c) the right to sue for past, present and future misappropriations of any of the foregoing and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
1.2.    Other Definitional Provisions. Without limiting the general applicability of the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 1.02 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
1.3.    Credit Agreement Governs. If any of the terms or conditions of this Agreement is in conflict with the Credit Agreement, then the terms and conditions of the Credit Agreement shall govern.

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1.4.    Canadian Collateral Agreement. Solely with respect to any Collateral of the Domestic Grantors hereunder located in Canada or any province or territory thereof that is subject to a valid and perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Canadian Collateral Agreement in the event of a conflict between the terms of this Agreement and the Canadian Collateral Agreement, the Canadian Collateral Agreement shall govern.
SECTION 2.    GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
2.1.    Grant of Security Interest. Each Domestic Grantor hereby grants and pledges to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Domestic Grantor’s right, title and interest in and to the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Domestic Grantor or in which such Domestic Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
(a)    all Accounts;
(b)    all As-Extracted Collateral;
(c)    all Chattel Paper;
(d)    all Collateral Accounts, all Collateral Account Funds and all Deposit Accounts;
(e)    all Commercial Tort Claims from time to time specifically described on Schedule 3.10 and as supplemented pursuant to Section 4.12;
(f)    all Contracts;
(g)    all Documents;
(h)    all Equipment;
(i)    all Fixtures;
(j)    all General Intangibles;
(k)    all Goods;
(l)    all Instruments;
(m)    all Insurance;
(n)    all Intellectual Property;
(o)    all Inventory;
(p)    all Investment Property;

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(q)    all Letter-of-Credit Rights;
(r)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(s)    to the extent not otherwise included, all Proceeds, goodwill, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing;
provided that, notwithstanding any other provision set forth in this Section 2.1, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset, and the term “Collateral” and each of the defined terms incorporated therein shall exclude the Excluded Assets.
2.2.    Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Domestic Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any other Secured Party, (b) each Domestic Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged LLC/Partnership Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged LLC/Partnership Interests and (c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Domestic Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged LLC/Partnership Interests.
2.3.    Foreign Action. Notwithstanding anything to the contrary herein, to the extent any Collateral is located in any jurisdiction outside the United States and Canada, or the creation or perfection of a lien in any Collateral requires any action or documentation outside the United States and Canada, no such action or documentation outside the United States and Canada shall be required with respect to such Collateral.
2.4.    Control Agreements. Notwithstanding anything to the contrary herein, no Domestic Grantor shall be required to execute or deliver any control agreements with respect to deposit accounts (other than with respect to any Collateral Account), commodities accounts, securities accounts or with respect to any such other items described in clause (b) of the definition of Excluded Assets.
SECTION 3.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make their respective Credit Extensions, each Domestic Grantor hereby represents and warrants to the Secured Parties that:

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3.1.    Representations in Credit Agreement.
In the case of each Domestic Grantor, the representations and warranties set forth in Article V of the Credit Agreement solely as they relate to such Domestic Grantor or to the Loan Documents to which such Domestic Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects), except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3.l, be deemed to be a reference to such Domestic Grantor’s knowledge.
3.2.    Title; No Other Liens. Such Domestic Grantor owns or licenses or otherwise has the right to use each item of the Collateral free and clear of any and all Liens, including Liens arising as a result of such Domestic Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, except for Liens expressly permitted by Section 7.02 of the Credit Agreement. No effective financing statement, mortgage or other public notice indicating the existence of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by Section 7.02 of the Credit Agreement.
3.3.    Perfected First Priority Liens. This Agreement creates a valid security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3.3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Domestic Grantor’s Secured Obligations, enforceable in accordance with the terms hereof, to the extent such security interest in such Collateral can be perfected by (i) the filing of a financing statement under the Uniform Commercial Code, (ii) the filing with the United States Patent and Trademark Office or the United States Copyright Office of an Intellectual Property Security Agreement, or (iii) the possession of such Collateral, and (b) are prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 7.02 of the Credit Agreement. Without limiting the foregoing, each Domestic Grantor has taken all actions necessary or desirable under all Requirements of Law of the United States and of any state, territory or possession thereof, including those specified in Section 4.2 to (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities (each as defined in the New York UCC), other than any such Investment Property issued by a Foreign Subsidiary to the extent establishing “control” over such Investment Property would require actions under the Requirements of Law of a jurisdiction other than the United States or any state, territory or possession thereof or Canada or any province or territory thereof, (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-105 of the New York UCC) over all Electronic Chattel Paper and (iii) establish the Administrative Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA).

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3.4.    Name; Jurisdiction of Organization, etc. On the date hereof, such Domestic Grantor’s exact legal name (as indicated on the public record of such Domestic Grantor’s jurisdiction of formation, organization or incorporation), jurisdiction of organization or incorporation, organizational or corporation identification number, if any, United States taxpayer identification number, if any, and the location of such Domestic Grantor’s chief executive office or sole place of business are specified on Schedule 3.4. Each Domestic Grantor is organized or incorporated solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3.4, the jurisdiction of each such Domestic Grantor’s organization, incorporation or formation is required to maintain a public record showing the Domestic Grantor to have been organized, incorporated or formed. Except as specified on Schedule 3.4, as of the Closing Date (or the date of any applicable Joinder Agreement hereto in the case of an Additional Domestic Grantor) no such Domestic Grantor has changed its name, jurisdiction of organization or incorporation, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.
3.5.    Inventory and Equipment.
(a)    On the date hereof, the material Inventory, Fixtures and Equipment (other than (i) mobile goods, (ii) Inventory or Equipment in transit or out for repair, (iii) Inventory or Equipment purchased but not yet delivered, and (iv) Inventory, Fixtures and Equipment located outside the United States of America) that is included in the Collateral are kept at the locations listed on Schedule 3.5.
(b)    Any Inventory now or hereafter produced by any Domestic Grantor included in the Collateral have been and will be produced in compliance in all material respects with the requirements of all applicable laws and regulations, including the Fair Labor Standards Act, as amended.
(c)    No material portion of the Inventory, Fixtures or Equipment that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.
3.6.    Types of Collateral. None of the Collateral constitutes, or is the Proceeds of (a) Farm Products, (b) As-Extracted Collateral, (c) Consumer Goods, (d) Manufactured Homes, (e) standing timber, or (f) as of the Closing Date, aircraft, airframe, aircraft engine, aircraft lease or any other related property.
3.7.    Investment Property.
(a)    Schedule 3.7(a) hereto sets forth under the heading “Pledged Equity Interests” all of the Pledged Equity Interests as of the Closing Date, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 3.7(b) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Domestic Grantor as of the Closing Date, and all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and constitute all of the issued and outstanding indebtedness evidenced by an instrument or certificated security of the respective issuers thereof

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owing to such Domestic Grantor. All Pledged Equity Interests and all Pledged Notes existing on the Closing Date shall be delivered to the Administrative Agent on the Closing Date, subject to Section 6.29 of the Credit Agreement.
(b)    The shares of Pledged Equity Interests pledged by such Domestic Grantor hereunder constitute all of the issued and outstanding shares of all classes of Stock and Stock Equivalents owned by such Domestic Grantor in each issuer thereof (other than Excluded Stock).
(c)    The Pledged Equity Interests have been duly and validly issued and, except as set forth on Schedule 3.7(a) hereto, are fully paid and nonassessable (to the extent applicable).
(d)    Such Domestic Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Liens expressly permitted by Section 7.02 of the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
(e)    Section 7.14 of the Canadian Collateral Agreement is incorporated herein mutandis mutatis.
3.8.    Receivables.
(a)    No amount payable to such Domestic Grantor under or in connection with any Receivable in excess of $5,000,000 that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that has not been subjected to the “control” (within the meaning of Section 9-105 of the New York UCC) of the Administrative Agent.
(b)    Each Receivable that is included in the Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes or counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business) and (iv) is and will be in compliance with all applicable laws and regulations, except where the failure to comply with this Section 3.8(b) with respect to each Receivable would not reasonably be expected to have a Material Adverse Effect.
3.9.    Intellectual Property.
(a)    Schedule 3.9(a) lists all Copyrights, Patents, and Trademarks which are registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office or are the subject of an application for registration with any such Governmental Authority, in each case which is owned by such Domestic Grantor in its own name on the date hereof (collectively, the “Owned Intellectual Property”). Except as set forth in Schedule 3.9(a), such Domestic Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all material Owned Intellectual Property and is otherwise entitled to grant to others the right to use (and, where applicable, itself use) all such material Owned Intellectual Property. Such Domestic Grantor has a valid and enforceable right to use all material Intellectual Property used by,

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or licensed to others by, such Domestic Grantor which is not Owned Intellectual Property either pursuant to one of the written material Copyright Licenses, Patent Licenses, Trademark Licenses, and/or Trade Secret Licenses listed on Schedule 3.9(a) and subject to the terms thereof (collectively, the “Licensed Intellectual Property”) or otherwise.
(b)    On the date hereof, all Owned Intellectual Property and all Licensed Intellectual Property, in each case, which is material to such Domestic Grantor’s business (collectively, the “Material Intellectual Property”), is valid, subsisting, unexpired and enforceable and has not been abandoned. The operation of such Domestic Grantor’s business as currently conducted or as contemplated to be conducted does not infringe, constitute a misappropriation of, dilute, or otherwise violate the Intellectual Property rights of any other Person, in each case, where the same would have a Material Adverse Effect.
(c)    No claim has been asserted that the use of the Material Intellectual Property does or may infringe upon or constitute a misappropriation of the rights of any other Person.
(d)    To such Domestic Grantor’s knowledge, no decision or judgment has been rendered by any Governmental Authority or arbitrator in the United States or outside the United States which would materially limit or cancel the validity or enforceability of, or such Domestic Grantor’s rights in, any Material Intellectual Property. Such Domestic Grantor is not aware of any uses of any item of Material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized trademark uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.
(e)    No action or proceeding is pending, or, to such Domestic Grantor’s knowledge, threatened, on the date hereof (i) seeking to limit, cancel or invalidate any Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Domestic Grantor infringe any Patent, Trademark, Copyright, or misappropriate any Trade Secret or violate any other right of any other Person, or (iii) alleging that any Material Intellectual Property (A) owned by such Domestic Grantor or (B) licensed by such Domestic Grantor (to such Domestic Grantor’s knowledge), is being licensed or sublicensed in violation of any intellectual property or any other right of any other Person, in each case, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. To such Domestic Grantor’s knowledge, no Person is engaging in any activity that infringes upon or misappropriates, or is otherwise an unauthorized use of, any Material Intellectual Property owned by Domestic Grantor. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not result in the termination of any of the Material Intellectual Property.
(f)    With respect to each Copyright License, Trademark License, Trade Secret License and Patent License which license constitutes Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect: (i) such license is binding and enforceable against the other party thereto; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein (including, but not limited to, the enforceability of such rights and interests with respect to each such license), nor will the grant of such rights and interests (or the enforceability thereof) constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Domestic Grantor has not received any notice of termination or cancellation under such license; (iv) such Domestic Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (v) such Domestic Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

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(g)    Except as set forth on Schedule 3.9(g), such Domestic Grantor has made all filings and recordations and paid all required fees and taxes to maintain each and every item of registered Material Intellectual Property in full force and effect and to protect and maintain its interest therein.
(h)    To the knowledge of such Domestic Grantor, (i) none of the Trade Secrets that constitute Material Intellectual Property of such Domestic Grantor have been used, divulged, disclosed or appropriated to the detriment of such Domestic Grantor for the benefit of any other Person without permission of such Domestic Grantor; and (ii) no employee, independent contractor or agent of such Domestic Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Domestic Grantor where the same would reasonably be expected to have a Material Adverse Effect.
(i)    Such Domestic Grantor has taken commercially reasonable steps to exercise quality control over any licensee of such Domestic Grantor’s Trademarks.
3.10.    Commercial Tort Claims. No Domestic Grantor has knowledge that it has any Commercial Tort Claims as of the date hereof individually or in the aggregate in excess of $5,000,000, except as set forth on Schedule 3.10.
3.11.    Contracts. No amount payable to such Domestic Grantor under or in connection with any Contract which has a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that is not under the “control” (within the meaning of Section 9-105 of the New York UCC) of the Administrative Agent.
SECTION 4.    COVENANTS
Each Domestic Grantor covenants and agrees with the Secured Parties that, as of the date hereof and until the termination of this Agreement in accordance with its terms:
4.1.    Covenants in Credit Agreement. Each Domestic Grantor shall take, or shall refrain from taking, as the case may be, each action that is within its control and is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Domestic Grantor or any of its Restricted Subsidiaries.
4.2.    Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Investment Property.
(a)    If any of the Collateral having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be promptly (and, in any event, within 30 days of the acquisition thereof (or such later date as the Administrative Agent may agree)) delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Domestic Grantor as of the Closing Date and represented in such form shall be delivered on the Closing Date.

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(b)    If any of the Collateral having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is or shall become “Electronic Chattel Paper” such Domestic Grantor shall ensure that (i) a single authoritative copy shall exist which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and that is not the authoritative copy; (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision, and (vi) the Administrative Agent has “control” (within the meaning of the New York UCC) of such Electronic Chattel Paper.
(c)    If any Collateral having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is or shall become an Uncertificated Security, such Domestic Grantor shall promptly (and, in any event, within 30 days (or such later date as the Administrative Agent may agree)) cause the issuer thereof, if such issuer is a Restricted Subsidiary of the Administrative Borrower, either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Domestic Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Domestic Grantor and such actions shall be taken on or prior to the Closing Date with respect to any such Uncertificated Securities owned as of the Closing Date by any Domestic Grantor and the Domestic Grantor shall take or cause to be taken all such other actions as may be necessary for the Administrative Agent to have “control” (within the meaning of Article 8 of the New York UCC).
4.3.    Maintenance of Insurance.
(a)    Such Domestic Grantor will maintain insurance in accordance with Section 6.16 of the Credit Agreement, and furnish to the Administrative Agent, upon written request, a copy of such insurance policies.
(b)    Such Domestic Grantor will deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated as of a recent date showing the amount and types of insurance coverage as of such date, (ii) upon reasonable request of the Administrative Agent from time to time, reasonably detailed information as to any material insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Domestic Grantor. To the extent applicable, the Administrative Agent shall be named as additional insured on all such liability insurance policies of such Domestic Grantor and the Administrative Agent shall be named as loss payee (and, where applicable, mortgagee) on all property and casualty insurance policies of such Domestic Grantor.
4.4.    Payment of Obligations. Such Domestic Grantor shall pay and discharge (or cause to be paid and discharged) or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment or charge needs be paid if (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Domestic

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Grantor or (b) the failure to so pay and discharge would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.5.    Maintenance of Perfected Security Interest; Further Documentation.
(a)    Except as otherwise expressly permitted by the Credit Agreement, such Domestic Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest under all Requirements of Law of the United States and of any state, territory or possession thereof and Canada, and any province or territory thereof, having at least the priority described in Section 3.3 and shall defend such security interest against any claims and demands of any Persons (other than the Secured Parties), subject to the provisions of Section 7.13.
(b)    Such Domestic Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Domestic Grantor as the Administrative Agent may reasonably request, all in reasonable detail.
(c)    At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Domestic Grantor, such Domestic Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request to be taken in the United States and Canada for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in the United States or any State, territory or possession thereof and Canada and any province or territory thereof with respect to the security interests created hereby and in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
4.6.    Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Domestic Grantor shall not, except upon at least 10 days’ prior written notice (or such shorter period consented to by the Administrative Agent in writing), in each case, to the Administrative Agent and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:
(a)    change its legal name, incorporation number, jurisdiction of organization, incorporation or formation or the location of its chief executive office or sole place of business from that referred to in Schedule 3.4; or
(b)    change its legal name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.
4.7.    Notices. Such Domestic Grantor shall advise the Administrative Agent promptly, in reasonable detail, of:
(a)    any Lien (other than any Lien expressly permitted by Section 7.02 of the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder;

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(b)    the occurrence of any other event of which such Domestic Grantor becomes aware that would reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby; and
(c)    the acquisition or ownership by any Domestic Grantor of any aircraft, airframe, aircraft engine, aircraft lease or any other related property with a value in excess of $5,000,000 individually or in the aggregate.
4.8.    Investment Property.
(a)    If such Domestic Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of Stock and Stock Equivalents in any issuer thereof, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, such Domestic Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and promptly deliver the same to the Administrative Agent in the exact form received (other than Excluded Stock), duly endorsed by such Domestic Grantor to the Administrative Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Domestic Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any issuer thereof shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations if an Event of Default then exists, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer thereof or pursuant to the reorganization thereof, the property so distributed shall, (x) if an Event of Default then exists or (y) if otherwise expressly required to be delivered to the Administrative Agent pursuant to the terms of this Agreement, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations and/or applied in accordance with Section 8.03 of the Credit Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Domestic Grantor in violation of the immediately preceding sentence, such Domestic Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Domestic Grantor, and forthwith deliver such money or property to the Administrative Agent to be held as additional collateral security for the Secured Obligations or applied in accordance with Section 8.03 of the Credit Agreement.
(b)    Such Domestic Grantor shall not (i) vote to enable, or take any other action to permit, any Restricted Subsidiary of the Administrative Borrower that is an issuer of Pledged Equity Interests to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any such issuer (except, in each case, in connection with a transaction permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, in connection with a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except, in each case, for the security interests created by any Loan Document or any

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Lien permitted thereon pursuant to Section 7.02 of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Domestic Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, in connection with a transaction that is permitted under the Credit Agreement) or (v) cause or permit any Restricted Subsidiary of the Administrative Borrower that is an issuer of any Pledged LLC/Partnership Interests which are not Securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged LLC/Partnership Interests to be treated as Securities for purposes of the New York UCC unless such Domestic Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof.
(c)    In the case of each Domestic Grantor which is an issuer of Pledged Securities, such issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it. In addition, each Domestic Grantor which is either an issuer or an owner of any Pledged Security hereby consents to the grant by each other Domestic Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the issuer of the related Pledged Security.
4.9.    Receivables. Other than in the ordinary course of business, such Domestic Grantor shall not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
4.10.    Intellectual Property.
(a)    Such Domestic Grantor (either itself or through licensees) shall, in the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, (i) continue to use each owned Trademark material to its business, (ii) maintain commercially reasonable quality of products and services offered under such Trademarks and take all necessary steps to ensure that all licensed users of such Trademarks comply with such Domestic Grantor’s quality control requirements and maintain reasonable quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademarks unless the Administrative Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and an Intellectual Property Security Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
(b)    Such Domestic Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not do any act, or knowingly omit to do any act, whereby any Patent owned by such Domestic Grantor material to its business may become forfeited, abandoned or dedicated to the public.

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(c)    Such Domestic Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not (and shall not permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any material portion of Copyrights owned by such Domestic Grantor and material to its business may become invalidated or otherwise impaired. Such Domestic Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not do any act whereby any material portion of such Copyrights may fall into the public domain.
(d)    Such Domestic Grantor shall notify the Administrative Agent promptly if it knows or suspects that any application or registration relating to any Material Intellectual Property owned by such Domestic Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Domestic Grantor’s ownership of, or the validity of, any such Material Intellectual Property or such Domestic Grantor’s right to register the same or to own and maintain the same.
(e)    After such Domestic Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of such Domestic Grantor with the United States Patent and Trademark Office or the United States Copyright Office, such Domestic Grantor shall report such filing or receipt of a registration to the Administrative Agent prior to or concurrently with the delivery of the Compliance Certificate required by Section 6.01(c) of the Credit Agreement for the earlier to occur of either the Fiscal Quarter ending June 30 or the Fiscal Year ending (or such longer period of time permitted by the Administrative Agent in its sole discretion), in each case, immediately following the date of such filing or receipt of registration. Upon request of the Administrative Agent, such Domestic Grantor shall execute and deliver, and have recorded in the United States Patent and Trademark office or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property of such Domestic Grantor.
(f)    Such Domestic Grantor, subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall take reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property material to its business, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
(g)    Such Domestic Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any of its registered Owned Intellectual Property, or abandon any application or any right to file an application for any patent, trademark, or copyright, unless such Domestic Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable

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in the conduct of such Domestic Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.
(h)    In the event that any Intellectual Property material to its business is infringed, misappropriated or diluted by a third party, such Domestic Grantor shall (i) take such actions as such Domestic Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
(i)    Such Domestic Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 2.1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall provide written notice thereof prior to or concurrently with the delivery of the Compliance Certificate required by Section 6.01(c) of the Credit Agreement for the earlier to occur of either the Fiscal Quarter ending June 30 or the Fiscal Year ending (or such longer period of time permitted by the Administrative Agent in its sole discretion), in each case, following the date on which such ownership is obtained, and (iv) promptly after the Administrative Agent’s request, it shall provide the Administrative Agent with an amended Schedule 3.9(a) and take the actions specified in clauses (j) and (k) of this Section 4.10.
(j)    Such Domestic Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office and the United States Copyright Office.
(k)    Such Domestic Grantor agrees to execute an Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office and the United States Copyright Office.
(l)    Such Domestic Grantor shall take commercially reasonable steps to protect the secrecy of all trade secrets or confidential information material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.
4.11.    Contracts.
(a)    Such Domestic Grantor shall perform and comply in all material respects with all its obligations under the Contracts, except where the failure to so perform and comply would not reasonably be expected to have a Material Adverse Effect.
(b)    Such Domestic Grantor shall not amend, modify, terminate, waive or fail to enforce any provision of any Contract in any manner which would reasonably be expected to have a Material Adverse Effect.

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(c)    Such Domestic Grantor shall exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination), except where the failure to so exercise would not reasonably be expected to have a Material Adverse Effect.
(d)    Such Domestic Grantor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license or contract, a provision that would limit the creation, perfection or scope of, or exercise or enforcement of remedies in connection with, a Lien on such permit, lease, license or contract in favor of the Administrative Agent for the benefit of the Secured Parties unless such Domestic Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
4.12.    Commercial Tort Claims. Such Domestic Grantor shall advise the Administrative Agent promptly after such Domestic Grantor becomes aware of any Commercial Tort Claim held by such Domestic Grantor individually or in the aggregate in excess of $5,000,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent to grant a security interest in such Commercial Tort Claim to the Administrative Agent for the benefit of the Secured Parties.
SECTION 5.    REMEDIAL PROVISIONS
5.1.    Certain Matters Relating to Receivables.
(a)    The Administrative Agent shall have the right (but shall in no way be obligated), at its own expense if an Event of Default does not then exist, to make test verifications of the Receivables that are included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Domestic Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.
(b)    Subject to the rights of the Administrative Agent under Section 5.2(b), each Domestic Grantor hereby agrees to use its commercially reasonable efforts to continue to collect all amounts due or to become due to such Domestic Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Domestic Grantor, (i) shall be promptly (and, in any event, within two Business Days) deposited by such Domestic Grantor in the exact form received, duly endorsed by such Domestic Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Domestic Grantor in trust for the Secured Parties, segregated from other funds of such Domestic Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)    At the Administrative Agent’s request but subject to the confidentiality provisions set forth in the Credit Agreement, during the continuance of an Event of Default each Domestic Grantor shall make available to the Administrative Agent original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including original orders, invoices and shipping receipts.

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5.2.    Communications with Obligors; Domestic Grantors Remain Liable.
(a)    The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s reasonable satisfaction the existence, amount and terms of any Receivables or Contracts.
(b)    The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default notify, or require any Domestic Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may upon written notice to the applicable Domestic Grantor, notify, or require any Domestic Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Administrative Agent.
(c)    Anything herein to the contrary notwithstanding, each Domestic Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Domestic Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
5.3.    Pledged Securities.
(a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Domestic Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Domestic Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Credit Agreement, and to exercise all voting, corporate and other ownership (or other similar) rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership (or other similar) right exercised or other action taken which would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
(b)    If an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Domestic Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 5.3(b): (i) all rights of each Domestic Grantor to exercise or refrain from exercising the voting and other consensual rights and to receive cash dividends paid in respect of the Pledged Equity Interests and payments made in respect of the Pledged Notes, which it would otherwise be entitled to exercise or receive pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights; (ii) the Administrative Agent shall have the right, without notice to any Domestic Grantor (where permitted by applicable law), to transfer all or

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any portion of the Investment Property to its name or the name of its nominee or agent; and (iii) the Administrative Agent shall have the right, without notice to any Domestic Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Domestic Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Domestic Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.
(c)    Each Domestic Grantor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Domestic Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Domestic Grantor, and each Domestic Grantor agrees that each such issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Administrative Agent.
5.4.    Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Domestic Grantor consisting of cash, cash equivalents, checks and other near-cash items shall, if requested in writing by the Administrative Agent, be held by such Domestic Grantor in trust for the Secured Parties, segregated from other funds of such Domestic Grantor, and shall, forthwith upon receipt by such Domestic Grantor, be turned over to the Administrative Agent in the exact form received by such Domestic Grantor (duly endorsed by such Domestic Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Domestic Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.
5.5.    Application of Proceeds. At such intervals as may be agreed upon by the Administrative Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Proceeds of Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in the Domestic Guaranty, in payment of the Secured Obligations in accordance with the Credit Agreement.
5.6.    Code and Other Remedies.
(a)    If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law

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referred to below) to or upon any Domestic Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Domestic Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Domestic Grantor, and each Domestic Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Domestic Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Domestic Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Domestic Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. To the extent permitted by applicable law, each Domestic Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Domestic Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Domestic Grantor’s premises or elsewhere. To the extent permitted by applicable law, and so long as an Event of Default is continuing, the Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
(b)    The Administrative Agent shall apply the proceeds of any action taken by it pursuant to this Section 5.6, in accordance with Section 8.03 of the Credit Agreement. If the Administrative Agent sells any of the Collateral upon credit, the Domestic Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Domestic Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Domestic Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by any Secured Party of any rights hereunder.
(c)    In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Domestic Grantor shall, to the extent commercially reasonable and feasible under the

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circumstances, supply the Administrative Agent or its designee with such Domestic Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Domestic Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
(d)    For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article V hereof, each Domestic Grantor hereby grants to the Administrative Agent, to the extent assignable, a non-exclusive license (exercisable only during the continuance of an Event of Default) to use, assign, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired by such Domestic Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items constituting Collateral may be recorded or stored.
5.7.    Private Sales, etc.
(a)    Each Domestic Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Domestic Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
(b)    Each Domestic Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Domestic Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Domestic Grantor, and such Domestic Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
5.8.    Deficiency. Each Domestic Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable fees and disbursements of any outside attorneys employed by any Secured Party to collect such deficiency.
5.9.    BWXT Entities. Notwithstanding anything contained herein to the contrary, the Administrative Agent will not take any action with respect to any pledge of Stock or Stock Equivalents of any Person that directly or indirectly owns Stock or Stock Equivalents in any BWXT Entity if such action

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would constitute or result in the change of ownership of any Person that directly or indirectly owns Stock in a BWXT Entity if such change of ownership would require under then-existing law or any material contract, the prior approval of the U.S. Navy, the U.S. Department of Energy or any other Governmental Authority, without first obtaining such approval. Each Domestic Grantor covenants that, after the occurrence and during the continuance of an Event of Default, it will take all actions as may be requested by the Administrative Agent to obtain such approval.
SECTION 6.    THE ADMINISTRATIVE AGENT
6.1.    Administrative Agent’s Appointment as Attorney-in-Fact, etc.
(a)    Each Domestic Grantor hereby irrevocably constitutes and appoints the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Domestic Grantor and in the name of such Domestic Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Domestic Grantor hereby gives the Administrative Agent the power and right, on behalf of such Domestic Grantor, without notice to or assent by such Domestic Grantor, to do any or all of the following:
(i)    in the name of such Domestic Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Domestic Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened in writing against the Collateral (other than Liens permitted by Section 7.02 of the Credit Agreement), effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express

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bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Domestic Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Domestic Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Domestic Grantor might do.
Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If any Domestic Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Domestic Grantor and the Domestic Grantor failing to promptly comply therewith.
(c)    The reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Domestic Grantor, shall be payable by such Domestic Grantor to the Administrative Agent on written demand (which demand shall set forth all invoiced amounts due).
(d)    Each Domestic Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
6.2.    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral

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upon the request of any Domestic Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Domestic Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct in breach of a duty owed to such Domestic Grantor.
6.3.    Financing Statements and IP Filings. Each Domestic Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law (including the PPSA), each Domestic Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Domestic Grantor, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Domestic Grantor agrees that such financing statements may describe the collateral in the same manner as described in this Agreement or as “all assets,” “all personal property” or words of similar effect, regardless of whether or not the Collateral includes all assets or all personal property of such Domestic Grantor, or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable that is of an equal or lesser scope or with greater detail. A photographic or other reproduction of this Agreement shall, where permitted by applicable law, be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Domestic Grantor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) and the Canadian Intellectual Property Office, including this Agreement, a Notice of Grant or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in the Collateral granted by such Domestic Grantor hereunder, without the signature of such Domestic Grantor and naming such Domestic Grantor, as debtor, and the Administrative Agent, as secured party.
6.4.    Authority of Administrative Agent. Each Domestic Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Domestic Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Domestic Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
6.5.    Appointment of Co-Administrative Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Administrative Agent may appoint another bank or trust company or one of more other Persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

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SECTION 7.    MISCELLANEOUS
7.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Domestic Grantor (provided, that, any provision imposing obligations of a Domestic Grantor may be waived by the Administrative Agent without the consent of the Domestic Grantors) and the Administrative Agent, subject to any consents required under Section 10.01 of the Credit Agreement.
7.2.    Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 10.02 of the Credit Agreement; provided that notices and communications to any Domestic Grantor other than the Administrative Borrower shall be directed to such Domestic Grantor, at the address of the Administrative Borrower.
7.3.    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4.    Enforcement Expenses; Indemnification.
(a)    Each Domestic Grantor agrees to pay or reimburse each Secured Party for its reasonable and documented out-of-pocket costs and expenses incurred in collecting against such Domestic Grantor under the guarantee contained in the Domestic Guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Domestic Grantor is a party, including the reasonable fees and disbursements of outside counsel to each Secured Party and outside counsel to the Administrative Agent; provided that each Domestic Grantor’s obligation to pay or reimburse for legal fees and expenses pursuant to this Section 7.4(a) shall be limited to the reasonable and documented out-of-pocket legal fees and expenses of a single law firm as counsel for the Administrative Agent and all other Secured Parties, taken together, in each appropriate jurisdiction (which may include a single law firm as special, local or foreign counsel acting in multiple jurisdictions), except that in the case where any such Secured Party determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Secured Party advises such Domestic Grantor of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented out-of-pocket legal fees and expenses of such separate counsel shall also be paid or reimbursed.
(b)    Each Domestic Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits and reasonable and documented out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (other than Excluded Taxes) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c)    Each Domestic Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable and documented out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Administrative Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.
(d)    The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
7.5.    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Domestic Grantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns; provided that, except as otherwise permitted by the Credit Agreement, no Domestic Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.
7.6.    Set-off; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 10.08, and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” therein (whether express or by reference to the Administrative Borrower as a “party” thereto) being a reference to the Domestic Grantors, and the parties hereto agree to such terms.
7.7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
7.8.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.9.    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.10.    Integration. This Agreement and the other Loan Documents represent the agreement of the Domestic Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

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7.11.    Acknowledgments. Each Domestic Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    no Secured Party has any fiduciary relationship with or duty to any Domestic Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Domestic Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Domestic Grantors and the Secured Parties.
7.12.    Additional Domestic Grantors. Each Restricted Subsidiary of the Administrative Borrower that is required to become a party to this Agreement pursuant to the Credit Agreement shall become a Domestic Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of a Joinder Agreement.
7.13.    Releases; Termination of this Agreement.
(a)    At such time as the Loans and the other Obligations (other than (i) contingent indemnification obligations and (ii) Obligations in respect of Secured Cash Management Agreements and Secured Hedge Agreements either (A) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (B) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank that such amounts are then due and payable) shall have been paid in full, the Commitments under the Credit Agreement have been terminated or expired and each Letter of Credit issued under the Credit Agreement shall be Cash Collateralized or no longer outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Domestic Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Domestic Grantors. At the request and sole expense of any Domestic Grantor following any such termination, the Administrative Agent shall deliver to such Domestic Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Domestic Grantor such documents as such Domestic Grantor shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be sold or otherwise disposed of by any Domestic Grantor in a transaction permitted by the Credit Agreement (to a Person that is not a Loan Party), then the Lien on such Collateral shall be deemed automatically released and the Administrative Agent, at the request and sole expense of such Domestic Grantor, shall execute and deliver to such Domestic Grantor all releases, terminations or other documents reasonably necessary for the release or evidence of release of the Liens created hereby on such Collateral (including, without limitation, termination statements and intellectual property filing terminations). At the request and sole expense of the Administrative Borrower, a Domestic Grantor (other than the Administrative Borrower) shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents in such Domestic Grantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement (to a Person that is not a Loan Party); provided that

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the Administrative Borrower shall have delivered to the Administrative Agent, at least three Business Days (or such lesser period permitted in writing by the Administrative Agent) prior to the date of the proposed release, a written request for such release identifying the relevant Domestic Grantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Administrative Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)    Each Domestic Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Domestic Grantor’s rights under Sections 9-509(d)(2) and 9-518 of the New York UCC.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

31

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.
BWX Technologies, inc.

By:    _____________________________
Name:
Title:

[DOMESTIC GRANTORS]

By:    _____________________________
Name:
Title:

BWX Technologies, Inc.            Pledge and Security Agreement
Signature Page

WELLS FARGO BANK, N.A., as Administrative Agent

By:    ___________________________________
Name:
Title:

BWX Technologies, Inc.            Pledge and Security Agreement
Signature Page

Schedules to
Pledge and Security Agreement

EXHIBIT A

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
PATENTS

DATED: ___________

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the U.S. Pledge and Security Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Domestic Grantor (as defined below), the other Domestic Grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Domestic Grantor has granted a continuing security interest in and continuing lien upon the patents and patent applications on Schedule 1 to the Administrative Agent for the benefit of the Secured Parties.

The Domestic Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such patents and patent applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any patent or patent application.

DOMESTIC GRANTOR: [Address] Jurisdiction: _______________	Very truly yours, [DOMESTIC GRANTOR] By: __________________________ Name: _______________________ Title:_________________________
ADMINISTRATIVE AGENT: [Address]	Acknowledged and accepted: WELLS FARGO BANK, N.A., By: __________________________ Name: _______________________ Title:_________________________

SCHEDULE 1

PATENTS
Patent No.	Description of Patent Item	Date of Patent

PATENT APPLICATIONS
Patent Applications No.	Description of Patent Applied for	Date of Patent Applications

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS

DATED: ___________

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the U.S. Pledge and Security Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Domestic Grantor (as defined below), the other Domestic Grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Domestic Grantor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications on Schedule 1 to the Administrative Agent for the benefit of the Secured Parties.

The Domestic Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such trademarks and trademark applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any trademark or trademark application.

DOMESTIC GRANTOR: [Address] Jurisdiction: _______________	Very truly yours, [DOMESTIC GRANTOR] By: __________________________ Name: _______________________ Title:_________________________
ADMINISTRATIVE AGENT: [Address]	Acknowledged and accepted: WELLS FARGO BANK, N.A., By: __________________________ Name: _______________________ Title:_________________________

SCHEDULE 1

TRADEMARKS
Trademark No.	Description of Trademark Item	Date of Trademark

TRADEMARK APPLICATIONS
Trademark Applications No.	Description of Trademark Applied for	Date of Trademark Applications

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
COPYRIGHTS

DATED: ___________

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the U.S. Pledge and Security Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Domestic Grantor (as defined below), the other Domestic Grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Domestic Grantor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications on Schedule 1 to the Administrative Agent for the benefit of the Secured Parties.

The Domestic Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such copyrights and copyright applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any copyright or copyright application.

DOMESTIC GRANTOR: [Address] Jurisdiction: _______________	Very truly yours, [DOMESTIC GRANTOR] By: __________________________ Name: _______________________ Title:_________________________
ADMINISTRATIVE AGENT: [Address]	Acknowledged and accepted: WELLS FARGO BANK, N.A., By: __________________________ Name: _______________________ Title:_________________________

SCHEDULE 1

COPYRIGHTS
Copyright No.	Description of Copyright Item	Date of Copyright

COPYRIGHT APPLICATIONS
Copyright Applications No.	Description of Copyright Applied for	Date of Copyright Applications

EXHIBIT G-2

FORM OF CANADIAN COLLATERAL AGREEMENT

CANADIAN PLEDGE AND SECURITY AGREEMENT
made by
BWXT CANADA LTD.
and certain Subsidiaries of BWX TECHNOLOGIES, INC.
in favour of
WELLS FARGO BANK, N.A., as Administrative Agent,
for the benefit of the Secured Parties
Dated as of May 24, 2018

4.12.	[Reserved].	20
SECTION 5.	REMEDIAL PROVISIONS	20
5.1.	Certain Matters Relating to Receivables.	20
5.2.	Communications with Obligors; Grantors Remain Liable.	21
5.3.	Pledged Securities.	21
5.4.	Proceeds to be Turned Over To Administrative Agent.	22
5.5.	Application of Proceeds.	23
5.6.	PPSA and Other Remedies.	23
5.7.	Private Sales, etc.	24
5.8.	Deficiency.	25
5.9.	BWXT Entities.	25
5.10.	Appointment of Receiver.	25
SECTION 6.	THE ADMINISTRATIVE AGENT	26
6.1.	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	26
6.2.	Duty of Administrative Agent.	27
6.3.	Financing Statements and IP Filings.	28
6.4.	Authority of Administrative Agent.	28
6.5.	Appointment of Co-Administrative Agents.	28
SECTION 7.	MISCELLANEOUS	28
7.1.	Amendments in Writing.	28
7.2.	Notices.	28
7.3.	No Waiver by Course of Conduct; Cumulative Remedies.	29
7.4.	Enforcement Expenses; Indemnification.	29
7.5.	Successors and Assigns.	29
7.6.	Set-off; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.	30
7.7.	Counterparts.	30
7.8.	Severability.	30
7.9.	Section Headings.	30
7.10.	Integration.	30
7.11.	Acknowledgments.	30
7.12.	Additional Grantors.	30
7.13.	Releases; Termination of this Agreement.	30
7.14.	ULC Limitation.	31
7.15.	Amalgamation.	32

Schedule 3.3 - Perfected First Priority Liens
Schedule 3.4 - Name; Jurisdiction of Organization, etc
Schedule 3.5 - Inventory, Equipment, Books and Records
Schedule 3.7(A) - Investment Property
Schedule 3.7(B) - Pledged Notes
Schedule 3.9(A) - Intellectual Property
Exhibit A - Intellectual Property Notices

This CANADIAN PLEDGE AND SECURITY AGREEMENT, dated as of May 24, 2018, made by each of the signatories hereto (together with any other grantor that may become a party hereto as provided herein, the “Grantors”), in favour of WELLS FARGO BANK, N.A., as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties in connection with that certain Credit Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among BWX TECHNOLOGIES, INC., a Delaware corporation, as the Administrative Borrower, BWXT Canada Ltd., an Ontario corporation, as the Canadian Borrower, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuers.
Pursuant to the Credit Agreement, the Lenders have severally agreed to make Credit Extensions to the Borrowers.
This Agreement is required by the terms of the Credit Agreement.
In consideration of the mutual covenants and agreements contained herein and in the other Loan Documents, the parties hereto covenant and agree as follows:
SECTION 1.DEFINED TERMS
1.1.    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and unless otherwise defined herein or in the Credit Agreement, in the PPSA and, in any event, the following terms are used herein as defined in the PPSA: Account, Certificated Security, Chattel Paper, Consumer Goods, Document of Title, Equipment, Financial Asset, Futures Account, Futures Contract, Futures Intermediary, Goods, Instrument, Intangible, Inventory, Money, Motor Vehicle, Securities Account, Securities Intermediary, Security, Security Entitlement and Uncertificated Security.
(b)    The following terms shall have the following meanings:
“Administrative Agent” shall have the meaning assigned to such term in the preamble.
“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 4.10(i).
“Agreement” shall mean this Canadian Pledge and Security Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“As-Extracted Collateral” shall mean oil, gas or other minerals that are subject to a security interest that: (i) is created by a debtor having an interest in the minerals before extraction; and (ii) attaches to the minerals as extracted.
“Canadian Grantor” shall mean a Grantor that is a Canadian Loan Party.
“Canadian Guarantee” shall mean the Canadian Guarantee Agreement made as of May 24, 2018 among the Canadian Borrower and by the Canadian Guarantors in favour of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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“Collateral” shall have the meaning assigned to such term in Section 2.1.
“Collateral Account” shall mean any collateral account established by the Administrative Agent as provided in Sections 5.1 or 5.4.
“Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies) and investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all Money, notes, certificates of deposit, cheques and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received in, receivable or otherwise distributed to the Collateral Account in respect of or in exchange for any or all of the items constituting Collateral.
“Contracts” shall mean all contracts and agreements between any Grantor and any other Person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (a) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all rights of any Grantor to damages arising thereunder and (d) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.
“Copyright Licenses” shall mean any agreement, whether written or oral, naming any Grantor as licensor or licensee (including those listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to publicly perform, display, copy, prepare derivative works or distribute under any Copyright. This term shall exclude implied licenses and any rights obtained or granted under a copyright pursuant to the doctrines of first sale or estoppel.
“Copyrights” shall mean (a) all copyrights arising under the laws of Canada, the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the Canadian Intellectual Property Office, United States Copyright Office, and all Mask Works (as defined in 17 USC § 901), (b) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (c) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (d) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Credit Agreement” shall have the meaning assigned to such term in the preamble.
“Deposit Account” shall mean a demand, savings, passbook, or similar account with a deposit function maintained with a bank or other deposit-taking institution.
“Design License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Design, including any of the foregoing referred to in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a design pursuant to the doctrines of first sale or estoppel.

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“Designs” shall mean (a) all industrial designs and intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired (including those listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Intellectual Property Office or in any similar office or agency in any other country or any political subdivision thereof, (b) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (c) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (d) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Excluded Assets” shall mean:
(a)    any lease, license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder if, and only for so long as, the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the anti-assignment provisions of the Uniform Commercial Code, PPSA of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract or agreement and the rights and interests thereunder that does not result in any of the consequences specified above;
(b)    all Security Entitlements, Securities Accounts, Deposit Accounts, Financial Assets, Futures Contracts and Futures Accounts to which any Grantor has any right, title or interest, in each case of this clause (b) except to the extent a security interest therein may be perfected by filing of a financing statement or PPSA filing or similar filing under applicable Canadian law, and other than (x) any Collateral Account and Collateral Account Funds and (y) proceeds of Collateral (as defined in the Credit Agreement) (it being understood that control agreements shall not be required with respect to any of the foregoing (other than the Collateral Account);
(c)    the Excluded Stock;
(d)    all cars, trucks, trailers and other vehicles covered by a certificate of title under the laws of any province or territory to which any Grantor has any right, title or interest, in each case of this clause (d) except to the extent a security interest therein may be perfected by a filing of a financing statement or similar filing under applicable law, or without any perfection steps; and
(e)    any assets or property subject to a lease or agreement to the extent it is the last day of the terms of such lease or agreement (and such assets or property shall be held in trust on such last day by the applicable Grantor for the Administrative Agent and, on the exercises by the Administrative Agent of any of its remedial rights or remedies under this Agreement, shall be assigned by the applicable Grantor as directed by the Administrative Agent).
“Excluded Stock” shall mean:
(a)    the equity interests of any Subsidiary that is a CFC or Foreign Subsidiary Holdco in excess of 65% of the outstanding voting stock and 100% of the outstanding non-voting stock of any such Subsidiary that is a First-Tier Foreign Subsidiary;
(b)    the Stock and Stock Equivalents of any BWXT Entity;

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(c)    the Stock and Stock Equivalents of any Captive Insurance Subsidiary;
(d)    the Stock and Stock Equivalents of any Joint Venture to the extent that the Constituent Documents of such Joint Venture prohibit such a security interest to be granted to the Administrative Agent;
(e)    the Stock and Stock Equivalents of (i) any Subsidiary that is not a Loan Party or (ii) any Joint Venture, in each case, to the extent that such Subsidiary or Joint Venture has incurred Non-Recourse Indebtedness permitted by the Credit Agreement the terms of which either (A) require security interests in such Stock and Stock Equivalents to be granted to secure such Non-Recourse Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent;
(f)    the Stock and Stock Equivalents of Immaterial Subsidiaries (except to the extent a security interest therein may be perfected by filing of a financing statement or PPSA filing or similar filing under applicable Canadian law); and
(g)    the Stock and Stock Equivalents of Unrestricted Subsidiaries.
“Grantors” shall have the meaning assigned to such term in the preamble.
“Intellectual Property” shall mean the collective reference to all intellectual property rights whether arising under Canadian, United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, the Trade Secret Licenses, the Designs and the Design Licenses.
“Intellectual Property Security Agreement” shall mean a Notice of Grant of Security Interest in substantially the form of Exhibit A or such other form as may be approved by the Administrative Agent and the applicable Grantor.
“Intercompany Note” shall mean any promissory note evidencing Indebtedness permitted to be incurred pursuant to Section 7.01(f) of the Credit Agreement with respect to any outstanding intercompany obligations and advances owed by or to a Loan Party.
“Investment Property” shall mean the collective reference to (a) all “investment property” as such term is defined in the PPSA (other than any Excluded Stock), including all Certificated Securities and Uncertificated Securities and (b) whether or not otherwise constituting “investment property,” all Pledged Notes and all Pledged Equity Interests.
“Joinder Agreement” shall have the meaning assigned to such term in the Canadian Guarantee.
“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 3.9(a).
“Material Intellectual Property” shall have the meaning assigned to such term in Section 3.9(b).
“Owned Intellectual Property” shall have the meaning assigned to such term in Section 3.9(a).
“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to make, use, import, offer for sale, or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended

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or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a patent pursuant to the doctrines of exhaustion or estoppel.
“Patents” shall mean (a) all Canadian and United States patents, patents issued by any other country, union of countries or any political subdivision of any of the foregoing, industrial design registrations and applications, and all reissues and extensions thereof, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (b) all patent applications pending in Canada, the United States or any other country or union of countries or any political subdivision of any of the foregoing and all reissues, reexaminations, divisions, continuations and continuations-in-part thereof, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (c) all rights to, and to obtain, any reissues or extensions of the foregoing and (d) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.
“Pledged Equity Interests” means all Stock and Stock Equivalents now owned or hereafter acquired by a Grantor, including the Stock and Stock Equivalents of the Subsidiaries owned by such Grantor as set forth on Schedule 3.7(a) (as such schedule may be amended or supplemented from time to time), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:
(a)    all Stock and Stock Equivalents representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof;
(b)    in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Stock and Stock Equivalents of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor; and
(c)    all rights, privileges, authority and powers of a Grantor relating to such Stock and Stock Equivalents in each such issuer or under any Constituent Document of each issuer, and the certificates, instruments and agreements representing such Stock and Stock Equivalents and any and all interest of each Grantor in the entries on the books of any financial intermediary pertaining to such Stock and Stock Equivalents; provided that, Pledged Equity Interests shall not include Excluded Stock and any rights related to such Excluded Stock (including those listed in clauses (a) through (c) of this definition).
“Pledged LLC/Partnership Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership, as applicable, such Grantor’s interest in all distributions made or to be made by any such general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such general partnership, limited partnership, limited liability partnership, limited liability company or any other

5

partnership, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such general partnership, limited partnership, limited liability partnership, limited liability company or any other partnership, as applicable, by separate agreement or otherwise.
“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 3.7(b) (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Grantor (other than (a) promissory notes in an aggregate principal amount not to exceed $5,000,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and (b) promissory notes constituting Cash Equivalents that are held by any Grantor).
“Pledged Securities” shall mean the collective reference to the Pledged Notes and the Pledged Equity Interests.
“Pledged ULC Interests” means, with respect to any Grantor, the entire interest, as applicable, of such Grantor in a ULC.
“PPSA” shall mean Personal Property Security Act (Ontario); provided, that if the attachment, perfection or priority of the Administrative Agent or any other Secured Party’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property laws in such other jurisdiction in Canada for the purpose of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
“Proceeds” shall mean all “proceeds” as such term is defined in the PPSA and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions, payments, payment increases, additions, accessions, substitutions or replacements with respect thereto.
“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance. References herein to Receivables shall include any collateral securing such Receivable.
“Secured Obligations” shall mean (a) with respect to a U.S. Grantor the “Obligations” (as defined in the Credit Agreement) and (b) with respect to a Canadian Grantor the “Obligations” (as defined in the Credit Agreement”) other than U.S. Obligations (as defined in the Credit Agreement).
“Securities Laws” applicable federal, provincial, state, territorial or foreign securities laws and regulations, as amended from time to time.
“STA” shall mean the Securities Transfer Act, 2006 (Ontario), or to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time.
“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a trademark pursuant to the doctrines of first sale or estoppel.
“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, domain names, trade styles, service marks, logos, designs and other source

6

or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the Canadian Intellectual Property Office, United States Patent and Trademark Office or in any similar office or agency of Canada, any province or territory thereof, the United States, any state thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (b) the right to, and to obtain, all renewals thereof, (c) the goodwill of the business symbolized by the foregoing and (d) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a trade secret pursuant to the doctrine of estoppel.
“Trade Secrets” shall mean (a) all trade secrets and all other confidential or proprietary information and know how whether or not reduced to a writing or other tangible form, (b) all documents and things embodying, incorporating or describing the foregoing, and (c) the right to sue for past, present and future misappropriations of any of the foregoing and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
“ULC” shall mean any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
“U.S. Grantor” shall mean a Grantor that is Domestic Loan Party.
1.2.    Other Definitional Provisions. Without limiting the general applicability of the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 1.02 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
1.3.    Credit Agreement Governs. If any of the terms or conditions of this Agreement is in conflict with the Credit Agreement, then the terms and conditions of the Credit Agreement shall govern.
1.4.    Domestic Collateral Agreement. Solely with respect to any Collateral governed by the laws of United States or any state thereof or the District of Columbia that is subject to a valid and perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Domestic Collateral Agreement in the event of a conflict between the terms of this Agreement and the Domestic Collateral Agreement, the Domestic Collateral Agreement shall govern.
SECTION 2.    GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
2.1.    Grant of Security Interest. Each Grantor hereby grants and pledges to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest

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in and to without limitation, all present and after acquired personal property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor, by way of amalgamation or otherwise, and at any time and from time to time existing, or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, including the following property:
(a)    all Accounts;
(b)    all As-Extracted Collateral;
(c)    all Chattel Paper;
(d)    all Collateral Accounts, all Collateral Account Funds and all Deposit Accounts;
(e)    [Reserved];
(f)    all Contracts;
(g)    all Documents of Title;
(h)    all Equipment;
(i)    all fixtures;
(j)    [Reserved];
(k)    all Goods;
(l)    all Instruments;
(m)    [Reserved];
(n)    all Intangibles;
(o)    all Intellectual Property;
(p)    all Inventory;
(q)    all Investment Property;
(r)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(s)    to the extent not otherwise included, all Proceeds, goodwill, products, accessions, rents and profits of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

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provided that, notwithstanding any other provision set forth in this Section 2.1, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset, and the term “Collateral” and each of the defined terms incorporated therein shall exclude the Excluded Assets.
2.2.    Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any other Secured Party, (b) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged LLC/Partnership Interests or Pledged ULC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged LLC/Partnership Interests or Pledged ULC Interests and (c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged LLC/Partnership Interests or Pledged ULC Interests.
2.3.    Foreign Action. Notwithstanding anything to the contrary herein, to the extent any Collateral is located in any jurisdiction outside the United States and Canada, or the creation or perfection of a lien in any Collateral requires any action or documentation outside the United States and Canada, no such action or documentation outside the United States and Canada shall be required with respect to such Collateral.
2.4.    Control Agreements. Notwithstanding anything to the contrary herein, no Grantor shall be required to execute or deliver any control agreements with respect to deposit accounts (other than with respect to any Collateral Account), commodities accounts, securities accounts or with respect to any such other items described in clause (b) of the definition of Excluded Assets.
2.5.    Exception to Last Day. The security interest granted hereby shall not extend or apply to, and Collateral shall not include, the last day of the term of any lease or agreement therefore, but upon enforcement of the security interest, each Grantor shall stand possessed of such last day in trust or assign the same to any person acquiring such term.
2.6.    Attachment. Each Grantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral, (iii) it has not agreed to postpone the time for attachment of the Lien granted hereunder, and (iv) it has received a copy of this Agreement.
SECTION 3.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make their respective Credit Extensions, each Grantor hereby represents and warrants to the Secured Parties that:
3.1.    Representations in Credit Agreement.
In the case of each Grantor, the representations and warranties set forth in Article V of the Credit Agreement solely as they relate to such Grantor or to the Loan Documents to which such Grantor is a party,

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each of which is hereby incorporated herein by reference, are true and correct, in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects), except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3.l, be deemed to be a reference to such Grantor’s knowledge.
3.2.    Title; No Other Liens. Such Grantor owns or licenses or otherwise has the right to use each item of the Collateral free and clear of any and all Liens, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, except for Liens expressly permitted by Section 7.02 of the Credit Agreement. No effective financing statement, mortgage or other public notice indicating the existence of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favour of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by Section 7.02 of the Credit Agreement.
3.3.    Perfected First Priority Liens. This Agreement creates a valid security interest in the Collateral in favour of the Administrative Agent for the benefit of the Secured Parties. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3.3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favour of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof, to the extent such security interest in such Collateral can be perfected by (i) the filing of a financing statement under the PPSA of any jurisdiction, and the Uniform Commercial Code, (ii) the filing with the Canadian Intellectual Property Office, United States Patent and Trademark Office or the United States Copyright Office, as applicable of an Intellectual Property Security Agreement, or (iii) the possession of such Collateral, and (b) are prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 7.02 of the Credit Agreement. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable under all Requirements of Law of the United States, any state thereof or the District of Columbia and Canada and of any province, territory or possession thereof, including those specified in Section 4.2 to establish the Administrative Agent’s “control” (within the meaning of the STA) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities (each as defined in the PPSA), other than any such Investment Property issued by a Foreign Subsidiary to the extent establishing “control” over such Investment Property would require actions under the Requirements of Law of a jurisdiction other than Canada or any province, territory or possession thereof).
3.4.    Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation, organization or incorporation), jurisdiction of organization or incorporation, organizational or corporation identification number, if any, and the location of such Grantor’s chief executive office, registered office or sole place of business are specified on Schedule 3.4. Each Grantor is organized or incorporated solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3.4, the jurisdiction of each such Grantor’s organization, incorporation or formation is required to maintain a public record showing the Grantor to have

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been organized, incorporated or formed. Except as specified on Schedule 3.4, as of the Closing Date (or the date of any applicable Joinder Agreement hereto in the case of an Additional Grantor) no such Grantor has changed its name, jurisdiction of organization or incorporation, chief executive office, registered office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.
3.5.    Inventory, Equipment, Books and Records
(a)    On the date hereof, the material Inventory and Equipment (other than (i) mobile goods, (ii) Inventory or Equipment in transit or out for repair, (iii) Inventory or Equipment purchased but not yet delivered, and (iv) Inventory and Equipment located outside the United States or Canada) that is included in the Collateral and the books and records concerning the Collateral are kept at the locations listed on Schedule 3.5.
(b)    Any Inventory now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance in all material respects with the requirements of all applicable laws and regulations.
(c)    No material portion of the Inventory, fixtures or Equipment that is included in the Collateral is in possession of an issuer of a negotiable Document of Title therefor or is otherwise in the possession of any bailee or warehouseman.
3.6.    Types of Collateral. None of the Collateral constitutes, or is the Proceeds of (a) farm products, (b) As-Extracted Collateral, (c) Consumer Goods, (d) standing timber, or (e) as of the Closing Date, aircraft, airframe, aircraft engine, aircraft lease or any other related property.
3.7.    Investment Property.
(a)    Schedule 3.7(a) hereto sets forth under the heading “Pledged Equity Interests” all of the Pledged Equity Interests as of the Closing Date, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 3.7(b) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Grantor as of the Closing Date, and all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and constitute all of the issued and outstanding indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. All Pledged Equity Interests and all Pledged Notes existing on the Closing Date shall be delivered to the Administrative Agent on the Closing Date, subject to Section 6.29 of the Credit Agreement.
(b)    The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Stock and Stock Equivalents owned by such Grantor in each issuer thereof (other than Excluded Stock).
(c)    The Pledged Equity Interests have been duly and validly issued and, except as set forth on Schedule 3.7(a) hereto, are fully paid and nonassessable (to the extent applicable).

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(d)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favour of, or claims of, any other Person, except Liens expressly permitted by Section 7.02 of the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
3.8.    Receivables.
(a)    No amount payable to such Grantor under or in connection with any Receivable in excess of $5,000,000 that is included in the Collateral is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.
(b)    Each Receivable that is included in the Collateral (i) is and will be the legal, valid and binding obligation of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defences, taxes or counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business) and (iv) is and will be in compliance with all applicable laws and regulations, except where the failure to comply with this Section 3.8(b) with respect to each Receivable would not reasonably be expected to have a Material Adverse Effect.
3.9.    Intellectual Property.
(a)    Schedule 3.9(a) lists all Copyrights, Patents, Trademarks and Designs which are registered with the Canadian Intellectual Property Office or the U.S. Patent and Trademark Office or the U.S. Copyright Office or are the subject of an application for registration with any such Governmental Authority, in each case which is owned by such Grantor in its own name on the date hereof (collectively, the “Owned Intellectual Property”). Except as set forth in Schedule 3.9(a), such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all material Owned Intellectual Property and is otherwise entitled to grant to others the right to use (and, where applicable, itself use) all such material Owned Intellectual Property. Such Grantor has a valid and enforceable right to use all material Intellectual Property used by, or licensed to others by, such Grantor which is not Owned Intellectual Property either pursuant to one of the written material Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses and/or Design Licenses listed on Schedule 3.9(a) and subject to the terms thereof (collectively, the “Licensed Intellectual Property”) or otherwise.
(b)    On the date hereof all Owned Intellectual Property and all Licensed Intellectual Property, in each case, which is material to such Grantor’s business (collectively, the “Material Intellectual Property”), is valid, subsisting, unexpired and enforceable and has not been abandoned. The operation of such Grantor’s business as currently conducted or as contemplated to be conducted does not infringe, constitute a misappropriation of, dilute, or otherwise violate the Intellectual Property rights of any other Person where the same would have a Material Adverse Effect.
(c)    No claim has been asserted that the use of the Material Intellectual Property does or may infringe upon or constitute a misappropriation of the rights of any other Person.
(d)    To such Grantor’s knowledge, no decision or judgment has been rendered by any Governmental Authority or arbitrator in Canada or outside Canada which would materially limit or cancel

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the validity or enforceability of, or such Grantor’s rights in, any Material Intellectual Property. Such Grantor is not aware of any uses of any item of Material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized trademark uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.
(e)    No action or proceeding is pending, or, to such Grantor’s knowledge, threatened, on the date hereof (i) seeking to limit, cancel or invalidate any Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any Patent, Trademark, Copyright, Design or misappropriate any Trade Secret or violate any other right of any other Person, or (iii) alleging that any Material Intellectual Property (A) owned by such Grantor or (B) licensed by such Grantor (to such Grantor’s knowledge), is being licensed or sublicensed in violation of any intellectual property or any other right of any other Person, in each case, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. To such Grantor’s knowledge, no Person is engaging in any activity that infringes upon or misappropriates, or is otherwise an unauthorized use of, any Material Intellectual Property owned by Grantor. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not result in the termination of any of the Material Intellectual Property.
(f)    With respect to each Copyright License, Trademark License, Trade Secret License, Patent License and Design License which license constitutes Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect: (i) such license is binding and enforceable against the other party thereto; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein (including, but not limited to, the enforceability of such rights and interests with respect to each such license), nor will the grant of such rights and interests (or the enforceability thereof) constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (v) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
(g)    Except as set forth on Schedule 3.9(g), such Grantor has made all filings and recordations and paid all required fees and taxes to maintain each and every item of registered Material Intellectual Property in full force and effect and to protect and maintain its interest therein.
(h)    To the knowledge of such Grantor, (i) none of the Trade Secrets that constitute Material Intellectual Property of such Grantor have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person without permission of such Grantor; and (ii) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor where the same would reasonably be expected to have a Material Adverse Effect.
(i)    Such Grantor has taken commercially reasonable steps to exercise quality control over any licensee of such Grantor’s Trademarks.

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3.10.    [Reserved]
3.11.    Contracts. No amount payable to such Grantor under or in connection with any Contract which has a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent or constitutes Chattel Paper that is not under the control (within the meaning of the STA) of the Administrative Agent.
3.12.    U.S. Collateral. No Canadian Grantor owns any tangible assets located in or governed by the laws of the United States or any state, territory or possession thereof. If any Canadian Grantor shall at any time acquire any assets located in, or governed by, the laws of the United States or any state, territory or possession thereof, with a value of $5,000,000 individually, or $10,000,000 in the aggregate, the Borrower shall promptly notify the Administrative Agent, and except to the extent constituting Excluded Assets, within 90 days of the acquisition thereof (unless otherwise agreed by the Administrative Agent) cause such Canadian Grantor to deliver to the Administrative Agent a pledge or security agreement governed by the laws of the United States with respect to its assets, together with such other documents and instruments as may be reasonably requested by the Administrative Agent.
SECTION 4.    COVENANTS
Each Grantor covenants and agrees with the Secured Parties that, as of the date hereof and until the termination of this Agreement in accordance with its terms:
4.1.    Covenants in Credit Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is within its control and is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.
4.2.    Delivery and Control of Instruments, Chattel Paper, Documents of Title and Investment Property.
(a)    If any of the Collateral having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is or shall become evidenced or represented by any Instrument, Certificated Security, Document of Title or Chattel Paper, such Instrument (other than cheques received in the ordinary course of business), Certificated Security, Documents of Title or Chattel Paper shall be promptly (and, in any event, within 30 days of the acquisition thereof (or such later date as the Administrative Agent may agree)) delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date and represented in such form shall be delivered on the Closing Date.
(b)    [Reserved]
(c)    If any Collateral having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is or shall become an Uncertificated Security, such Grantor shall promptly (and, in any event, within 30 days (or such later date as the Administrative Agent may agree)) cause the issuer thereof, if such issuer is a Subsidiary of the Borrower, either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor and such actions shall be taken on or prior to the Closing Date with respect to any such Uncertificated Securities owned as of the Closing Date by any Grantor and the Grantor shall take or cause to be taken all

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such other actions as may be necessary for the Administrative Agent to have “control” (within the meaning of the STA).
4.3.    Maintenance of Insurance.
(a)    Such Grantor will maintain insurance in accordance with Section 6.16 of the Credit Agreement, and furnish to the Administrative Agent, upon written request, a copy of such insurance policies.
(b)    Such Grantor will deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated as of a recent date showing the amount and types of insurance coverage as of such date, (ii) upon reasonable request of the Administrative Agent from time to time, reasonably detailed information as to any material insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor. To the extent applicable, the Administrative Agent shall be named as additional insured on all such liability insurance policies of such Grantor and the Administrative Agent shall be named as loss payee (and, where applicable, mortgagee) on all property and casualty insurance policies of such Grantor.
4.4.    Payment of Obligations. Such Grantor shall pay and discharge (or cause to be paid and discharged) or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment or charge need be paid if (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor or (b) the failure to so pay and discharge would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.5.    Maintenance of Perfected Security Interest; Further Documentation.
(a)    Except as otherwise expressly permitted by the Credit Agreement, such Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest under all Requirements of Law of Canada and of any province, territory or possession thereof and the United States and of any state, territory or possession thereof, having at least the priority described in Section 3.3 and shall defend such security interest against any claims and demands of any Persons (other than the Secured Parties), subject to the provisions of Section 7.13.
(b)    Such Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.
(c)    At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request to be taken in the United States and Canada for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing statements or financing change statements or continuations under the PPSA or the Uniform Commercial Code (or other similar laws) in effect in Canada or any province, territory or possession thereof and the United States or any state, territory, or possession thereof, with respect to the

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security interests created hereby and in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the STA) with respect thereto.
4.6.     Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor shall not, except upon at least 10 days’ prior written notice (or such shorter period consented to by the Administrative Agent in writing), in each case, to the Administrative Agent and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements, financing change statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:
(a)    change its legal name, incorporation number, jurisdiction of organization, incorporation or formation or the location of its chief executive office, registered office or sole place of business from that referred to in Section 3.4;
(b)    change its legal name, incorporation number, identity or structure to such an extent that any financing statement or financing change statement filed by the Administrative Agent in connection with this Agreement would become misleading; or
(c)    permit any Inventory or Equipment to be kept at a location in a province, territory or state other than those provinces, territories or states listed on Schedule 3.5, except for Inventory in transit.
4.7.    Notices. Such Grantor shall advise the Administrative Agent promptly, in reasonable detail, of:
(a)    any Lien (other than any Lien expressly permitted by Section 7.02 of the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder;
(b)    the occurrence of any other event of which such Grantor becomes aware that would reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby; and
(c)    the acquisition or ownership by any Grantor of any aircraft, airframe, aircraft engine, aircraft lease or any other related property with a value in excess of $5,000,000 individually or in the aggregate.
4.8.    Investment Property.
(a)    If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of Stock and Stock Equivalents in any issuer thereof, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and promptly deliver the same to the Administrative Agent in the exact form received (other than Excluded Stock), duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature

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guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any issuer thereof shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations if an Event of Default then exists, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer thereof or pursuant to the reorganization thereof, the property so distributed shall, (x) if an Event of Default then exists or (y) if otherwise required to be delivered to the Administrative Agent pursuant to the terms of this Agreement, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations and/or applied in accordance with Section 8.03 of the Credit Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor in violation of the immediately preceding sentence, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, and forthwith deliver such money or property to the Administrative Agent to be held as additional collateral security for the Secured Obligations or applied in accordance with Section 8.03 of the Credit Agreement.
(b)    Such Grantor shall not (i) vote to enable, or take any other action to permit, any Restricted Subsidiary of the Borrower that is an issuer of Pledged Equity Interests to issue any stock, partnership interests, limited liability company interests, unlimited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests, unlimited liability company interests or other equity securities of any nature of any such issuer (except, in each case, pursuant to a transaction permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, in connection with a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favour of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by any Loan Document or any Lien permitted thereon pursuant to Section 7.02 of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, in connection with a transaction that is permitted under the Credit Agreement) or (v) cause or permit any Restricted Subsidiary of the Borrower that is an issuer of any Pledged LLC/Partnership Interests or Pledged ULC Interests which are not Securities (for purposes of the STA) on the date hereof to elect or otherwise take any action to cause such Pledged LLC/Partnership Interests or Pledged ULC Interests to be treated as Securities for purposes of the STA; unless such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” (within the meaning of the STA) thereof.
(c)    In the case of each Grantor which is an issuer of Pledged Securities, such issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security

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interest hereunder in favour of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the issuer of the related Pledged Security.
4.9.    Receivables. Other than in the ordinary course of business, such Grantor shall not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
4.10.    Intellectual Property.
(a)    Such Grantor (either itself or through licensees) shall, in the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, (i) continue to use each owned Trademark material to its business, (ii) maintain commercially reasonable quality of products and services offered under such Trademarks and take all necessary steps to ensure that all licensed users of such Trademarks comply with such Grantor’s quality control requirements and maintain reasonable quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademarks unless the Administrative Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and an Intellectual Property Security Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
(b)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not do any act, or knowingly omit to do any act, whereby any Patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.
(c)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not (and shall not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of Copyrights owned by such Grantor and material to its business may become invalidated or otherwise impaired. Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not do any act whereby any material portion of such Copyrights may fall into the public domain.
(d)     Such Grantor shall notify the Administrative Agent promptly if it knows or suspects that any application or registration relating to any Material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including the institution of, or any such determination in, any proceeding in the Canadian Intellectual Property Office, the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any such Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
(e)    After such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of such Grantor with the Canadian Intellectual Property Office, the United States Patent and Trademark Office, the United States Copyright Office, such Grantor shall report such filing or receipt of a

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registration to the Administrative Agent prior to or concurrently with the delivery of the Compliance Certificate required by Section 6.01(c) of the Credit Agreement for the earlier to occur of either the Fiscal Quarter ending June 30 or the Fiscal Year ending (or such longer period of time permitted by the Administrative Agent in its sole discretion), in each case, immediately following the date of such filing or receipt of registration, and such Grantor shall promptly execute and deliver to the Administrative Agent, and, if requested by the Administrative Agent, and have recorded in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark, Design or other Intellectual Property of such Grantor.
(f)    Such Grantor, subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall take reasonable and necessary steps, including in any proceeding before the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property material to its business, including the payment of required fees and taxes, the filing of responses to office actions issued by the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
(g)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any of its registered Owned Intellectual Property, or abandon any application or any right to file an application for any patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.
(h)    In the event that any Intellectual Property material to its business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
(i)    Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 2.1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall provide written notice thereof prior to or concurrently with the delivery of the Compliance Certificate required by Section 6.01(c) of the Credit Agreement for the earlier to occur of either the Fiscal Quarter ending June 30 or the Fiscal Year ending (or such longer period of time permitted by the Administrative Agent in its sole discretion), in each case, following the date on which such ownership is obtained, and (iv) promptly after the Administrative Agent’s request, it shall provide the Administrative

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Agent with an amended Schedule 3.9(a) and take the actions specified in clauses (j) and (k) of this Section 4.10.
(j)    Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the Canadian Intellectual Property Office, the United States Patent and Trademark Office and the United States Copyright Office.
(k)    Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the Canadian Intellectual Property Office, the United States Patent and Trademark Office and the United States Copyright Office.
(l)    Such Grantor shall take commercially reasonable steps to protect the secrecy of all trade secrets or confidential information material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.
4.11.    Contracts.
(a)    Such Grantor shall perform and comply in all material respects with all its obligations under the Contracts, except where the failure to so perform and comply would not reasonably be expected to have a Material Adverse Effect.
(b)    Such Grantor shall not amend, modify, terminate, waive or fail to enforce any provision of any Contract in any manner which would reasonably be expected to have a Material Adverse Effect.
(c)    Such Grantor shall exercise promptly and diligently each and every material right which it may have under each contract (other than any right of termination), except where the failure to so exercise would not reasonably be expected to have a Material Adverse Effect.
(d)    Such Grantor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license or contract, a provision that would limit the creation, perfection or scope of, or exercise or enforcement of remedies in connection with, a Lien on such permit, lease, license or contract in favour of the Administrative Agent for the benefit of the Secured Parties unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
4.12.    [Reserved].
SECTION 5.    REMEDIAL PROVISIONS
5.1.    Certain Matters Relating to Receivables.
(a)    The Administrative Agent shall have the right (but shall in no way be obligated), at its own expense if an Event of Default does not then exist, to make test verifications of the Receivables that are included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.

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(b)    Subject to the rights of the Administrative Agent under Section 5.2(b), each Grantor hereby agrees to use its commercially reasonable efforts to continue to collect all amounts due or to become due to such Grantor under the Receivables and diligently exercise each material right it may have under any Receivable in each case, at its own expense. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)    At the Administrative Agent’s request but subject to the confidentiality provisions set forth in the Credit Agreement, during the continuance of an Event of Default each Grantor shall make available to the Administrative Agent original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including original orders, invoices and shipping receipts.
5.2.    Communications with Obligors; Grantors Remain Liable.
(a)    The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.
(b)    The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default notify, or require any Grantor to so notify, the account debtor or counterparty on any Receivable or Contract of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the account debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Administrative Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
5.3.    Pledged Securities.

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(a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Credit Agreement, and to exercise all voting, corporate and other ownership (or other similar) rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership (or other similar) right exercised or other action taken which would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
(b)    If an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 5.3(b): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights and to receive cash dividends paid in respect of the Pledged Equity Interests and payments made in respect of the Pledged Notes, which it would otherwise be entitled to exercise or receive pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights; (ii) the Administrative Agent shall have the right, without notice to any Grantor (where permitted by applicable law), to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent; and (iii) the Administrative Agent shall have the right, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.
(c)    Each Grantor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each such issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Administrative Agent.
5.4.    Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, cheques and other near-cash items shall, if requested in writing by the Administrative Agent, be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security

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for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.
5.5.    Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Proceeds of Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in the Canadian Guarantee, in payment of the Secured Obligations in accordance with the Credit Agreement.
5.6.    PPSA and Other Remedies.
(a)    If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the PPSA (whether or not the PPSA applies to the affected Collateral), any bankruptcy or insolvency law or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defences, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. To the extent permitted by applicable law, each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at

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the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by applicable law, and so long as an Event of Default is continuing, the Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
(b)    The Administrative Agent shall apply the proceeds of any action taken by it pursuant to this Section 5.6, in accordance with Section 8.03 of the Credit Agreement. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by any Secured Party of any rights hereunder.
(c)    In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall, to the extent commercially reasonable and feasible under the circumstances, supply the Administrative Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
(d)    For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 5 hereof, each Grantor hereby grants to the Administrative Agent, to the extent assignable, a non-exclusive license (exercisable only during the continuance of an Event of Default) to use, assign, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items constituting Collateral may be recorded or stored.
5.7.    Private Sales, etc.
(a)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in Securities Laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register such securities for public sale under Securities Laws even if such issuer would agree to do so.
(b)    Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 5.7 valid and binding and in compliance with any and all other

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applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defences against an action for specific performance of such covenants except for a defence that no Event of Default has occurred and is continuing under the Credit Agreement or a defence of payment.
5.8.    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable fees and disbursements of any outside legal counsel employed by any Secured Party to collect such deficiency.
5.9.    BWXT Entities. Notwithstanding anything contained herein to the contrary, the Administrative Agent will not take any action with respect to any pledge of Stock or Stock Equivalents of any Person that directly or indirectly owns Stock or Stock Equivalents in any BWXT Entity if such action would constitute or result in the change of ownership of any Person that directly or indirectly owns Stock in a BWXT Entity if such change of ownership would require under then-existing law or any material contract, the prior approval of the U.S. Navy, the U.S. Department of Energy or any other Governmental Authority, without first obtaining such approval. Each Grantor covenants that, after the occurrence and during the continuance of an Event of Default, it will take all actions as may be requested by the Administrative Agent to obtain such approval.
5.10.    Appointment of Receiver. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of the Administrative Agent or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of the Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of the applicable Grantor and not the Administrative Agent or any of the Lenders, and neither the Administrative Agent nor any Lender shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it and the provisions of applicable law, any such Receiver shall have power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of the applicable Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the applicable Grantor, enter upon, use and occupy all premises owned or occupied by the applicable Grantor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on the applicable Grantor’s business or as security for loans or advances to enable the Receiver to carry on the applicable Grantor’s business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Administrative Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Administrative Agent. Every such Receiver may, in the discretion of the Administrative Agent, be vested with all or any of the rights and powers of the Administrative Agent.
(a)    The Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of this Section 5.10.

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SECTION 6.    THE ADMINISTRATIVE AGENT
6.1.    Administrative Agent’s Appointment as Attorney-in-Fact, etc.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened in writing against the Collateral (other than Liens permitted by Section 7.02 of the Credit Agreement), effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent, Trademark or Design (along with the goodwill of the business to which any such Copyright, Patent, Trademark or Design pertains), throughout the world for such term or terms, on

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such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.
(c)    The reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on written demand (which demand shall set forth all invoiced amounts due).
(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
6.2.    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, legal counsel and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, legal counsel and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct in breach of a duty owed to such Grantor.

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6.3.    Financing Statements and IP Filings. Each Grantor authorizes the Administrative Agent to file or record financing statements or financing change statements and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor agrees that such financing statements and financing change statements may describe the collateral in the same manner as described in this Agreement or as “all present and after-acquired assets of the debtor” or words of similar effect, regardless of whether or not the Collateral includes all assets or all personal property of such Grantor, or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable that is of an equal or lesser scope or with greater detail. A photographic or other reproduction of this Agreement shall, where permitted by applicable law, be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office) and the Canadian Intellectual Property Office including this Agreement, a Notice of Grant or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in the Collateral granted by such Grantor hereunder, without the signature of such Grantor and naming such Grantor, as debtor, and the Administrative Agent, as secured party.
6.4.    Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
6.5.    Appointment of Co-Administrative Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Administrative Agent may appoint another bank or trust company or one of more other Persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).
SECTION 7.    MISCELLANEOUS
7.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor (provided, that, any provision imposing obligations of a Grantor may be waived by the Administrative Agent without the consent of the Grantors) and the Administrative Agent, subject to any consents required under Section 10.01 of the Credit Agreement.
7.2.    Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 10.02 of the Credit Agreement; provided that notices and communications to any Grantor other than the Borrower shall be directed to such Grantor, at the address of the Borrower.

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7.3.    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4.    Enforcement Expenses; Indemnification.
(a)    Each Grantor agrees to pay or reimburse each Secured Party for its reasonable and documented out-of-pocket costs and expenses incurred in collecting against such Grantor under the guarantee contained in the Canadian Guarantee or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable fees and disbursements of outside counsel to each Secured Party and outside counsel to the Administrative Agent; provided that each Grantor’s obligation to pay or reimburse for legal fees and expenses pursuant to this subsection (a) shall be limited to the reasonable and documented out-of-pocket legal fees and expenses of a single law firm as counsel for the Administrative Agent and all other Secured Parties, taken together, in each appropriate jurisdiction (which may include a single law firm as special, local or foreign counsel acting in multiple jurisdictions), except that in the case where any such Secured Party determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Secured Party advises such Grantor of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented out-of-pocket legal fees and expenses of such separate counsel shall also be paid or reimbursed.
(b)    Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (other than Excluded Taxes) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.
(d)    The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents
7.5.    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns; provided that, except as otherwise permitted by the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.

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7.6.    Set-off; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 10.08 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Canadian Borrower” therein (whether express or by reference to the Canadian Borrower as a “party” thereto) being a reference to the Grantors, and the parties hereto agree to such terms.
7.7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
7.8.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.9.    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.10.    Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
7.11.    Acknowledgments. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
7.12.    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement.
7.13.    Releases; Termination of this Agreement.

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(a)    At such time as the Loans and the other Obligations (other than (i) contingent indemnification obligations and (ii) Obligations in respect of Secured Cash Management Agreements and Secured Hedge Agreements either (A) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (B) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank that such amounts are then due and payable) shall have been paid in full, the Commitments under the Credit Agreement have been terminated or expired and each Letter of Credit issued under the Credit Agreement shall be Cash Collateralized or no longer outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement (to a Person that is not a Loan Party), then the Lien on such Collateral shall be deemed automatically released and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases, terminations or other documents reasonably necessary for the release, or evidence of release of the Liens created hereby on such Collateral (including, without limitation, termination statements and intellectual property filing terminations). At the request and sole expense of the Borrower, a Grantor (other than the Borrower) shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents in such Grantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement (to a Person that is not a Loan Party); provided that the Borrower shall have delivered to the Administrative Agent, at least three Business Days (or such lesser period permitted in writing by the Administrative Agent) prior to the date of the proposed release, a written request for such release identifying the relevant Grantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)    Each Grantor acknowledges that it is not authorized to file any financing statement or financing change statement or discharge with respect to any financing statement or financing change statement originally filed in connection herewith without the prior written consent of the Administrative Agent.
7.14.    ULC Limitation. Notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other document or agreement among all or some of the parties hereto, each Grantor is as of the date of this Agreement the sole registered and beneficial owner of all Pledged ULC Interests more particularly described in Schedule 3.7(a) hereto and will remain so until such time as such Pledged ULC Interests are fully and effectively transferred into the name of the Administrative Agent or any other person on the books and records of such ULC. Nothing in this Agreement, the Credit Agreement or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute the Administrative Agent or any person other than a Grantor to be a member or shareholder of any ULC until such time as written notice is given to the applicable Grantor and all further steps are taken so as to register the Administrative Agent or other person as holder of the Pledged ULC Interests . The granting of the pledge and security interest pursuant to Section 2 does not make the Administrative Agent a

31

successor to any Grantor as a member or shareholder of any ULC, and neither the Administrative Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when the Administrative Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Each Grantor shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Interests and to control the direction, management and policies of the ULC issuing such Pledged ULC Interests to the same extent as such Grantor would if such Pledged ULC Interests were not pledged to the Administrative Agent or to any other person pursuant hereto. To the extent any provision hereof would have the effect of constituting the Administrative Agent to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Interests without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Interests. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Administrative Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Administrative Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Administrative Agent or other persons of rights to sell or otherwise dispose of Pledged ULC Interests or other remedies following the occurrence and during the continuance of an Event of Default, each Grantor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Interests to cause or permit, the Administrative Agent to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Administrative Agent or other person holding a security interest in the Pledged ULC Interests; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.
7.15.    Amalgamation. Each Grantor acknowledges and agrees that, in the event it amalgamates with any other corporation or corporations, it is the intention of the parties hereto that the term “Grantor”, when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the security interest granted hereby:
(a)    shall extend to Collateral owned by each of the amalgamating corporations and the amalgamated corporation at the time of amalgamation and to any Collateral thereafter owned or acquired by the amalgamated corporation, and
(b)    shall secure all Obligations of each of the amalgamating corporations and the amalgamated corporation to the Administrative Agent and Secured Parties at the time of amalgamation and all Obligations of the amalgamated corporation to the Administrative Agent and Secured Parties thereafter arising. The security interest shall attach to all Collateral owned by each corporation amalgamating with any Grantor, and by the amalgamated company, at the time of the amalgamation, and shall attach to all Collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused this Canadian Pledge and Security Agreement to be duly executed and delivered as of the date first above written.
[GRANTOR]

By:
Name: _________________________________
Title: __________________________________

Canadian Pledge and Security Agreement
Signature Page

WELLS FARGO BANK, N.A., as Administrative Agent

By: _____________________________
Name: ___________________________
Title: ____________________________

Canadian Pledge and Security Agreement
Signature Page

EXHIBIT A

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
PATENTS

DATED: ___________

Commissioner of Patents
Canadian Intellectual Property Office

Ladies and Gentlemen:

Please be advised that pursuant to the Canadian Pledge and Security Agreement dated as of May 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Grantor (as defined below), the other grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the patents and patent applications on Schedule 1 to the Administrative Agent for the benefit of the Secured Parties.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such patents and patent applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any patent or patent application.

GRANTOR: [Address] Jurisdiction: _______________	Very truly yours, [GRANTOR] By: ___________________________ Name: _________________________ Title: __________________________
ADMINISTRATIVE AGENT: [Address]	Acknowledged and accepted: WELLS FARGO BANK, N.A., By: ___________________________ Name: _________________________ Title: __________________________

SCHEDULE 1

PATENTS
Patent No.	Description of Patent Item	Date of Patent

PATENT APPLICATIONS
Patent Applications No.	Description of Patent Applied for	Date of Patent Applications

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS

DATED: ___________

Registrar of Trademarks
Canadian Intellectual Property Office

Ladies and Gentlemen:

Please be advised that pursuant to the Canadian Pledge and Security Agreement dated as of May 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Grantor (as defined below), the other grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications on Schedule 1 to the Administrative Agent for the benefit of the Secured Parties.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such trademarks and trademark applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any trademark or trademark application.

GRANTOR: [Address] Jurisdiction: _______________	Very truly yours, [GRANTOR] By: ___________________________ Name: _________________________ Title: __________________________
ADMINISTRATIVE AGENT: [Address]	Acknowledged and accepted: WELLS FARGO BANK, N.A., By: ___________________________ Name: _________________________ Title: __________________________

SCHEDULE 1

TRADEMARKS
Trademark No.	Description of Trademark Item	Date of Trademark

TRADEMARK APPLICATIONS
Trademark Applications No.	Description of Trademark Applied for	Date of Trademark Applications

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
COPYRIGHTS

DATED: ___________

The Commissioner of Patents
Copyrights Office
Canadian Intellectual Property Office

Ladies and Gentlemen:

Please be advised that pursuant to the Canadian Pledge and Security Agreement dated as of May 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Grantor (as defined below), the other grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications on Schedule 1 to the Administrative Agent for the benefit of the Secured Parties.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such copyrights and copyright applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any copyright or copyright application.

GRANTOR: [Address] Jurisdiction: _______________	Very truly yours, [GRANTOR] By: ___________________________ Name: _________________________ Title: __________________________
ADMINISTRATIVE AGENT: [Address]	Acknowledged and accepted: WELLS FARGO BANK, N.A., By: ___________________________ Name: _________________________ Title: __________________________

SCHEDULE 1

COPYRIGHTS
Copyright No.	Description of Copyright Item	Date of Copyright

COPYRIGHT APPLICATIONS
Copyright Applications No.	Description of Copyright Applied for	Date of Copyright Applications

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
DESIGNS

DATED: ___________

Commissioner of Patents
Industrial Design Section
Canadian Intellectual Property Office

Ladies and Gentlemen:

Please be advised that pursuant to the Canadian Pledge and Security Agreement dated as of May 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Grantor (as defined below), the other grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the designs and design applications on Schedule 1 to the Administrative Agent for the benefit of the Secured Parties.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such designs and design applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any design or design application.

GRANTOR: [Address] Jurisdiction: _______________	Very truly yours, [GRANTOR] By: ___________________________ Name: _________________________ Title: __________________________
ADMINISTRATIVE AGENT: [Address]	Acknowledged and accepted: WELLS FARGO BANK, N.A., By: ___________________________ Name: _________________________ Title: __________________________

SCHEDULE 1

DESIGNS
Design No.	Description of Design Item	Date of Design

DESIGN APPLICATIONS
Design Applications No.	Description of Design Applied for	Date of Design Applications

EXHIBIT H-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 24, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower (the “Administrative Borrower”), BWXT Canada Ltd., an Ontario corporation, as the Canadian borrower (the “Canadian Borrower” and together with the Administrative Borrower, the “Borrower”), the Lenders, and WELLS FARGO BANK, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with the Credit Agreement are effectively connected with undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT H-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 24, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower (the “Administrative Borrower”), BWXT Canada Ltd., an Ontario corporation, as the Canadian borrower (the “Canadian Borrower” and together with the Administrative Borrower, the “Borrower”), the Lenders, and WELLS FARGO BANK, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with the Credit Agreement are effectively connected with undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT H-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 24, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower (the “Administrative Borrower”), BWXT Canada Ltd., an Ontario corporation, as the Canadian borrower (the “Canadian Borrower” and together with the Administrative Borrower, the “Borrower”), the Lenders, and WELLS FARGO BANK, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (the “applicable partners/members”) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with the Credit Agreement are effectively connected with undersigned or any of its applicable partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its applicable partners/members: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT H-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 24, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BWX TECHNOLOGIES, INC., a Delaware corporation, as the administrative borrower (the “Administrative Borrower”), BWXT Canada Ltd., an Ontario corporation, as the Canadian borrower (the “Canadian Borrower” and together with the Administrative Borrower, the “Borrower”), the Lenders, and WELLS FARGO BANK, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (the “applicable partners/members”) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its applicable partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with the Credit Agreement are effectively connected with undersigned or any of its applicable partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its applicable partners/members: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]